Exhibit 10.1
Execution Version

Published CUSIP Number: 60819EAC8
Revolving Credit CUSIP Number: 60819EAD6
CREDIT AGREEMENT
Dated as of July 8, 2011
among
MOHAWK INDUSTRIES, INC.
and
CERTAIN OF ITS SUBSIDIARIES,
as Borrowers,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and a
L/C Issuer,
JPMORGAN CHASE BANK, N.A.,
SUNTRUST BANK,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as
Syndication Agents
BARCLAYS BANK PLC,
ING BELGIUM SA/NV,
MIZUHO CORPORATE BANK, LTD.,
REGIONS BANK,
and
U.S. BANK NATIONAL ASSOCIATION
as
Documentation Agents
and
The Other Lenders Party Hereto
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
J.P. MORGAN SECURITIES LLC,
SUNTRUST ROBINSON HUMPHREY, INC.,
and
WELLS FARGO SECURITIES, LLC,
as
Joint Lead Arrangers and Joint Book Managers

i

TABLE OF CONTENTS (continued)

TABLE OF CONTENTS (continued)

SCHEDULES

1.01(a)	Applicable Designee
1.01(b)	Foreign Borrower Sublimits
1.01(c)	Mandatory Cost Formulae
1.01(d)	Existing Letters of Credit
1.01(e)	L/C Issuer Sublimits
2.01	Commitments and Applicable Percentages
5.11(d)	Pension Plans
5.12	Subsidiaries; Other Equity Investments
5.16	Identification Numbers for Designated Borrowers that are Foreign Subsidiaries
6.18	Post-Closing Matters
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.08(e)	Transactions with Affiliates
7.09	Burdensome Agreements
11.02	Administrative Agent's Office; Certain Addresses for Notices
EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F-1	Domestic Guaranty
F-2	Foreign Guaranty
G-1	Security Agreement
G-2	Pledge Agreement
H-1	Designated Borrower Request and Assumption Agreement
H-2	Designated Borrower Notice

CREDIT AGREEMENT
     This CREDIT AGREEMENT (“Agreement”) is entered into as of July 8, 2011 among MOHAWK INDUSTRIES, INC., a Delaware corporation (the “Company”), MOHAWK UNILIN INTERNATIONAL B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat (statutaire zetel) in Oisterwijk, the Netherlands and its office at Beneluxstraat 1 (5061 KD) Oisterwijk, the Netherlands, and registered with the Trade Register of the Chambers of Commerce under number 17229715 (“Mohawk BV”), MOHAWK FOREIGN HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée (“Mohawk Foreign”), MOHAWK INTERNATIONAL HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée (“Mohawk International”), UNILIN B.V.B.A., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of Belgium (“Unilin”), certain other Wholly Owned Foreign Subsidiaries of the Company that are Restricted Subsidiaries that become party hereto pursuant to Section 2.14 (each a “Designated Borrower” and, collectively, with Mohawk BV, Mohawk Foreign, Mohawk International and Unilin, the “Foreign Borrowers” and together with the Company, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
     The Company has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “2002 Indenture” means that certain indenture dated as of April 2, 2002 by and between the Company, as issuer, and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.
     “2006 Indenture” means that certain indenture dated as of January 9, 2006 (as supplemented by that first supplemental indenture dated as of January 17, 2006) by and between the Company, as issuer, and U.S. Bank National Association (as successor to SunTrust Bank), as trustee.
     “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in substantially the form provided by the Administrative Agent or any other form approved by the Administrative Agent.

     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Aggregate Commitments” means the Commitments of all the Lenders. As of the Closing Date, the Aggregate Commitments shall equal $900,000,000.
     “Agreement” means this Credit Agreement.
     “Alternative Currency” means each of Australian Dollars, Canadian Dollars, Euro, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.06.
     “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
     “Applicable Cash Balance” means, as of any date of determination, an amount equal to the lesser of:
     (a) $250 million, and
     (b) the sum (without duplication) of:
     (i) 100% of the unrestricted cash and Cash Equivalents of the Company and its Domestic Subsidiaries held in the United States as of such date of determination;
     plus
     (ii) an amount, as of such date of determination, equal to the lesser of:
     (A) 100% of the aggregate amount of unrestricted cash and Cash Equivalents of Foreign Subsidiaries that are Restricted Subsidiaries; and
     (B) the aggregate principal amount of the outstanding Loans made to any of the Foreign Borrowers;
     plus
     (iii) an amount, as of such date of determination, equal to 65% of (A) the amount unrestricted cash and Cash Equivalents of the Foreign Subsidiaries that are Restricted Subsidiaries less (B) the amount yielded by clause (ii) above;
     provided that if the Company certifies to the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent, as of the applicable date of determination (it being understood that such certification shall be renewed on each successive date of determination), that the Company is able to cause its Foreign Subsidiaries that are Restricted Subsidiaries to dividend or distribute 100% of their unrestricted cash to the Company without any tax liability with respect to such distributions or any other restrictions on such distributions, then the percentage specified in clause (iii) above shall be changed from “65%” to “100%”.

     “Applicable Designee” means any Affiliate of a Lender (including the Swing Line Lender) designated thereby from time to time by written notice to and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) to lend all or any portion of such Lenders’ Applicable Percentage of Borrowings under this Agreement; provided that no such designation shall relieve such Lender from its obligations to provide any portion of a Borrowing required to be provided by such Lender hereunder. Schedule 1.01(a) sets forth the Applicable Designee of each Lender as of the Closing Date.
     “Applicable Facilities” means the collective reference to the revolving credit facility established pursuant to Section 2.01, each Incremental Term Loan and each separate loan facility established as Permitted Pari Passu Indebtedness.
     “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.18. If the Commitment of each Lender and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):
Applicable Rate

			Eurocurrency Rate
Pricing	Consolidated Net		Loans/Letter of	Base
Level	Leverage Ratio	Commitment Fee	Credit Fees	Rate Loans
1	<1.75:1	0.25%	1.25%	0.25%
2	≥1.75:1 but <2.50:1	0.30%	1.50%	0.50%
3	≥2.50:1 but <3.25:1	0.35%	1.75%	0.75%
4	≥3.25:1	0.40%	2.00%	1.00%
     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ending September 30, 2011, shall be determined based upon Pricing Level 2.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

     “Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
     “Applicant Borrower” has the meaning specified in Section 2.14.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, each in their capacity as a joint lead arranger and joint book manager.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
     “Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
     “Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
     “Australian Dollars” means the lawful money of Australia.
     “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Lender and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.
     “Available Increase Amount” means an amount equal to (a) $600,000,000 minus (b) the aggregate principal amount of all Permitted Pari Passu Indebtedness incurred since the Closing Date that is in excess of $250,000,000 in the aggregate.
     “Available Liquidity” means, as of any date of determination, the maximum Dollar amount permitted to be drawn under the Commitments on such date plus the aggregate Dollar amount of unrestricted cash and Cash Equivalents on the balance sheet of the Company and its Restricted Subsidiaries as of such date of determination (it being understood and agreed that if such date of determination is the date upon which a Foreign Subsidiary is designated (or redesignated) as an

Unrestricted Subsidiary, the aggregate Dollar amount of unrestricted cash and Cash Equivalents of the Subsidiary being so designated and its Subsidiaries shall not be included for purposes of determining the Available Liquidity).
     “Bank of America” means Bank of America, N.A. and its successors.
     “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% , (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars and shall be made to the Company and not to any other Borrower.
     “Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
     “Borrower Materials” has the meaning specified in Section 6.02.
     “Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
     (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;
     (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
     (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
     (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
     “CAM Exchange” means the exchange of the CAM Exchange Parties’ interests provided for in Section 10.01.
     “CAM Exchange Date” means the date on which (a) there shall occur any event described in Section 8.01(f) or (g) with respect to any Loan Party or (b) an acceleration of the maturity of the Loans pursuant to Section 8.02 shall occur or (c) an acceleration of any Permitted Pari Passu Indebtedness pursuant to the terms thereof shall occur.
     “CAM Exchange Party” means, as of the CAM Exchange Date, any Person that is a Lender or a lender under, or other holder of, any outstanding Permitted Pari Passu Indebtedness and/or Incremental Term Loans, as applicable.
     “CAM Percentage” means, as to each CAM Exchange Party a fraction, expressed as a decimal to 10 decimal places, of which (a) the numerator shall be the aggregate Designated Obligations owed to such CAM Exchange Party, and (b) the denominator shall be the aggregate Designated Obligations owed to all the CAM Exchange Parties. For purposes of computing any CAM Percentage, all Designated Obligations which shall be denominated in an Alternative Currency shall, for purposes of this calculation, be deemed converted into Dollars at the Spot Rate in effect on the CAM Exchange Date.
     “Canadian Dollars” means the lawful money of Canada.
     “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent or directly to an L/C Issuer, for the benefit of the Administrative Agent, any L/C Issuer or the Swing Line Lender (as applicable) and the Lenders, as the context may indicate, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent (but only if the Administrative Agent is party to such Cash Collateral arrangement) and (b) the applicable L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
     “Cash Equivalents” means, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof; provided that the full faith and credit of the United States is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Loan Party) organized under the laws of any State of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any governmental agency thereof and backed by the full faith and credit of the United States, in each case maturing within ninety (90) days or less from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above; (g) investments in bond and equity funds which funds have a Morningstar rating of four or higher and a term not in excess of twelve months; and (h) any other investments made by the Loan Parties or their Domestic Subsidiaries in securities having a maturity of twelve months or less which investments are made in accordance with the terms of an internal investment policy which policy shall be reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, auction rate securities shall not constitute “Cash Equivalents”.
     “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management arrangements in the ordinary course of business of the Company and its Subsidiaries, but excluding any such agreement providing for overdraft services or overdraft financing that may remain outstanding for more than three Business Days.
     “Cash Management Bank” means (a) any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement, and (b) any Lender (or any Affiliate of such a Lender) that is a party to a Cash Management Agreement on the Closing Date, in its capacity as a party to such Cash Management Agreement.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
     “Change of Control” means an event or series of events by which:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
     (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (x) (i)

who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors) or (y) who were appointed by the Permitted Holders; or
     (c) except as otherwise permitted pursuant to Section 7.04 or Section 7.05, the failure of the Company to, directly or indirectly, own and control 100% of the Equity Interests of each Borrower (other than the Company); or
     (d) the occurrence of any “change in control” (or equivalent) under any loan facility constituting Permitted Pari Passu Indebtedness.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means, collectively, all of the personal property of the Company, any Domestic Guarantor or any other Person in which the Administrative Agent is granted a Lien under any Security Instrument as security for all or any portion of the Obligations.
     “Collateral Reinstatement Event” means, after a release of Collateral as provided for in Section 11.20(a), the occurrence of any of the following: (a) both (i) the Moody’s Rating is Ba2 and (ii) the S&P Rating is BB, (b) (i) the Moody’s Rating is Ba3 or lower and (ii) the S&P Rating is below BBB- (with a stable outlook or better) or (c) (i) the Moody’s Rating is below Baa3 (with a stable outlook or better) and (ii) the S&P Rating is BB- or lower; provided that for purposes of determining whether a Collateral Reinstatement Event shall have occurred, if, for any reason, (x) only one of either the Moody’s Rating or the S&P Rating is available, then the applicable rating provided by such rating agency (or its equivalent for the other agency) shall apply for both rating agencies, unless another similar rating from another rating agency is being provided pursuant to Section 6.17, in which case such rating shall be substituted for the unavailable rating, or (y) neither the Moody’s Rating, the S&P Rating nor another similar rating from another rating agency being provided pursuant to Section 6.17 is available, then a Collateral Reinstatement Event shall be deemed to have occurred. For purposes of this definition, if either the Moody’s Rating or the S&P Rating is at any time available, but the Company has requested such rating not be issued and the Company has given notice of such request to the Administrative Agent pursuant to Section 6.03(e), such rating shall be deemed to be unavailable at such time to the extent replaced with another similar rating from another rating agency being provided pursuant to Section 6.17.
     “Collateral Release Event” means the satisfaction of each of the following conditions: (a) either (i) both (A) the Moody’s Rating is Baa3 or better (with a stable outlook or better) and (B) the S&P Rating is BB+ or better (with a stable outlook or better), or (ii) both (A) the Moody’s Rating is Ba1 or better (with a stable outlook or better) and (B) the S&P Rating is BBB- or better (with a stable outlook or better), (b) no Default exists, and (c) the Administrative Agent’s receipt of a certificate from the Company certifying to the foregoing.

     “Collateral Release Period” means, each period commencing with the occurrence of a Collateral Release Event and continuing until the occurrence of the next Collateral Reinstatement Event, if any, immediately following such Collateral Release Event.
     “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
     “Committed Loan” has the meaning specified in Section 2.01.
     “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or other form acceptable to the Administrative Agent in its sole discretion.
     “Company” has the meaning specified in the introductory paragraph hereto.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit D.
     “Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense that is paid or payable in cash during such period.
     “Consolidated EBITDA” means, for any period for the Company and its Restricted Subsidiaries, on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus
     (a) the sum of following to the extent deducted in calculating such Consolidated Net Income for such period (without duplication):
     (i) Consolidated Interest Expense,
     (ii) the provision for taxes, based on income, profits or capital, including without limitation, federal, state and local income taxes, franchise, value added and excise taxes and foreign withholding taxes, and penalties and interest related to such taxes or arising from any tax examination,
     (iii) depreciation and amortization expense, including, without limitation, amortization of deferred financing fees and intangibles,
     (iv) other non-recurring expenses (including non-cash items relating to the impairment of goodwill, non-cash write-down of intangibles, non-cash restructuring charges and non-cash charges related to plant closures) reducing such Consolidated Net Income which do not represent a cash item in such period or any future period,

     (v) any (A) expenses or charges related to any issuance of Equity Interests, Investment, Disposition, casualty event, recapitalization or the incurrence or repayment of Indebtedness permitted hereunder, including a refinancing thereof (in the case of any of the foregoing, whether or not consummated) and any amendment or modification to the terms of any such transactions, and (B) restructuring charges or reserves and business optimization expenses, including any restructuring costs and integration costs incurred in connection with Investments permitted under Section 7.02(f)(ii), (g), (h) or (i) after the Closing Date (whether or not consummated), project start-up costs, costs incurred in connection with any strategic initiatives, costs related to the closure and/or consolidation of facilities, retention, recruiting, relocation, severance and signing bonuses and expenses, in each case to the extent paid (x) in cash during the applicable period and (y) within one (1) year of the event to which such fee, expense or charge relates, provided that the aggregate amount permitted to be added to Consolidated Net Income pursuant to this part (v) for any period shall not exceed 5% of Consolidated EBITDA as calculated by this definition (but without adding back any amounts pursuant to this clause (a)(v)) for such period; and
     (vi) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment or Disposition permitted hereunder to the extent actually reimbursed (but only to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related expense, charge or loss was deducted in the determination of Consolidated Net Income),
     (vii) expenses, charges or losses with respect to liability or casualty events or business interruption to the extent covered by insurance and actually reimbursed (but only to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related expense, charge or loss was deducted in the determination of Consolidated Net Income), and
     (viii) any other non-cash expenditure, charge or loss (including without limitation, the impact of purchase accounting and amount of any compensation deduction as the result of any grant of stock or stock equivalents to employees, officers, directors or consultants), excluding any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts receivable and inventory, minus
     (b) the following to the extent included in calculating such Consolidated Net Income for such period (without duplication):
     (i) federal, state, local and foreign income tax credits,
     (ii) interest income, and
     (iii) all non-cash items increasing Consolidated Net Income (excluding gains relating to write-ups, or decreases in reserves, with respect to accounts receivable and inventory).
     For purposes of this Agreement and the other Loan Documents, Consolidated EBITDA shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, to include, as of the first day of any applicable period, any Investments to the extent consisting of an acquisition of any Person or all or substantially all of the business or a line of business of any Person (other than an Unrestricted Subsidiary) that is permitted under Section 7.02(f)(ii), (g), (h) or (i) and Dispositions permitted under this Agreement, including, without duplication:

     (x) adjustments permitted to be recognized in pro forma financial statements prepared in accordance with Regulation S-X of the Securities Act of 1933, and
     (y) the amount of net cost savings and operating expense reductions projected by the Company in good faith to be realized as a result of specified actions taken or to be taken (in the good faith determination of the Company) in connection with any acquisition constituting an Investment permitted under Section 7.02(f)(ii), (g), (h) or (i), any other acquisition permitted hereunder or any Disposition (each a “Specified Transaction”) by the Company or any Restricted Subsidiary permitted hereunder, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, so long as (A) such net cost savings and operating expense reductions are factually supportable, identifiable and reasonably expected to be realized within 12 months of such Specified Transaction, (B) an authorized financial officer of the Company provides to the Administrative Agent reasonably detailed computations of such net cost savings and operating expense reductions in a certificate executed by a Responsible Officer stating that such adjustment or adjustments are based on the reasonable and good faith belief of such officer at the time of the execution, (C) the aggregate amount of such net cost savings and operating expense reductions for such period does not exceed 5% of Consolidated EBITDA as calculated by this definition for such period (but prior to giving effect to this clause (y)), and (D) such net cost savings and operating expense reductions are approved by Administrative Agent in its reasonable discretion; provided that no cost savings or operating expense reductions shall be added pursuant to this clause (y) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period.
     “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four consecutive fiscal quarters ending on or immediately prior to such date to (b) Consolidated Cash Interest Expense for the period of the four consecutive fiscal quarters ending on or immediately prior to such date.
     “Consolidated Interest Expense” means, for any period for the Company and its Restricted Subsidiaries, the sum (without duplication) of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP and (c) to the extent not reflected in clause (a) or (b) above, (i) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (ii) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances.
     “Consolidated Net Funded Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, (a) the sum of (i) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) all purchase money indebtedness, (iii) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (iv) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (v) all Attributable Indebtedness, (vi) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (i) through (v) above of Persons other than the Company or any of its Restricted Subsidiaries, and

(vii) all Indebtedness of the types referred to in clauses (i) through (vi) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Restricted Subsidiaries less (b) the Applicable Cash Balance as of such date of determination.
     “Consolidated Net Income” means, for any period, the net income of the Company and its Restricted Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period determined in accordance with GAAP; provided that Consolidated Net Income shall exclude any income (or loss) for such period for any Person that is not a Restricted Subsidiary except to the extent of the aggregate amount of such net income actually distributed in cash by such Person (including by any Unrestricted Subsidiary) during such period to the Company or a Restricted Subsidiary as a dividend or other distribution.
     “Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters ending on or immediately prior to such date.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
     “Cumulative Available Amount” means, as of any date of determination, the sum of:
     (a) $250,000,000; plus
     (b) an amount equal to 100% of the Net Cash Proceeds received after the Closing Date by the Company from the issuance and sale of common Equity Interests of the Company to Persons other than the Company or any of its Subsidiaries that is not utilized or required to be utilized either (i) to repay any Indebtedness or (ii) to make any Permitted Acquisition or other Investment other than an Investment pursuant to Section 7.02(i); plus
     (c) an amount equal to the difference between (i) the cumulative amount of Excess Cash Flow for each fiscal year ending after the Closing Date (commencing with the fiscal year ending December 31, 2011) less (ii) the cumulative amount of permanent repayments of Indebtedness required to be made with Excess Cash Flow (or any similar term or concept used in the governing documents for such Indebtedness) after the end of the fiscal year ending December 31, 2011.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees and Eurocurrency Rate Loans, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; and (b) when used with respect to a Eurocurrency Rate Loan, a rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
     “Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in a manner satisfactory to the Administrative Agent and the Company that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority or instrumentality thereof under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Company, each L/C Issuer, the Swing Line Lender and each Lender.
     “Designated Borrower” has the meaning specified in the introductory paragraph hereto.
     “Designated Borrower Notice” has the meaning specified in Section 2.14.
     “Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14.

     “Designated Obligations” means (a) all Obligations of the Loan Parties in respect of (i) accrued and unpaid (A) principal of and interest on the Loans, (B) Letter of Credit Fees and (C) Commitment Fees, and (ii) all Unreimbursed Amounts (including the amounts of any funded L/C Advances) and interest thereon, in each case whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents and (b) all obligations of the Loan Parties in respect of accrued and unpaid (i) principal of and interest on Permitted Pari Passu Indebtedness and (ii) fees payable to the lenders under, or holders of, Permitted Pari Passu Indebtedness.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests in to which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests not constituting Disqualified Equity Interests), pursuant to sinking fund obligations or otherwise except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit (other than Extended Letters of Credit and any other Letter of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer), (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests not constituting Disqualified Equity Interests) in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Company or any Restricted Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or any Restricted Subsidiary in order to satisfy the applicable statutory or regulatory obligations.
     “Dollar” and “$” mean lawful money of the United States.
     “Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
     “Domestic Guarantors” means, collectively, the Company and each Domestic Subsidiary that is identified as a “Domestic Guarantor” on Schedule 5.12 or that becomes a party to the Domestic Guaranty, whether pursuant to Section 6.14 or otherwise.
     “Domestic Guaranty” means that certain guaranty agreement made by the Domestic Guarantors in favor of the Administrative Agent and the Secured Parties pursuant to which the Domestic Guarantors Guarantee the Obligations, substantially in the form of Exhibit F-1.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States and is not otherwise a Foreign Subsidiary.

     “Domestic Swing Line Loan” has the meaning specified in Section 2.04(a).
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)); provided that so long as any Borrower organized under the laws of the Netherlands is a party hereto, each Eligible Assignee shall be a PMP.
     “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, insolvency or has been terminated; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
     “Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
     “Eurocurrency Rate” means,
     (a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and
     (b) for any interest calculation with respect to a Base Rate Loan or Domestic Swing Line Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan or Domestic Swing Line Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.
     “Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
     “Event of Default” has the meaning specified in Section 8.01.
     “Excess Cash Flow” means, for any fiscal year of the Company, the excess (if any) of (a) Consolidated EBITDA for such fiscal year minus (b) the sum (for such fiscal year, without duplication) of (i) Consolidated Interest Expense actually paid in cash by the Company or any of its Restricted Subsidiaries, (ii) the aggregate amount of scheduled or voluntary principal payments or repayments of Indebtedness (other than mandatory prepayments, if any, of any Incremental Term Loans) made by the

Company or any of its Restricted Subsidiaries during such fiscal year, but only to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (iii) capital expenditures and Permitted Acquisitions actually made in cash by the Company and its Restricted Subsidiaries during such fiscal year, to the extent financed with internally generated funds or extensions of credit under revolving credit facilities; (iv) all Taxes actually paid in cash by the Company and its Restricted Subsidiaries, in each case on a consolidated basis determined in accordance with GAAP, (v) all other items added to Consolidated Net Income in determining Consolidated EBITDA pursuant to any of clauses (a)(v), (vi) and (vii) of the definition of Consolidated EBITDA in this Agreement, to the extent paid in cash during such fiscal year, and (vi) all other non-cash items increasing Consolidated EBITDA for such fiscal year.
     “Excluded Subsidiary” means, as of any date of determination, (a) any Subsidiary that is not Wholly Owned, directly or indirectly, by the Company, (b) any Subsidiary that (i) is a Receivables Financing Subsidiary , (ii) is prohibited by applicable Law from providing a Guarantee of the Obligations or (iii) would require consent, approval, license or authorization from a Governmental Authority or other Person in order to provide a Guarantee of the Obligations, which such consent, approval, license or authorization has not been obtained from any such Governmental Authority or other Person after the Company’s use of commercially reasonable efforts so to obtain; and (c) any Foreign Subsidiary, if both the Administrative Agent and the Company reasonably determine, that the cost and the consequences (including any adverse tax consequences) of obtaining a Guarantee from such Foreign Subsidiary is excessive in relation to the benefits afforded thereby.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (iii) and (e) any Taxes imposed under FATCA (or any amended or successor version of FATCA that is substantively comparable and not materially more onerous to comply with). Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with Section 3.01(e)(i).
     “Existing Indentures” means, collectively, the 2002 Indenture and the 2006 Indenture.
     “Existing Letters of Credit” means the Letters of Credit set forth on Schedule 1.01(d).
     “Existing Loan Agreement” means that certain Loan and Security Agreement dated as of September 2, 2009 among the Company and certain of its Subsidiaries, as borrowers, certain Subsidiaries of the Company party thereto, as guarantors, the lenders party thereto and Wells Fargo Bank, National Association, as agent.
     “Extended Letter of Credit” has the meaning specified in Section 2.03(a)(ii).
     “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
     “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day immediately following such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately following Business Day, and (b) if no such rate is so published on such immediately following Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Fee Letters” means the collective reference to (a) that certain fee letter agreement dated as of June 1, 2011 among the Company, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (b) that certain fee letter agreement dated as of June 7, 2011 among the Company, J.P. Morgan Securities LLC and JPMorgan Chase Bank, (c) that certain fee letter agreement dated as of June 7, 2011 among the Company, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association and (d) that certain fee letter agreement dated as of June 7, 2011 among the Company, SunTrust Robinson Humphrey, Inc. and SunTrust Bank.
     “First-Tier Foreign Subsidiary” means a Foreign Subsidiary all or any portion of whose Equity Interests are owned directly by the Company or a Domestic Guarantor.
     “Foreign Borrower” has the meaning specified in the introductory paragraph hereto.
     “Foreign Borrower Sublimit” means, the lesser of (a) (i) with respect to each Foreign Borrower on the Closing Date, an amount equal to the amount set forth opposite the name of such Foreign Borrower on Schedule 1.01(b) and (ii) with respect to each Designated Borrower, an amount agreed to by the Administrative Agent and the Company and set forth in the Designated Borrower Notice applicable to such Designated Borrower and (b) the Aggregate Commitments. The Foreign Borrower Sublimits are part of, and not in addition to, the Aggregate Commitments.
     “Foreign Guarantors” means, collectively, each Foreign Subsidiary that is party to the Foreign Guaranty, whether on the Closing Date, as a result of compliance with Section 6.14 or otherwise.
     “Foreign Guaranty” means that certain guaranty agreement made by Foreign Guarantors in favor of the Administrative Agent and the Secured Parties pursuant to which the Foreign Guarantors Guarantee the Foreign Obligations, substantially in the form of Exhibit F-2.
     “Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of an L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Obligor arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.
     “Foreign Pledges” means, collectively, each of the pledge agreements entered into by the Company, a Domestic Subsidiary and, if applicable, the First-Tier Foreign Subsidiary, in favor of the Administrative Agent for the benefit of the Secured Parties, which grants a Lien on the Equity Interests of any First-Tier Foreign Subsidiary that is a Foreign Borrower or a Foreign Guarantor owned by the Company or such Domestic Subsidiary, governed by the Laws of the jurisdiction in which such First-Tier Foreign Subsidiary is organized.
     “Foreign Subsidiary” means any Subsidiary that (a) is organized under the laws of a jurisdiction other than the United States, or a state or political subdivision thereof including the District of Columbia, (b) is a Subsidiary of a Subsidiary described in clause (a) or (c) is organized under the laws of the United States or a state or political subdivision thereof including the District of Columbia that is a disregarded entity for purposes of the Code and all of or substantially all of the assets of which consist of Equity Interest of one or more Subsidiaries described in clause (a) above.
     “Foreign Swing Line Loan” has the meaning specified in Section 2.04(a).
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
     “GAAP” means United States generally accepted accounting principles as in effect from time to time.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guaranties” means, collectively, the Domestic Guaranty and the Foreign Guaranty.
     “Guarantors” means, collectively, the Domestic Guarantors and the Foreign Guarantors.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Hedge Bank” means any Person that, at the time it enters Swap Contract is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.
     “IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
     “Increase Effective Date” has the meaning specified in Section 2.16(c).
     “Incremental Increase” has the meaning specified in Section 2.16(a).
     “Incremental Term Loan” has the meaning specified in Section 2.16(a).
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby, but excluding commercial), bankers’ acceptances (including any bankers’ acceptances arising from the drawing of commercial letters of credit), bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and payable in accordance with customary trade practices);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided that in the case of Indebtedness which has not been assumed by such Person, the amount of the Indebtedness of such Person under this clause (e) shall be deemed to be the lesser of (i) the fair market value of the property subject to such Lien and (ii) the aggregate principal amount of the Indebtedness of such other Person secured thereby;
     (f) capital leases and Synthetic Lease Obligations;
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Equity Interest in such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning specified in Section 11.04(b).
     “Information” has the meaning specified in Section 11.07.
     “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December, with the first such date being the last Business Day of September, 2011, and the Maturity Date.

     “Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice; provided that:
     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the immediately following Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period shall extend beyond the Maturity Date.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Company (or any Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “L/C Issuer” means Bank of America, each other Lender that is listed on the signature pages hereto as an “L/C Issuer” and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(m) hereof, each in its respective capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (whether pursuant to Section 2.03(m), 2.03(n), 9.06, 11.06 or otherwise), but excluding any Lender that resigns or is removed as an L/C Issuer pursuant to the terms hereof (except to the extent such Person has continuing rights and/or obligations with respect to Letters of Credit after such resignation or removal). References to the L/C Issuer herein shall, as the context may indicate (including with respect to any particular Letter of Credit, L/C Credit Extension, L/C Borrowing or L/C Obligations), mean the applicable L/C Issuer, each L/C Issuer, any L/C Issuer, or all L/C Issuers.
     “L/C Issuer Sublimit” means with respect to each L/C Issuer on the Closing Date, an amount equal to the amount set forth opposite the name of such L/C Issuer on Schedule 1.01(e), as such amount may be changed after the Closing Date in a written agreement between the Company and such L/C Issuer (which such agreement shall be promptly delivered to the Administrative Agent upon execution) and (b) with respect to any Lender becoming a L/C Issuer after the Closing Date, such amount as may be separately agreed in writing between such L/C Issuer and the Company from time to time (which such agreement shall be promptly delivered to the Administrative Agent upon execution), provided that the L/C Issuer Sublimit with respect to any Person that ceases to be an L/C Issuer for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).
     “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. The L/C Obligations of (a) any Lender at any time shall be its Applicable Percentage of the total L/C Obligations at such time, and (b) any particular L/C Issuer at any time shall mean the L/C Obligations allocable to Letters of Credit issued by such L/C Issuer.
     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
     “Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time generally in use by an L/C Issuer.
     “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

     “Letter of Credit Fee” has the meaning specified in Section 2.03(h).
     “Letter of Credit Sublimit” means the lesser of (a) $250,000,000 and (b) the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Limited Subsidiary” means a Restricted Subsidiary of the Company designated as such on Schedule 5.12 or the most recent Compliance Certificate delivered by the Company hereunder that (a) is not Wholly Owned by the Company, (b) was not acquired pursuant to a Permitted Acquisition, (c) is not a Loan Party (and not required to become a Loan Party hereunder or under any other Loan Document), (d) is consolidated in the financial statements of the Company and its Subsidiaries, (e) has no Subsidiaries other than Subsidiaries that are themselves Limited Subsidiaries and (f) has no Indebtedness other than Indebtedness permitted by Section 7.03(j).
     “Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan and, where the context so requires, Incremental Term Loans.
     “Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, the Guaranties, each Security Instrument, each Committed Loan Notice, each Issuer Document, each Fee Letter, and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Sections 2.03 or 2.17 of this Agreement.
     “Loan Parties” means, collectively, each Borrower and each Guarantor.
     “Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(c).
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Company and its Restricted Subsidiaries taken as a whole; (b) an impairment of the ability of any Loan Party to perform any of its material obligations under any of the Loan Documents to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower or any Guarantor of any Loan Document to which it is a party.
     “Material Subsidiary” means:
     (a) with respect to Domestic Subsidiaries, those Subsidiaries of the Company identified to the Administrative Agent in writing that on an individual basis (calculated on a stand-alone basis, without giving effect to Consolidated EBITDA or consolidated total assets (determined in accordance with GAAP), in each case, attributable to the Subsidiaries of such identified Subsidiary) represent (x) more than five percent (5%) of the Consolidated EBITDA of the Company and its Domestic Subsidiaries for the four consecutive fiscal quarters most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01 or (y) more than 5% the consolidated total assets of the Company and its Domestic Subsidiaries (determined in accordance with GAAP) as of the end of the fiscal quarter or fiscal year, as applicable, most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01; provided that (i) any Domestic Subsidiary that has a Subsidiary that is a Material Subsidiary shall itself constitute a Material Subsidiary, and (ii) in the event that the Domestic Subsidiaries that are Material Subsidiaries (after giving effect to clause (i) of this proviso and any other designation pursuant to this clause (ii) of this proviso, but excluding Excluded Subsidiaries and Limited Subsidiaries), when combined with the Company (on a standalone basis), at any time represent less than ninety percent (90%) of (x) the Consolidated EBITDA of the Company and its Domestic Subsidiaries (calculated solely for the Company and its Domestic Subsidiaries that are not Excluded Subsidiaries or Limited Subsidiaries) for the four consecutive fiscal quarters most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01 or (y) the consolidated total assets (determined in accordance with GAAP) of the Company and its Domestic Subsidiaries (other than Excluded Subsidiaries and Limited Subsidiaries) as of the end of the fiscal quarter or fiscal year, as applicable, most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01, the Company shall designate additional Domestic Subsidiaries as Material Subsidiaries in accordance with Section 2.19(a) so that the thresholds in this proviso shall have been satisfied; and
     (b) with respect to Foreign Subsidiaries, any Foreign Subsidiary that is designated as such by the Company in a writing executed by a Responsible Officer of the Company and delivered to the Administrative Agent.
     For the avoidance of doubt, for purposes of calculations of Consolidated EBITDA in this definition such calculations shall be made with respect solely to the Company and its Domestic Subsidiaries (and, as provided herein, further excluding Excluded Subsidiaries and Limited Subsidiaries) notwithstanding anything to the contrary in the definition of Consolidated EBITDA.
     “Maturity Date” means July 8, 2016; provided that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
     “Maximum Foreign Borrower Sublimit” means the lesser of (a) $700,000,000 and (b) the Aggregate Commitments. The Maximum Foreign Borrower Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Mohawk Foreign” has the meaning specified in the introductory paragraph hereto, having its registered at 10B, Rue des Mérovingiens, L-8070 Bertrange, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B-147.820 and having a corporate capital of EUR 72,995,850.
     “Mohawk International” has the meaning specified in the introductory paragraph hereto, having its registered at 10B, Rue des Mérovingiens, L-8070 Bertrange, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B-110.608 and having a corporate capital of EUR 13,175.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Moody’s Rating” means the corporate family rating or the senior unsecured rating, whichever is in effect at such time (or any substantially similar successor rating, however styled) of the Company and its Subsidiaries issued by Moody’s.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions on behalf of participants who are or were formerly employed by any of them.
     “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
     “Net Cash Proceeds” means with respect to any issuance and sale of common Equity Interests, the gross cash proceeds received by any Loan Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.
     “Note” means a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender to any Borrower, substantially in the form of Exhibit C.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Outstanding Amount” means (a) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

     “Overnight Rate” means, for any day,
     (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation; and
     (b) with respect to any amount denominated in an Alternative Currency, the greater of (i) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation or (ii) the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in the applicable offshore interbank market for such currency to major banks in such interbank market.
     “Participant” has the meaning specified in Section 11.06(d).
     “Participant Register” has the meaning specified in Section 11.06(d).
     “Participating Member State” means each state so described in any EMU Legislation.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Act” means the Pension Protection Act of 2006.
     “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans or Multiemployer Plans, as applicable, and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
     “Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
     “Permitted Acquisition” means any non-hostile acquisition by the Company or any of its Restricted Subsidiaries in the form of an acquisition of any Person or all or substantially all of the business or a line of business of any Person (whether by the acquisition of all of the Equity Interests of such Person, all or substantially all assets of such Person or any combination thereof) if such acquisition meets all of the following requirements:
     (a) the Person or business to be acquired, upon its acquisition, shall be (or be a part of) a Restricted Subsidiary in a line of business permitted under Section 7.07 and (i) if such Person is a Domestic Subsidiary that is a Material Subsidiary and not an Excluded Subsidiary, such Person shall comply with Section 6.14(b) and (c) (in each case, within the timeframe provided therein) or (ii) if such Person is a Foreign Subsidiary and is required to do so under Section 6.14(d) or Section 7.04(c) (in each case, within the timeframe provided therein), such Person shall take all such actions and provide such documentation as reasonably requested by the Administrative Agent in order for such Person to become a Foreign Guarantor;

     (b) if such transaction is a merger or consolidation such transaction shall comply with Section 7.04(c);
     (c) evidence reasonably satisfactory to the Administrative Agent of compliance on a pro forma basis (both immediately prior to consummation of such acquisition and immediately after giving effect thereto and any Indebtedness incurred, assumed and/or repaid in connection therewith) with each of the financial covenants contained in Section 7.12;
     (d) except in the case of an acquisition the consideration for which consists solely of Equity Interests of the Company, the Available Liquidity shall be no less than $150,000,000 immediately after giving effect to any such acquisition (and any Borrowings in connection therewith); and
     (e) no Default shall have occurred and be continuing both immediately before and immediately after giving effect to such acquisition and any Indebtedness incurred or assumed in connection therewith.
     “Permitted Holders” means: (a) any of (or any combination of) Jeffrey S. Lorberbaum and his siblings (whether natural or adopted); (b) any of the immediate family members of any individual referred to in clause (a) consisting of such individual’s spouse and lineal descendants (whether natural or adopted); (c) any trusts established for the sole benefit of any of the foregoing individuals; and (d) any corporation, partnership, limited liability company or other legal entity of which all of the outstanding Equity Interests are owned directly or indirectly, by any of the Persons (or any combination of the Persons) referred to in clauses (a) through (c) above.
     “Permitted Pari Passu Indebtedness” means Indebtedness of any of the Loan Parties in the form of one or more loan facilities incurred after the Closing Date; provided that such Indebtedness shall be subject to each of the following conditions:
     (a) the aggregate initial principal amount of such Indebtedness incurred since the Closing Date shall not at any time exceed $850,000,000 minus the aggregate initial principal amount of all Incremental Increases incurred hereunder;
     (b) immediately before and after giving effect to each incurrence of such Indebtedness, the Company and its Restricted Subsidiaries are in pro forma compliance with the financial covenants contained in Section 7.12 and no Default shall have occurred and be continuing;
     (c) such Indebtedness is secured on a pari passu basis with the Obligations by a Lien solely on the Collateral securing the Obligations on terms reasonably satisfactory to the Administrative Agent, including an intercreditor agreement, which shall include provisions substantially similar to those in Article X, and other additional documentation, in each case, reasonably satisfactory to the Administrative Agent;
     (d) the covenants, defaults and other similar non-economic provisions applicable to any such Indebtedness shall not (i) in the reasonable determination of the Administrative Agent, be materially less favorable to the Lenders than the terms of the then existing Loan Documents without the express written consent of the Required Lenders or (ii) contravene any of the terms of the then existing Loan Documents;
     (e) no more than $100,000,000 of the aggregate principal amount of such Indebtedness incurred since the Closing Date may have a maturity earlier than the Maturity Date; and
     (f) no Subsidiary of the Company other than a Loan Party shall be obligated, either primarily or as a guarantor or otherwise, with respect to such Indebtedness.

     “Permitted Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which it sells, conveys or contributes to capital or otherwise transfers (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest in) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing and any deposit account or securities account into which collections in respect of the foregoing may be deposited (collectively, the “Related Assets”), all of which such sales, conveyances, contributions to capital or transfers shall be made by the transferor for fair value as reasonably determined by the Company (calculated in a manner typical for such transactions including a fair market discount from the face value of such Receivables) (a) to a trust, partnership, corporation or other Person (other than the Company or any Subsidiary (other than any Receivables Financing Subsidiary)), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (b) directly to one or more investors or other purchasers (other than any Borrower or any Subsidiary), it being understood that a Permitted Receivables Financing may involve (i) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein (such as a sale, conveyance or other transfer to any Receivables Financing Subsidiary followed by a pledge of the transferred Receivables and Related Assets to secure Indebtedness incurred by the Receivables Financing Subsidiary), and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Receivables Financing, and (ii) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, provided that any such transactions shall provide for recourse to any Restricted Subsidiary (other than any Receivables Financing Subsidiary) or any Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of breaches of representations and warranties relating to the Receivables, dilution of the Receivables, customary indemnities and other customary securitization undertakings in the jurisdiction relevant to such transactions.
     The “amount” or “principal amount” of any Permitted Receivables Financing shall be deemed at any time to be (1) the aggregate principal or stated amount of the Indebtedness, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Receivables Financing, in each case outstanding at such time, or (2) in the case of any Permitted Receivables Financing in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer (other than any Receivables Financing Subsidiary) in connection with its purchase of Receivables less the amount of collections received by the Company or any Restricted Subsidiary in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest.
     “Permitted Receivables Financing Date” means any date on which (a) both (i) the Moody’s Rating is Baa3 (with a stable outlook or better) or higher and (ii) the S&P Rating is BBB- (with a stable outlook or better) or higher, (b) no Default exists, and (c) a Responsible Officer of the Company has certified each of the foregoing to the Administrative Agent.

     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for participants who are current or former employees of the Company or any such Plan to which the Company is required to contribute on behalf of such participants.
     “Platform” has the meaning specified in Section 6.02.
     “Pledge Agreement” means the Pledge Agreement dated as of the date hereof by the Company and the Domestic Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G-2.
     “PMP” means a professional market party as defined in the Dutch Financial Supervision Act (“Wet op het financieel toezicht”).
     “Public Lender” has the meaning specified in Section 6.02.
     “Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, lease of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper)).
     “Receivables Financing Subsidiary” means any Wholly Owned Subsidiary of the Company which is the transferee of Receivables in connection with, and the borrower under, a Permitted Receivables Financing.
     “Refinancing Indebtedness” means with respect to any particular outstanding Indebtedness (the “Refinanced Indebtedness”) any Indebtedness the proceeds of which are used to refinance, refund, renew or extend such Refinanced Indebtedness; provided that (i) the amount of such refinancing, refunding, renewing or extending Indebtedness does not exceed the outstanding amount of the Refinanced Indebtedness except by an amount equal to a reasonable premium or other reasonable amount paid, and reasonable fees and expenses incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the final maturity date and weighted average life thereof shall not be prior to or shorter than that of the Refinanced Indebtedness, (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Refinanced Indebtedness and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the interest rates then prevailing in the applicable market for similar Indebtedness for Persons of similar credit quality and (iv) such refinancing, refunding, renewing or extending Indebtedness shall not constitute an obligation of any Restricted Subsidiary that shall not have been an obligor in respect of such Refinanced Indebtedness, and shall not constitute an obligation of the Company if the Company shall not have been an obligor in respect of such Refinanced Indebtedness and, in each case, shall constitute an obligation of such Restricted Subsidiary or of the Company only to the extent of their obligations in respect of such Refinanced Indebtedness.
     “Register” has the meaning specified in Section 11.06(c).
     “Related Assets” has the meaning specified in the definition of Permitted Receivables Financing.

     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
     “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the Commitment of each Lender and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Required Revolving Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), but excluding the Outstanding Amount of any Incremental Term Loans and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Company or any Restricted Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof), (c) any cancellation, forgiveness, payment, prepayment, redemption or acquisition for value (including, without limitation, (i) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (ii) at the maturity thereof) of any subordinated Indebtedness or any notes or other Indebtedness issued pursuant to the Existing Indentures (other than (x) refinancing, refunding, renewals or extensions thereof permitted pursuant to Section 7.03 and (y) so long as no Default has occurred and is continuing, the payment of interest, expenses and indemnities in respect thereof (other than any such payments expressly prohibited by the subordination terms, if any, thereof)).

     “Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
     “Revaluation Date” means:
     (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency or a Foreign Swing Line Loan, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, (iii) such periodic intervals (no more frequent than monthly) as the Administrative Agent shall determine or the Swing Line Lender or the Required Lenders shall require and (iv) such other times as the Administrative Agent shall reasonably deem necessary in connection with the administration of this Agreement; and
     (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of the Existing Letters of Credit, the Closing Date, (v) such periodic intervals (no more frequent than monthly) as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require and (vi) such other times as the Administrative Agent shall reasonably deem necessary in connection with the administration of this Agreement.
     “Revolving Credit Increase” has the meaning specified in Section 2.16(a).
     “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
     “S&P Rating” means the corporate rating (or any substantially similar successor rating, however styled) of the Company and its Subsidiaries issued by S&P.
     “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
     “Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in, a country that is subject to a sanctions program identified on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.
     “Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn
     /index.html, or as otherwise published from time to time.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

     “Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party and any Hedge Bank.
     “Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each L/C Issuer, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Instruments.
     “Security Agreement” means the Security Agreement dated as of the date hereof by the Company and the Domestic Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G-1.
     “Security Instruments” means, collectively, the Security Agreement, the Pledge Agreement, the Foreign Pledges and all other agreements (including joinder agreements, control agreements (if any), supplements, collateral assignments and similar agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Company, any Subsidiary or other Person shall grant or convey to the Administrative Agent (for the benefit of the Secured Parties) a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document.
     “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     “Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
     “Specified Foreign Borrower” means (a) each of the Foreign Borrowers as of the Closing Date and (b) each other Designated Borrower that is approved as a “Specified Foreign Borrower” by the Swing Line Lender in its reasonable discretion.
     “Spot Rate” for a currency means the rate determined by the Administrative Agent, the Swing Line Lender with notice thereof to the Administrative Agent or the applicable L/C Issuer with notice thereof to the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent, the Swing Line Lender or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

     “Sterling” and “£” mean the lawful currency of the United Kingdom.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
     “Swing Line Lender” means Bank of America (or its Applicable Designee) in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.04(a).
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
     “Swing Line Sublimit” means the lesser of (a) $100,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
     “Tax Incentive Program” means any city, county or state tax abatement or reduction program pursuant to which a Person transfers property to an industrial development authority or other governmental or quasi-governmental entity for the principal purpose of obtaining a full or partial abatement or reduction in real and/or personal property taxes.
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Threshold Amount” means $50,000,000.
     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
     “Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
     “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
     “Unrestricted Subsidiary” means each Foreign Subsidiary of the Company that becomes an Unrestricted Subsidiary in accordance with Section 2.19(b) (until such time, if ever, that such Foreign Subsidiary is re-designated as a Restricted Subsidiary in accordance with Section 2.19(b)(ii)).
     “Wholly Owned” means, with respect to any direct or indirect Subsidiary of any Person, that 100% of the Equity Interest with ordinary voting power issued by such Subsidiary (other than directors’ qualifying shares and investments by foreign nationals mandated by applicable Law) is beneficially owned, directly or indirectly, by such Person.
     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section and Article headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     1.03 Accounting Terms.
     (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement or any other Loan Document shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
     (b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request in a written notice to the Administrative Agent, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP without giving effect to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement and the other Loan Documents or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided further that for purposes of calculating the covenants under this Agreement or any other Loan Document, any obligations of a Person under a lease (whether existing on the Closing Date or entered into thereafter) that is not (or would not be) required to be classified and accounted for as a capitalized lease on a balance sheet of such Person prepared in accordance with GAAP as in effect on the Closing Date shall not be treated as a capitalized lease pursuant to this Agreement or the other Loan Documents solely as a result of (x) the adoption of changes in GAAP after the Closing Date (including, for the avoidance of doubt, any changes in GAAP as set forth in the FASB exposure draft issued on August 17, 2010 (as the same may be amended from time to time)) or (y) changes in the application of GAAP after the Closing Date (including the avoidance of doubt, any changes as set forth in the FASB exposure draft issued on August 17, 2010 (as the same may be amended from time to time)).

     1.04 Rounding. Any financial ratios required to be maintained by the Company or any Restricted Subsidiary pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     1.05 Exchange Rates; Currency Equivalents.
     (a) The Administrative Agent, the Swing Line Lender or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer (as the case may be).
     (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan, Foreign Swing Line Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer, as the case may be.
     1.06 Additional Alternative Currencies.
     (a) The Company may from time to time request that Eurocurrency Rate Loans and/or Foreign Swing Line Loans be made, and/or Letters of Credit be issued, in a currency other than those specifically listed in the definition of “Alternative Currency” or, in the case of Foreign Swing Line Loans, listed in Section 2.04(a); provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the written approval of the Administrative Agent and all the Lenders; in the case of any such request with respect to the making of Foreign Swing Line Loans, such request shall be subject to the written approval of the Administrative Agent and the Swing Line Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the written approval of the Administrative Agent and the applicable L/C Issuer that will be issuing Letters of Credit in such currency.
     (b) Any such request shall be made by the Company (i) in the case of any such request pertaining to Eurocurrency Rate Loans, to the Administrative Agent, (ii) in the case of any such request pertaining to Foreign Swing Line Loans, to the Administrative Agent and the Swing Line Lender and (iii) in the case of any such request pertaining to Letters of Credit, to the Administrative Agent and each L/C Issuer, in each case, not later than 11:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or such other time or earlier date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, or in the case of any such request pertaining to Foreign Swing Line Loans, the Swing Line Lender, in each case, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the

Administrative Agent shall promptly notify each Lender thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans), the Swing Line Lender (in the case of any such request pertaining to Foreign Swing Line Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., 5 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or Foreign Swing Line Loans or the issuance of Letters of Credit, as the case may be, in such requested currency. With respect to Letters of Credit, only those L/C Issuers that specifically approve such requested currency shall be obligated to provide Letters of Credit in such currency.
     (c) Any failure by a Lender, the Swing Line Lender or any applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender, the Swing Line Lender or such L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans or Foreign Swing Line Loans to be made or Letters of Credit to be issued, as the case may be, in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans; if the Administrative Agent and the Swing Line Lender consent to the making of Foreign Swing Line Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall hereupon be deemed for all purposes to be included in the currencies set forth in Section 2.04(a)(ii) for Swing Line Borrowings by Foreign Borrowers pursuant to Foreign Swing Line Loans requested; and if the Administrative Agent and any L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances to be issued by each such approving L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.
     1.07 Change of Currency.
     (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
     (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
     (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

     1.08 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable) in the United States.
     1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (iii) the Outstanding Amount of all Committed Loans made to all Foreign Borrowers plus the Outstanding Amount of all Foreign Swing Line Loans shall not exceed the Maximum Foreign Borrower Sublimit and (iv) with respect to each individual Foreign Borrower, the Outstanding Amount of all Committed Loans made to such Foreign Borrower plus the Outstanding Amount of all Foreign Swing Line Loans made to such Foreign Borrower shall not exceed the Foreign Borrower Sublimit applicable to such Foreign Borrower. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein; provided that each Committed Loan denominated in an Alternative Currency shall be a Eurocurrency Rate Loan.
     2.02 Borrowings, Conversions and Continuations of Committed Loans.
     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans made to the Company and denominated in Dollars to Base Rate Committed Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency (including, without limitation, Australian Dollars)) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing by the Company of Base Rate Committed Loans. Upon receipt of such notice the Administrative Agent shall give prompt notice to the Lenders of such request. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of, conversion to or continuation of

Eurocurrency Rate Loans denominated in an Alternative Currency shall be in a principal amount of the applicable Alternative Currency Equivalent of $5,000,000 or a whole multiple of the applicable Alternative Currency Equivalent of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Committed Loans to be borrowed, and (vii) the name of the applicable Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice, then in the case of Loans requested to be made in Dollars to the Company, the applicable Committed Loans shall be made as Base Rate Loans, and in all other cases the applicable Committed Loans shall be made as Eurocurrency Rate Loans with an Interest Period of one month. If the Company fails to give a timely notice requesting a conversion or continuation of Eurocurrency Rate Loans such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.
     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds in the applicable currency of such Committed Borrowing at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction (or waiver in accordance with Section 11.01) of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower, as promptly as reasonably practicable, in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company on behalf of the applicable Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

     (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
     (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.
     2.03 Letters of Credit.
     (a) The Letter of Credit Commitment.
     (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies applicable to such L/C Issuer for the account of the Company or any of its Restricted Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Aggregate Commitments, (x) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (y) the Outstanding Amount of all L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Outstanding Amount of the L/C Obligations of any L/C Issuer shall not exceed the L/C Issuer Sublimit of such L/C Issuer. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
     (ii) The L/C Issuer shall not issue a Letter of Credit, if:

     (A) the expiry date of such Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date; or
     (B) the expiry date of such Letter of Credit would occur after the Letter of Credit Expiration Date unless the applicable L/C Issuer has approved such later expiry date (in which case, such Letter of Credit shall be an “Extended Letter of Credit”), it being acknowledged and agreed that each such Extended Letter of Credit shall be Cash Collateralized in accordance with Section 6.16.
     (iii) The L/C Issuer shall not be under any obligation to issue a Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
     (B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
     (C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;
     (D) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency applicable to such L/C Issuer;
     (E) such L/C Issuer does not, as of the issuance date of the requested Letter of Credit (and as a general matter), issue Letters of Credit in the requested currency;
     (F) any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either such Letter of Credit or such Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
     (G) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
     (iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

     (v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
     (vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers or any of them.
     (b) Procedures for Issuance and Amendment of Letters of Credit.
     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such shorter period of time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may reasonably require. Additionally, the Company shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.
     (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.

     Immediately upon the issuance of each Letter of Credit (or on the Closing Date in the case of the Existing Letters of Credit), each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
     (iii) If the Company so requests in the applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (or with respect to an Extended Letter of Credit, the expiry date set forth in such Extended Letter of Credit); provided that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
     (c) Drawings and Reimbursements; Funding of Participations.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall promptly notify (any such notification, a “Drawing Notice”) the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the applicable L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the applicable L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. The Company shall reimburse, or shall cause the applicable Restricted Subsidiary to reimburse, such L/C Issuer of the Letter of Credit in an amount equal to the amount of such drawing and in the applicable currency no later than (x) 2:00 p.m. on the same Business Day that the Company receives a Drawing Notice from such L/C

Issuer if such Drawing Notice is received by the Company by 1:00 p.m. and (y) 11:00 a.m. on the immediately following Business Day if the Company receives a Drawing Notice from such L/C Issuer after 1:00 p.m. If neither the Company nor any Restricted Subsidiary so reimburses such L/C Issuer of the Letter of Credit by the applicable time specified in the immediately preceding sentence, such L/C Issuer shall promptly notify the Administrative Agent of such failure to reimburse and of the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the Administrative Agent shall promptly notify each Lender of amount of such Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on such date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
     (iv) Until a Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer.
     (v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each

Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
     (d) Repayment of Participations.
     (i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Obligations Absolute. The obligation of the Company to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
     (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
     (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.
     The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will notify the applicable L/C Issuer as promptly as practicable but in no event later than 2 Business Days following the receipt by a Responsible Officer of a copy of such Letter of Credit or amendment provided by the Administrative Agent or the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuers. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the applicable L/C Issuer’s willful misconduct or gross negligence or the applicable L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (g) Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.
     (h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount then available to be drawn under such Letter of Credit; provided that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which neither the Company nor such Defaulting Lender has provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 or 2.17 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit (or in the case of the Existing Letters of Credit, after the end of September, 2011), on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
     (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Company shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter of the applicable institution acting as a L/C Issuer or as otherwise agreed between such L/C Issuer and the Company, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit (or in the case of the Existing Letters of Credit, after the end of September, 2011), on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the applicable L/C Issuer relating to letters of credit as from time to time in effect and charged to its customers generally. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     (j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
     (k) Cash Collateral Event. Without limiting Section 2.17, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations that are not Cash Collateralized by the Company or another Borrower at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations that are not Cash Collateralized by the Company or another Borrower exceeds the Letter of Credit Sublimit. The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. All such Cash Collateral shall be granted, provided and maintained in accordance with Section 2.17.
     (l) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Company shall be obligated to reimburse, or to cause the applicable Restricted Subsidiary to reimburse, the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Company and that the Company’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
     (m) Additional L/C Issuers. In addition to Bank of America and each L/C Issuer listed on the signature pages hereto as an “L/C Issuer,” the Company may from time to time, with notice to the Lenders and the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and the applicable Lender being so appointed, appoint additional Lenders to be L/C Issuers hereunder, provided that the total number of L/C Issuers at any time shall not exceed four Lenders. Upon the appointment of a Lender as a L/C Issuer hereunder such Person shall become vested with all of the rights, powers, privileges and duties of a L/C Issuer hereunder.
     (n) Removal of L/C Issuers. The Company may at any time remove any Lender from its role as an L/C Issuer hereunder upon not less than 30 days prior notice to such L/C Issuer (or such shorter period of time as may be acceptable to such L/C Issuer); provided that such removed L/C Issuer shall retain all the rights, powers, privileges and duties of a L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its removal as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Without limiting the foregoing, upon the removal of a Lender as an L/C Issuer hereunder, the Company may, or at the request of such removed L/C Issuer the Company shall use commercially reasonable efforts to, arrange for one or more of the other L/C Issuers to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such removed L/C Issuer and outstanding at the time of such removal, or make other arrangements satisfactory to the removed L/C Issuer to effectively cause another L/C Issuer to assume the obligations of the removed L/C Issuer with respect to any such Letters of Credit.
     (o) Reporting of Letter of Credit Information and L/C Issuer Sublimit. At any time that there is more than one L/C Issuer, then (i) on the last Business Day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that an L/C Credit Extension occurs with respect to any Letter of Credit, and (iv) upon the request of the Administrative Agent, each L/C Issuer (or, in the case of part (ii), (iii) or (iv), the applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such L/C Issuer) with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder. In addition, each L/C Issuer shall provide notice to the Administrative Agent of its L/C Issuer Sublimit, or any change thereto, promptly upon it becoming a L/C Issuer or making any change to its L/C Issuer Sublimit. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(o) shall limit the obligation of the Company or any Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03.
     2.04 Swing Line Loans.
     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (i) to the Company, in Dollars (each such loan to the Company, a “Domestic Swing Line Loan”) and (ii) in Dollars, Euros, Sterling or another Alternative Currency approved for such purpose by the Swing Line Lender pursuant to Section 1.06 to any Specified Foreign Borrower (each such loan to any Specified Foreign Borrower, a “Foreign Swing Line Loan” and, collectively with the Domestic Swing Line Loans, the “Swing Line Loans”) from time to time on any Business Day during the Availability Period; provided that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (iii) the Outstanding Amount of the Swing Line Loans shall not exceed the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment and (iv) in the case of any Foreign Swing Line Loan, the Outstanding Amount of Loans made to all of the Foreign Borrowers shall not exceed the Maximum Foreign Borrower Sublimit and the Outstanding Amount of all Loans made to each Foreign Borrower shall not exceed the Foreign Borrower Sublimit applicable to such Foreign Borrower, and provided, further, that neither the Company nor any Specified Foreign Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest as set forth in Section 2.08. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
     (b) Borrowing Procedures.
     (i) Domestic Swing Line Loans. Each Swing Line Borrowing of a Domestic Swing Line Loan shall be made upon the Company’s notice to the Swing Line Lender and the Administrative Agent (at the Administrative Agent’s Office with respect to Dollars), which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000 and (B) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing of Domestic Swing Line Loans (x) directing the Swing Line Lender not to make such Domestic Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (y) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Domestic Swing Line Loan available to the Company.
     (ii) Foreign Swing Line Loans. Each Swing Line Borrowing of a Foreign Swing Line Loan shall be made upon the applicable Specified Foreign Borrower’s delivery of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Specified Foreign Borrower (delivered at the Administrative Agent’s Office with respect to the requested currency of such Foreign Swing Line Loan). Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. (London time) on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be in a minimum of the Alternative Currency Equivalent of $500,000, (B) the currency of the Foreign Swing Line Loans to be borrowed, (C) the name of the applicable Specified Foreign Borrower, and (D) the requested borrowing date, which shall be a Business Day. Unless the Swing Line Lender has received notice from the Administrative Agent (including at the request of any Lender) prior to 11:00 a.m. (London time) on the date of the proposed Swing Line Borrowing (1) directing the Swing Line Lender not to make such Foreign Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 12:00 p.m. (London time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Foreign Swing Line Loan available to the applicable Specified Foreign Borrower.
     (c) Refinancing of Swing Line Loans.
     (i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Company or the applicable Specified Foreign Borrower (each of which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make (x) a Base Rate Committed Loan, in respect of Domestic Swing Line Loans and (y) a Eurocurrency Rate Loan, in respect of Foreign Swing Line Loans, in each case, in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans or Eurocurrency Rate Loans, as applicable, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan or Eurocurrency Rate Loan, as applicable, to the Company or to the applicable Specified Foreign Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans or Eurocurrency Rate Loans, as applicable, submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
     (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     (iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
     (d) Repayment of Participations.
     (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

     (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company (on behalf of the applicable Specified Foreign Borrower, if applicable) for interest on the Swing Line Loans. Until a Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Lender’s Applicable Percentage shall be solely for the account of the Swing Line Lender.
     (f) Payments Directly to Swing Line Lender. The Company or the applicable Specified Foreign Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
     2.05 Prepayments.
     (a) Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies (including, without limitation, Australian Dollars)) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of the applicable Alternative Currency Equivalent of $5,000,000 or a whole multiple of the applicable Alternative Currency Equivalent of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
     (b) The Company or the applicable Specified Foreign Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i)

such notice must be received by the Swing Line Lender and the Administrative Agent not later than (A) in the case of Domestic Swing Line Loans, 1:00 p.m. on the date of the prepayment and (B) in the case of Foreign Swing Line Loans, 10:00 a.m. (London time) on the date that is one Business Day prior to the date of such prepayment and (ii) any such prepayment shall be in a minimum principal amount (A) $100,000, in the case of Domestic Swing Line Loans and (B) the applicable Alternative Currency Equivalent of $500,000, in the case of Foreign Swing Line Loans. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
     (c) If the Administrative Agent notifies the Company at any time that the Total Outstandings that are not Cash Collateralized by the Company or another Borrower at such time exceed an amount equal to 105% of the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment or Cash Collateralization to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.03(k), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
     (d) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Swing Line Loans that are not Cash Collateralized by the Company or another Borrower made to the Borrowers at such time exceeds an amount equal to 105% of the Swing Line Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay the Swing Line Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Swing Line Sublimit.
     (e) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans made to Foreign Borrowers at such time exceeds an amount equal to 105% of the Maximum Foreign Borrower Sublimit then in effect, then, within two Business Days after receipt of such notice, the Foreign Borrowers shall prepay Loans made to them in an aggregate amount sufficient to reduce such Outstanding Amount of such Loans as of such date of payment to an amount not to exceed 100% of the Maximum Foreign Borrower Sublimit.
     (f) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans made to a Foreign Borrower at such time exceeds an amount equal to 105% of the Foreign Borrower Sublimit applicable to such Foreign Borrower, then, within two Business Days after receipt of such notice, such Foreign Borrower shall prepay Loans made to it in an aggregate amount sufficient to reduce such Outstanding Amount of such Loans as of such date of payment to an amount not to exceed 100% of the Foreign Borrower Sublimit applicable to such Foreign Borrower.
     2.06 Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total

Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit, the Maximum Foreign Borrower Sublimit, any Foreign Borrower Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage (without giving effect to any adjustments under Section 2.18). All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
     2.07 Repayment of Loans.
     (a) Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower and outstanding on such date.
     (b) The Company or the applicable Specified Foreign Borrower shall repay each Swing Line Loan made to the Company or such Specified Foreign Borrower, as applicable, on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.
     2.08 Interest.
     (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Loan denominated in Dollars and made to the Company as a Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Domestic Swing Line Loan shall, at the option of the Company, bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (A) the Base Rate plus the Applicable Rate for Base Rate Loans or (B) the Eurocurrency Rate plus the Applicable Rate for Eurocurrency Rate Loans and (iv) each Foreign Swing Line Loan shall bear interest at the Overnight Rate.
(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

     (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.09 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:
     (a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations that are not Cash Collateralized by the Company or another Borrower, subject to adjustment as provided in Section 2.18. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the end of September, 2011, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
     (b) Other Fees
     (i) The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     (ii) The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
     (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent (or, if applicable, the Swing Line Lender or applicable L/C Issuer) of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Company shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Company’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder for a period of thirty (30) days after the date of the public filing of the Company’s annual audited financial statements that include the period during which such termination and repayment occurred.
     2.11 Evidence of Debt.
     (a) The Credit Extensions made by each Lender and each L/C Issuer shall be evidenced by one or more accounts or records maintained by such Lender or such L/C Issuer and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or such L/C Issuer shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders or such L/C Issuer to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or any L/C Issuer and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) its Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
     2.12 Payments Generally; Administrative Agent’s Clawback.
     (a) General. All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency and Foreign Swing Line Loans, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders (including without limitation, the Swing Line Lender) to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency and Foreign Swing Line Loans shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the immediately following Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the immediately following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate otherwise applicable to the Loans comprising such Committed Borrowing. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that a Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
     A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 11.04(c).
     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17 or Section 6.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).
     Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
     2.14 Designated Borrowers; Agency of Company for Foreign Borrowers.
     (a) Subject to Section 6.14(e), the Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Wholly Owned Foreign Subsidiary of the Company that is a Restricted Subsidiary (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit H-1 (a “Designated Borrower Request and Assumption Agreement”), which shall include a proposed Foreign Borrower Sublimit to be applicable to such Applicant Borrower. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent shall have received on behalf of the Lenders such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent and each of the Lenders agree that an Applicant Borrower shall be entitled to be a Borrower and a Foreign Borrower and to receive Loans hereunder in an aggregate amount not to exceed the Foreign Borrower Sublimit to be applicable to such Foreign Borrower, then within one (1) Business Day following the Administrative Agent’s receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit H-2 (a “Designated Borrower Notice”) to the Company and the Lenders specifying that the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Foreign Borrower and a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after the date such notice is delivered; provided further, that the Lenders agree that, if at the time of designation, such Applicant Borrower is organized under the Laws of a jurisdiction in which a then-existing Foreign Borrower is organized, such Applicant Borrower may become a “Designated Borrower” pursuant hereto (subject to satisfaction of the other conditions set forth in this Section 2.14) without any requirement of further consent from the Lenders.
     (b) The Foreign Obligations of all Foreign Borrowers (including each Designated Borrower) shall be joint and several in nature.
     (c) Each Foreign Borrower, including each Foreign Subsidiary of the Company that becomes a “Designated Borrower” after the Closing Date pursuant to this Section 2.14, hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any Foreign Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken by only the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Foreign Borrower.
     2.15 [Reserved].
     2.16 Increase in Commitments.
     (a) Request for Increase. The Borrowers may from time to time, request by notice to the Administrative Agent (x) an increase in the Aggregate Commitments (each, a “Revolving Credit Increase”) or (y) one or more term loan tranches (each, an “Incremental Term Loan”; each Incremental Term Loan and each Revolving Credit Increase, collectively, referred to as the “Incremental Increases”); provided that (i) the principal amount for all such Incremental Increases in the aggregate since the Closing Date (including the then requested Incremental Increase) shall not exceed the Available Increase Amount, (ii) any such request for an Incremental Increase shall be in a minimum amount of $75,000,000 (or a lesser amount in the event such amount represents all remaining availability under this Section), (iii) the aggregate principal amount of all Revolving Credit Increases (including the then requested Revolving Credit Increase) shall not exceed $300,000,000, (iv) no Revolving Credit Increase shall (A) increase the Letter of Credit Sublimit without the consent of each L/C Issuer, (B) increase the Swing Line Sublimit without the consent of the Swing Line Lender, (C) increase the Maximum Foreign Borrower Sublimit by more than two-thirds of the amount of such Revolving Credit Increase, or (D) increase the Foreign Borrower Sublimit of any Foreign Borrower, (v) no Incremental Term Loan shall mature earlier than the Maturity Date, and (vi) each Incremental Increase shall constitute Obligations hereunder and shall be guaranteed and secured pursuant to the Guaranties and the Security Instruments on a pari passu basis with the other Obligations hereunder.
     (b) Process for Increase. Incremental Increases may be (but shall not be required to be) provided by any existing Lender, in each case on terms permitted in this Section 2.16 and otherwise on terms reasonably acceptable to the Administrative Agent, or by any other Person that qualifies as an Eligible Assignee (each such other Person, an “Additional Lender”) pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that (i) the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld) to each such Lender or proposed Additional Lender providing such Incremental Increase and (ii) in the case of any Revolving Credit Increase, each L/C Issuer and the Swing Line Lender shall have consented (in each case, such consent not to be unreasonably withheld) to each such Lender or proposed Additional Lender providing such Revolving Credit Increase if such consent by the L/C Issuers or the Swing Line Lender, as the case may be, would be required under Section 11.06(b) for an assignment of Committed Loans or Commitments to such Lender or proposed Additional Lender. No Lender shall have any obligation to increase its Commitment or participate in the Incremental Term Loan, as the case may be, and no consent of any Lender, other than the Lenders agreeing to provide any portion of an Incremental Increase, shall be required to effectuate such Incremental Increase.
     (c) Effective Date and Allocations. The Administrative Agent and the Company shall determine the effective date of any Incremental Increase (the “Increase Effective Date”) and the final allocations therefor. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such Incremental Increase and the Increase Effective Date.

     (d) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Increase, (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists and is continuing and (C) the Company and its Restricted Subsidiaries are in pro forma compliance with each of the financial covenants contained in Section 7.12. To the extent that any Incremental Increase shall take the form of an Incremental Term Loan, this Agreement shall be amended (without the need to obtain the consent of any Lender or any L/C Issuer other than the Lenders providing such Incremental Term Loans), in form and substance satisfactory to the Administrative Agent, to include such terms as are customary for a term loan commitment, including mandatory prepayments, assignments and voting provisions; provided that the covenants, defaults and similar non-economic provisions applicable to any Incremental Term Loan (i) shall be no more restrictive than the corresponding terms set forth in the then existing Loan Documents without the express written consent of the Administrative Agent and (ii) shall not contravene any of the terms of the then existing Loan Documents. Each Revolving Credit Increase shall have the same terms as the outstanding Committed Loans and be part of the existing revolving credit facilities hereunder. Upon each Revolving Credit Increase (x) each Lender having a Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Credit Increase (each, a “Revolving Credit Increase Lender”) in respect of such increase, and each such Revolving Credit Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans, will, in each case, equal each Lender’s Applicable Percentage (after giving effect to such increase in the Commitments) and (y) if, on the date of such increase there are any Committed Loans outstanding, such Committed Loans shall, on or prior to the effectiveness of such Revolving Credit Increase, be prepaid from the proceeds of additional Committed Loans made hereunder (reflecting such increase in Commitments), which prepayment shall be accompanied by any amounts required to be paid pursuant to Section 3.05 to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from such Revolving Credit Increase.
     (e) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.
     2.17 Cash Collateral.
     (a) Certain Credit Support Events. Upon the request of the Administrative Agent or the applicable L/C Issuer if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding and has not been Cash Collateralized as an Extended Letter of Credit pursuant to Section 6.16, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, no later than one (1) Business Day following the demand of the Administrative Agent, any L/C Issuer or the Swing Line Lender, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
     (b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant to this Agreement, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender) as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
     (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.04, 2.05, 2.18, 6.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
     (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
     2.18 Defaulting Lenders.
     (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
     (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.
     (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to a L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the applicable L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to any of the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any of the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
     (iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).
     (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

     (b) Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
     2.19 Designation of Subsidiaries.
     (a) Designation of Material Subsidiaries.
     (i) At any time after the Closing Date and upon written notice to the Administrative Agent, the Company may designate any Subsidiary as a Material Subsidiary.
     (ii) If, at the time a Compliance Certificate is delivered pursuant to Section 6.02(b), the Material Subsidiaries that are Domestic Subsidiaries are insufficient to satisfy each of the thresholds set forth in part (a) of the definition of Material Subsidiaries, the Company shall, no later than fifteen days after the date of delivery of such Compliance Certificate, designate in writing to the Administrative Agent such additional Designated Subsidiaries as “Material Subsidiaries” as are necessary to comply with such definition.
     (iii) In the case of any designations pursuant to this Section each such designated Subsidiary shall (unless such Subsidiary is an Excluded Subsidiary) comply with all the applicable provisions of Section 6.14 within the time provided therein.
     (b) Designation of Unrestricted and Restricted Subsidiaries. The Company may, at any time after the Closing Date and upon written notice to the Administrative Agent:
     (i) designate any Foreign Subsidiary as an Unrestricted Subsidiary; provided that:
     (A) such Foreign Subsidiary has no Indebtedness that is recourse to, Guaranteed by, or secured by a Lien on the assets of, the Company or any of its Restricted Subsidiaries;
     (B) the Company and its Restricted Subsidiaries are in pro forma compliance with each of the covenants in Section 7.12, immediately before and immediately after giving effect to such designation;
     (C) at the time of such designation, the aggregate amount of all Investments in such Foreign Subsidiaries (measured at the fair market value thereof at the time of such designation) are permitted under subsections (h) or (i) of Section 7.02 (or a combination of both such subsections), it being understood and agreed that the aggregate amount of all such Investments shall from and after such designation be a utilization of one or both such subsections;
     (D) the Available Liquidity is not less than $150,000,000 at the time of and immediately after giving effect to any such designation; and
     (E) no Foreign Subsidiary may be so designated unless each of its direct and indirect Subsidiaries satisfies each of the requirements in clauses (A) through (D) of this Section 2.19(b)(i); and
     (ii) designate any Unrestricted Subsidiary as a Restricted Subsidiary so long as (A) no Default shall have occurred and be continuing at the time of such re-designation or would result therefrom, (B) the Company and its Restricted Subsidiaries are in pro forma compliance with each of the covenants set forth in Section 7.12 both immediately before and immediately after giving effect to such re-designation, (C) if such Subsidiary is a Material Subsidiary and not an Excluded Subsidiary, all actions required in Section 6.14 (as if such Subsidiary were a new Subsidiary) have been taken and (D) at the time of such designation all Indebtedness of such Subsidiary shall be permitted pursuant to one or more applicable exceptions to the limitations on Indebtedness contained in Section 7.03 and all Investments of such Subsidiary shall be permitted pursuant to one or more applicable exceptions to the limitations on Investments contained in Section 7.02.
     Any Foreign Subsidiary that is not designated as an Unrestricted Subsidiary shall be a Restricted Subsidiary for all purposes in this Agreement and the other Loan Documents. Any designation of a Foreign Subsidiary as an Unrestricted Subsidiary or a Restricted Subsidiary shall (x) be deemed a representation and warranty by the Company that each of the requirements in clause (b)(i) or (b)(ii) of this Section, as applicable, are satisfied in all respects and (y) with respect to any designation of an Unrestricted Subsidiary, also serve as an effective designation of each of its Subsidiaries as Unrestricted Subsidiaries for purposes of this Agreement and the other Loan Documents.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01 Taxes.
     (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
     (i) Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
     (ii) If any Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the

Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
     (iii) If any Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
     (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
     (c) Tax Indemnifications.
     (i) Without limiting the provisions of subsection (a) or (b) above, each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or a L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to a Borrower by a Lender or a L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or a L/C Issuer, shall be conclusive absent manifest error.
     (ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and each L/C Issuer shall, and does hereby, indemnify each Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for such Borrower or the Administrative Agent) incurred by or asserted against such Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such L/C Issuer, as the case may be, to such Borrower or the Administrative Agent pursuant to subsection (e) and any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or a L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
     (d) Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.
     (e) Status of Lenders; Tax Documentation.
     (i) Each Lender shall deliver to the Company and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Borrowers hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions.
     (ii) Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,
     (A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company on behalf of such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
     (B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this

Agreement (and from time to time thereafter upon the request of the Company on behalf of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
     (I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
     (II) executed originals of Internal Revenue Service Form W-8ECI,
     (III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
     (IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
     (V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
     (iii) Each Lender shall promptly (A) notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender.
     (iv) Each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date (or such later date on which it first becomes a Borrower), and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.
     (v) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
     (f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or a L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
     3.02 Illegality. If any Lender in good faith determines (which such determination shall, absent manifest error, be final and conclusive and binding upon all parties) that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans (whether denominated in Dollars or an Alternative Currency) whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist (which such Lender agrees to do promptly upon the occurrence thereof). Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all such Eurocurrency Rate Loans of such Lender to (A) in the case of such Loans that are made to the Company and denominated in Dollars, Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), or (B) in the case of any other Loan, a Loan bearing interest at the applicable Overnight Rate for the currency in which such Loan was denominated prior to such conversion plus the Applicable Rate for Eurocurrency Rate Loans. Such prepayment or conversion shall occur either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
     3.03 Inability to Determine Rates. If the Required Lenders in good faith determine (which such determination shall, absent manifest error, be final and conclusive and binding upon all parties) that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of (or a conversion to) (A) in the case of such Loans that are (or are proposed to be) made to the Company and denominated in Dollars, Base Rate Loans in the amount specified therein or (B) in the case of any other Loans, a Loan bearing interest at the Overnight Rate for the requested currency, or in the case of a conversion of an existing Loan, the currency in which such Loan was denominated prior to such conversion plus the Applicable Rate for Eurocurrency Rate Loans.
     3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.
     (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the applicable L/C Issuer;
     (ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer);

     (iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or
     (iv) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit issued by such L/C Issuer or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or any L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If any Lender or any L/C Issuer in good faith determines (which such determination shall, absent manifest error, be final and conclusive and binding upon all parties) that any Change in Law affecting such Lender or any L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
     (c) Certificates for Reimbursement. A certificate of a Lender or such L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or a L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
     (e) Additional Reserve Requirements. The Company shall pay (or cause the applicable Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
     3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Borrower to compensate) such Lender for, and hold such Lender harmless, from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Borrower;
     (c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
     (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;
including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract but excluding any loss of profits or margin. The Company shall also pay (or cause the applicable Borrower to pay) any reasonable and customary administrative fees charged by such Lender in connection with the foregoing.
     For purposes of calculating amounts payable by the Company (or the applicable Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
     3.06 Mitigation Obligations; Replacement of Lenders.
     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company hereby agrees to pay (or to cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
     (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04 or gives a notice provided for under Section 3.02 or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 11.13.
     3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01 Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or “PDFs” (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each Lender:
     (i) executed counterparts of this Agreement, the Guaranties and the Security Instruments, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;
     (ii) Notes executed by each of the Borrowers in favor of each Lender that has requested Notes at least two (2) Business Days in advance of the Closing Date;
     (iii) such certificates, resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers, secretaries or assistant secretaries (or other individuals performing similar functions) of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
     (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Loan Parties is validly existing, in good standing or the equivalent thereof (to the extent applicable) and qualified to engage in business in its jurisdiction of incorporation or organization,
     (v) a favorable opinion of counsel to the Loan Parties including special counsel to the Loan Parties in the Netherlands, Belgium, Luxembourg and Ireland, in each case, addressed to the Administrative Agent and each Lender (and expressly permitting reliance by successors and assigns of the Administrative Agent and each Lender), as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent or the Required Lenders may reasonably request;
     (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
     (vii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect;
     (viii) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended on April 2, 2011, signed by a Responsible Officer of the Company;
     (ix) evidence satisfactory to the Administrative Agent and the Lenders that the amount, terms, types and conditions of all insurance maintained by the Loan Parties are consistent with that required to be maintained pursuant to the Loan Documents and certificates and endorsements naming the Administrative Agent, on behalf of the Secured Parties, as additional insured or lender loss payee, as the case may be, on all such property and liability insurance policies;
     (x) evidence satisfactory to the Administrative Agent (including customary payoff letters) that all obligations (including all principal, interest and other amounts) under the Existing Loan Agreement have been, or concurrently with the Closing Date are being, paid in full and terminated and all Liens securing obligations under the Existing Loan Agreement have been, or concurrently with the Closing Date are being, released; and
     (xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, any L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.
     (b) The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral.

     (c) The Administrative Agent shall have received original stock certificates or other certificates, if any, evidencing the Equity Interests pledged pursuant to the Security Instruments, together with an undated transfer power for each such certificate duly executed in blank by the registered owner thereof, for any such Equity Interests that are certificated.
     (d) The Administrative Agent shall have received the results of a Lien search (including a search as to judgments and tax matters), in form and substance reasonably satisfactory thereto, made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in assets of the same type as the Collateral of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Liens permitted pursuant to Section 7.01).
     (e) Any fees and expenses required to be paid on or before the Closing Date under the Fee Letters and the “Commitment Letter” (as defined in the Fee Letters) or under any Loan Document shall have been paid.
     (f) Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two (2) Business Days prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
     Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
     (a) The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Credit Extension (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date) and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
     (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

     (c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
     (d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.
     (e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) the Swing Line Lender (in the case of any Foreign Swing Line Loan) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
     Each Request for Credit Extension (other than a Committed Loan Notice (x) requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans or (y) deemed submitted pursuant to Section 2.04(c)(i)) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     The Company, as to itself and its Subsidiaries, and each other Borrower solely as to itself and its Subsidiaries, represents and warrants to the Administrative Agent and the Lenders that:
     5.01 Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing or the equivalent thereof (to the extent applicable) under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing or the equivalent thereof (to the extent applicable) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
     5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other

Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document.
     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party that is a party thereto, enforceable against each Loan Party that is party thereto in accordance with its terms; provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar Laws affecting the enforcement of creditors’ rights generally.
     5.05 Financial Statements; No Material Adverse Effect; Casualty Events.
     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Company and its Restricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
     (b) The unaudited consolidated balance sheet of the Company and its Restricted Subsidiaries dated April 2, 2011, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Restricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance (including, without limitation, any casualty event), either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     (d) The projections that have been delivered to the Administrative Agent pursuant to Section 4.01 or any projections hereafter delivered to the Administrative Agent have been prepared in light of the past operations of the businesses of the Company and its Restricted Subsidiaries and are based upon estimates and assumptions stated therein, all of which the Company has determined to be reasonable in light of then current conditions and current facts and reflect the good faith and reasonable estimates of the Company of the future financial performance of the Company and its Restricted Subsidiaries of the other information projected therein for the periods set forth therein (it being understood that actual results may differ from those set forth in such projections).
     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrowers or any of their respective Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) could reasonably be expected to have a Material Adverse Effect.
     5.07 No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     5.08 Ownership of Property. Each of the Company and each Restricted Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property and good title to, or valid leasehold interests in, all personal property, in each case necessary to the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, except where the failure to have such title or other interest could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.09 Environmental Compliance. The Company and its Subsidiaries are in compliance with all Environmental Laws, other than those the failure with which to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.10 Taxes. There is no proposed tax assessment against the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.
     5.11 ERISA Compliance.
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has either (i) received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code or an application for such a letter is currently being processed by the Internal Revenue Service or (ii) is maintained under a prototype or volume submitter plan and may rely upon a favorable opinion or advisory letter issued by the Internal Revenue Service with respect to such prototype or volume submitter plan. To the knowledge of the Company, nothing has occurred that could reasonably be expected to prevent or cause the loss of such tax-qualified status.
     (b) Except as has not resulted or could not reasonably be expected to result in a Material Adverse Effect (i) there are no pending or, to the knowledge of the Company or any ERISA Affiliate, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or Pension Plan; (ii) no Borrower nor any ERISA Affiliate has engaged in a non-exempt “prohibited transaction”, (as defined in Section 406 of ERISA and Section 4975 of the Code), in connection with any Plan or Pension Plan, that could reasonably subject any Borrower to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code; and (iii) there has been no violation of the fiduciary responsibility rules with respect to any Plan or Pension Plan.
     (c) Except as would not reasonably be expected to have a Material Adverse Effect: (i) No ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the next valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which are delinquent; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to become subject to Section 4069 or Section 4212(c) of ERISA.

     (d) Neither the Company nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan on the Closing Date, other than those listed on Schedule 5.11(d) hereto.
     5.12 Subsidiaries; Equity Interests. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are (as applicable) fully paid and nonassessable and are owned by the applicable Loan Party in the amounts specified on Part (a) of Schedule 5.12 free and clear of all Liens (other than Liens permitted under Section 7.01). The Company owns no Equity Interests in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.12. All of the outstanding Equity Interests in the Company have been validly issued, and are fully paid and nonassessable. Each of the Domestic Guarantors (other than the Company), Foreign Borrowers and Foreign Guarantors and each Material Subsidiary and Limited Subsidiary is indentified as such in Part (a) of Schedule 5.12.
     5.13 Margin Regulations; Investment Company Act.
     (a) No Borrower nor any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the applicable Borrower only or of the Company and its Restricted Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
     (b) Neither the Company nor any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.14 Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (other than information of a general economic or general industry nature), as and when furnished and taken as a whole with all such reports, financial statements, certificates and other information previously furnished, contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company makes only those representations set forth in Section 5.05(d).
     5.15 Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     5.16 Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of the Company is set forth on Schedule 11.02. The true and correct unique identification number of each Borrower that is a Foreign Subsidiary and a party hereto on the Closing Date that has been issued by its jurisdiction of organization and the name of such jurisdiction are set forth on Schedule 5.16.
     5.17 Intellectual Property; Licenses, Etc. The Company and each of its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to own or possess such rights, or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     5.18 Solvency. The Company and its Restricted Subsidiaries (taken as a whole) are Solvent.
     5.19 Representations as to Foreign Obligors.
     (a) Each Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
     (b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
     (c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.
     (d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

     5.20 OFAC. None of the Borrowers, any Subsidiary of any Borrower or (to the knowledge of the Company) any Affiliate of any Borrower: (a) is a Sanctioned Person, (b) has any of its assets in Sanctioned Entities, or (c) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities, in each case, that would constitute a violation of applicable Laws. The proceeds of any Credit Extension will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, in each case, that would constitute a violation of applicable Laws.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Extended Letters of Credit and any other Letter of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer), the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:
     6.01 Financial Statements. Deliver to the Administrative Agent:
     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (or, if earlier, 10 Business Days after the date required to be filed with the SEC), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards or the standards of the Public Company Accounting Oversight Board (or any entity succeeding to its principal functions), as applicable, and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and accompanied by a report containing management’s discussion and analysis of such financial statements for the fiscal year then ended;
     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ending July 2, 2011) (or, if earlier, 10 Business Days after the date required to be filed with the SEC), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related consolidated statements of cash flows for the portion of the Company’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

     (c) promptly upon becoming available, but in no event later than forty (40) days after the end of each fiscal year (commencing with the fiscal year of the Company ending December 31, 2011), a projected consolidated financial budget (including forecasted balance sheets, statements of income and loss and summary cash flow items) of the Company and its Restricted Subsidiaries for such fiscal year, in a format reasonably acceptable to the Administrative Agent, together with such supporting information as the Administrative Agent may reasonably request. Such projected financial budget shall be prepared on a quarterly basis. Such projected financial budget shall have been prepared on the basis of assumptions that the Company believes to be reasonable as of the date of preparation of such budget in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial budget).
As to any information contained in materials furnished pursuant to Section 6.02(d), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
     6.02 Certificates; Other Information. Deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent:
     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event (it being understood that any such certificate may be subject to reasonable and customary limitations of applicable policies and procedures of such accountants, including Statement of Auditing Standards 62);
     (b) commencing with the delivery of the financial statements for the fiscal quarter ending September 30, 2011, concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) together with a certificate signed by such officer and containing (A) a calculation, in form and substance satisfactory to the Administrative Agent, of the Cumulative Available Amount, of the consolidated total assets as most recent fiscal quarter end or fiscal year end, as the case may be, and of the applicable utilization of the baskets in each of Sections 7.02(h), 7.03(f), 7.03(i) and 7.05(f), (B) a listing of each Restricted Subsidiary, Material Subsidiary and Limited Subsidiary and (C) the notices relating to Subsidiaries required by Section 6.14(a) and (ii) the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements;
     (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Company generally, and copies of all annual, regular, periodic and special reports and material registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (d) promptly after the furnishing thereof, copies of any statement or report furnished to the holders of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent pursuant to Section 6.01 or any other clause of this Section 6.02; and
     (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
     Documents required to be delivered pursuant to Section 6.01(a) or (b), Section 6.02(c) or Section 6.03(b), (c), (d) or (e)(i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that reasonably requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Company shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Borrower or its respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
     6.03 Notices. Promptly after a Responsible Officer of the Company or (solely with respect to clauses (a) and (b) below) any other Borrower obtains actual knowledge thereof, notify the Administrative Agent:

     (a) of the occurrence of any Default;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;
     (c) of the occurrence of any ERISA Event which could reasonably be expected to have a Material Adverse Effect;
     (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary, including any determination by the Company referred to in Section 2.10(b); and
     (e) of (i) any announcement by Moody’s or S&P of any change in the Moody’s Rating or the S&P Rating, respectively or (ii) any instruction by the Company to Moody’s or S&P not to provide the Moody’s Rating or the S&P Rating, respectively.
     Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with reasonable particularity any and all provisions of this Agreement and any other Loan Document that the Company believes in good faith have been breached.
     6.04 Payment of Taxes and Claims. Pay and discharge as the same shall become due and payable, (a) all federal and other tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Restricted Subsidiary or (ii) the failure to so pay or discharge the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (b) all lawful claims which, if unpaid, could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
     6.05 Preservation of Existence, Etc.
     (a) Preserve, renew and maintain in full force and effect its legal existence and in good standing or the equivalent thereof (to the extent applicable) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05.
     (b) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     (c) Preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.06 Maintenance of Properties. Except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect:
     (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and.
     (b) make all necessary repairs thereto and renewals and replacements thereof.
     6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and consistent with the requirements of the Security Instruments, of such types and in such amounts (after giving effect to any self-insurance customary for Persons engaged in the same or similar business) as are customarily carried under similar circumstances by such other Persons.
     6.08 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP (other than the books and records of Foreign Subsidiaries that are kept in accordance with local accounting rules) consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Company or such Restricted Subsidiary, as the case may be.
     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ reasonable and customary policies and procedures), all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent and the Lenders shall coordinate with one another regarding any visits under this Section and shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default (it being understood that each Lender may be represented in such annual visit or inspection, which shall be organized by the Administrative Agent and that during the continuation of an Event of Default such visits and inspections may be conducted by the Administrative Agent or any Lender at any time during normal business hours and without prior notice and without regard to any limitation as to the number of such visits and inspections in any calendar year). So long as at such time no Default exists, the Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Company’s independent public accountants. Notwithstanding anything to the contrary in this Section, neither the Company nor any Restricted Subsidiary will be required to disclose, permit inspection of, examination or making copies or abstracts of, or discussion of, any document, information or other matter (a) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Law or any binding contract that is not entered into in contemplation of any such inspection or disclosure or (b) that is subject to attorney-client privilege or constitutes attorney work product.

     6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for the refinancing of the credit facility established pursuant to the Existing Loan Agreement, working capital and general corporate purposes (including capital expenditures, Investments permitted hereunder (including Permitted Acquisitions) and the redemption or repurchase of the notes issued under the Existing Indentures) not in contravention of any Law or of any Loan Document.
     6.12 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.
     6.13 Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are necessary to maintain the enforceability of, and the practical realization by the Secured Parties of the intended benefit of, the applicable Loan Documents against such Foreign Obligors.
     6.14 Notices Regarding Subsidiaries; Covenant to Guarantee and Give Security.
     (a) Notices and Information. Provide notice to the Administrative Agent (i) no later than 15 days after the date on which any Person becomes, as a result of formation or acquisition, a Domestic Subsidiary that is not a Domestic Guarantor but is a Material Subsidiary (other than by virtue of clause (ii) of the proviso contained in the definition of “Material Subsidiary”) and (ii) no later than 15 days after the delivery of each Compliance Certificate (A) of any Domestic Subsidiary that is not a Domestic Guarantor but is as of the last day of the fiscal quarter for which such Compliance Certificate was delivered a Material Subsidiary, (B) of any Foreign Subsidiary that is not a Foreign Borrower or a Foreign Guarantor and is not an Excluded Subsidiary pursuant to either subpart (a) or (b) of such definition and that has assets or revenues in excess of 2.5% of the consolidated total assets or revenues of the Company and its Restricted Subsidiaries as of the most recent quarter-end and four-quarter period, the amount of such Foreign Subsidiary’s assets and revenues, and the jurisdiction of formation of such Foreign Subsidiary, (C) of any Domestic Subsidiary whose Equity Interests have not been pledged pursuant to a Security Instrument, and (D) of any First-Tier Foreign Subsidiary whose Equity Interests have not been pledged pursuant to a Security Instrument (including any Foreign Subsidiary of which notice is required pursuant to clause (ii)(B) above) unless the pledge thereof has previously been determined by the Administrative Agent and the Company not to be required because the cost and the consequences (including any adverse tax consequences) of such a pledge is excessive in relation to the benefits afforded thereby.
     (b) Domestic Guarantors and Collateral. Within 30 days (or such later time as may be determined by the Administrative Agent in its sole discretion) after the date any notice is provided, or is required to be provided, pursuant to Section 6.14(a)(i) or 6.14(a)(ii)(A) or (C) above, if any relevant Person is an indirect or direct Domestic Subsidiary that is a Material Subsidiary and not an Excluded Subsidiary, cause such Domestic Subsidiary to (as applicable):

     (i) become a Domestic Guarantor by execution and delivery to the Administrative Agent of a joinder agreement in the form provided in the Domestic Guaranty or in such other form as is reasonably acceptable to the Administrative Agent;
     (ii) except during a Collateral Release Period, grant a security interest in all of its assets of the type constituting, or required to constitute, Collateral (subject to the exceptions contained in the applicable Security Instruments) owned by such Domestic Subsidiary by execution and delivery to the Administrative Agent of a supplement or joinder agreement in the form provided in the applicable Security Instrument or in such other form as is reasonably acceptable to the Administrative Agent; and
     (iii) in furtherance of clauses (i) and (ii) above, deliver to the Administrative Agent for the benefit of the Secured Parties, (A) such other document or documents as the Administrative Agent shall reasonably deem appropriate to effect the purposes set forth in such clauses, (B) such documents and certificates referred to in Section 4.01 (including, without limitation, legal opinions) as may be reasonably requested by the Administrative Agent, (C) except during a Collateral Release Period, such original Collateral (together with transfer powers) and other items as may be required to be delivered under the terms of the applicable Security Instruments, (D) updated schedules to the Loan Documents if, and as, requested by the Administrative Agent and (E) such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
     (c) First-Tier Foreign Subsidiary Pledges. Except during a Collateral Release Period and subject to the proviso at the end of this subsection (c), within 30 days (or such later time as may be determined by the Administrative Agent in its sole discretion) after the date any notice is provided, or is required to be provided, pursuant to Section 6.14(a)(ii)(D) above, cause the Company or Domestic Subsidiary that owns the Equity Interests in such First-Tier Foreign Subsidiary to deliver to the Administrative Agent for the benefit of the Secured Parties a Security Instrument (or such other document or documents as the Administrative Agent shall deem appropriate for such purpose) executed by the applicable owner or owners of the Equity Interests of such First-Tier Foreign Subsidiary and other documentation, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, in each case pledging sixty-five percent (65%) of the Equity Interests (which pledge shall only be required to include 65% of the voting Equity Interests) of such First-Tier Foreign Subsidiary (including without limitation, (x) if applicable, original stock certificates (or the equivalent thereof) evidencing such percentage of the Equity Interests issued by such First-Tier Foreign Subsidiary, together with transfer powers, (y) Foreign Pledges and other documentation governed or required by the Laws of, or customary in, the jurisdiction in which such First-Tier Foreign Subsidiary is organized, in the event such First-Tier Foreign Subsidiary is a Foreign Borrower or a Foreign Guarantor, and (z) to the extent reasonably requested by the Administrative Agent, documents and certificates referred to in Section 4.01, updated schedules to the Loan Documents (in each case with respect to such First-Tier Foreign Subsidiary) and other such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent); provided that (A) the provisions of this subsection (c) shall not apply to any pledge of Equity Interests: (1) as to which both the Administrative Agent and the Company reasonably determine that the costs and consequences (including any adverse tax consequences) of obtaining such a pledge is excessive in relation to the benefits afforded thereby; (2) of any First-Tier Foreign Subsidiary that is a non Wholly Owned Restricted Subsidiary if the Organization Documents of such First-Tier Foreign Subsidiary prohibit such pledge or would require the consent of any third party that has not been obtained after the Company’s use of commercially reasonable efforts to obtain such consent; or (3) that is prohibited by applicable Laws, and (B) the Company shall not be required to obtain any Security Instruments or documentation of the type referred to in clause (y)

above unless such First-Tier Foreign Subsidiary is a Foreign Borrower or Foreign Guarantor (it being understood and agreed that if such First-Tier Foreign Subsidiary becomes a Foreign Borrower or Foreign Guarantor such Security Instruments and documentation shall be provided not later than 30 days (or such later time as may be determined by the Administrative Agent in its sole discretion) after the request of the Administrative Agent.
     (d) Foreign Guarantors. Promptly after the date any notice is provided, or is required to be provided, pursuant to Section 6.14(a)(ii)(B) above, unless such Foreign Subsidiary has been or is being designated as an Unrestricted Subsidiary or is an Excluded Subsidiary pursuant to clause (a) or (b) of the definition thereof, the Company and the Administrative Agent will enter into discussions regarding whether such Foreign Subsidiary is reasonably an Excluded Subsidiary pursuant to clause (c) of such definition, and within 30 days (or such later time as may be determined by the Administrative Agent in its sole discretion) after any determination that such Foreign Subsidiary is not such an Excluded Subsidiary, cause such Foreign Subsidiary to become a Foreign Guarantor and deliver to the Administrative Agent for the benefit of the Secured Parties, (A) a joinder agreement to the Foreign Guaranty in the form provided therein or such other document as the Administrative Agent shall reasonably deem appropriate to effect the purposes of this subsection (d), (B) such documents and certificates referred to in Section 4.01 (including, without limitation, legal opinions) as may be reasonably requested by the Administrative Agent, (C) updated schedules to the Loan Documents if, and as, requested by the Administrative Agent and (D) such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
     (e) General Limitation. No Foreign Subsidiary shall be required or permitted to be joined as a Foreign Borrower or Foreign Guarantor hereunder to the extent that either the Administrative Agent or the Company reasonably determines that joining such Foreign Subsidiary as a Foreign Borrower or Foreign Guarantor would violate any Law applicable to such Foreign Subsidiary, the Administrative Agent or the Lenders (including, without limitation, any applicable Laws regarding financial assistance).
     6.15 Further Assurances. Promptly upon the written request by the Administrative Agent (which may act at the request of any Lender), the Company or the applicable Loan Party shall (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) except during a Collateral Release Period, to the fullest extent permitted by applicable Laws, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Instruments, (iii) except during a Collateral Release Period, perfect and maintain the validity, effectiveness and priority of any of the Security Instruments and any of the Liens intended to be created thereunder in accordance with the applicable terms of the Security Instruments and (iv) except during a Collateral Release Period, assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
     6.16 Extended Letters of Credit. The Company shall provide Cash Collateral (in an amount equal to 105% of the maximum face amount of each Extended Letter of Credit, calculated in accordance with Section 1.09) to each applicable L/C Issuer with respect to each Extended Letter of Credit issued by such L/C Issuer by the date 5 Business Days prior to the Maturity Date; provided that if the Company fails to provide Cash Collateral with respect to any such Extended Letter of Credit by such time, such event shall be treated as a drawing under such Extended Letter of Credit (in an amount equal to 105% of the maximum face amount of each such Letter of Credit, calculated in accordance with Section 1.09), which shall be reimbursed (or participations therein funded) in accordance with Section 2.03(c), with the proceeds being utilized to provide Cash Collateral for such Letter of Credit. Upon the termination of this Agreement, the pricing and fees applicable to any Extended Letter of Credit shall be as separately agreed between the Company and the applicable L/C Issuer.
     6.17 Corporate Ratings. Use commercially reasonable efforts to maintain both a Moody’s Rating and a S&P Rating at all times (or, if one of the ratings is not available or cannot be obtained by using commercially reasonable efforts, use commercially reasonable efforts to obtain a similar type rating from another rating agency reasonably acceptable to the Administrative Agent).
     6.18 Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.18, in each case within the time limits specified therefor on such schedule.
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Extended Letters of Credit and any other Letter of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer), the Company shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:
     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
     (a) Liens pursuant to any Loan Document;
     (b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) any such Lien does not extend to any additional property other than after-acquired property that is affixed or incorporated into the property covered by the renewed or replaced Liens, and the proceeds and products of such property, (ii) the amount secured or benefited thereby is not increased except as contemplated in the definition of “Refinancing Indebtedness”, (iii) the direct or any contingent obligor with respect thereto is not changed (other than releases of contingent obligors), and (iv) any renewal or extension of the Indebtedness (if any) secured or benefited thereby is permitted Refinancing Indebtedness;
     (c) Liens for taxes, assessments and other governmental charges that are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business (and not securing Indebtedness) which are not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien, or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     (e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation (and not securing Indebtedness) and (ii) pledges and deposits in the ordinary course of business securing liability for customary reimbursement and indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any of its Restricted Subsidiaries;
     (f) deposits to secure the performance of bids, trade contracts, government contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than bonds related to judgments or litigation);
     (g) easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances and other title defects affecting real property which, in the aggregate, do not in any case materially detract from the value of the properties of, or materially interfere with the ordinary conduct of the business of, the Company and its Restricted Subsidiaries taken as a whole;
     (h) Liens securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds relating to such judgments;
     (i) Liens securing Indebtedness permitted under Section 7.03(f)(i); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such financed property and the products and proceeds of such property and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
     (j) Liens on the Collateral securing Permitted Pari Passu Indebtedness;
     (k) Liens on assets not constituting (or required to constitute (including in connection with a Collateral Reinstatement Event)) Collateral only securing Indebtedness permitted under Section 7.03(l);
     (l) Liens on assets of any Foreign Subsidiary (other than a Foreign Subsidiary described in clause (c) of the definition of such term) securing only Indebtedness permitted under Section 7.03(i);
     (m) Liens on assets of (i) any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) the Company or any Restricted Subsidiary existing at the time such assets are purchased or otherwise acquired by the Company or such Restricted Subsidiary pursuant to a transaction permitted pursuant to this Agreement; provided that with respect to each of the foregoing clauses (i) and (ii), such Liens (A) only secure Indebtedness permitted under Section 7.03(f)(ii); (B) attach only to specific assets and do not constitute a blanket or all asset Lien and (C) do not extend to, or attach to, any of the other assets of the Borrowers or any of their Restricted Subsidiaries;
     (n) Liens on assets of Limited Subsidiaries only securing Indebtedness permitted under Section 7.03(j); provided that such Liens attach only to the assets of the Limited Subsidiaries incurring or guaranteeing such Indebtedness and do not extend to or attach to any assets of the Borrowers or any other Restricted Subsidiaries (other than the Limited Subsidiaries obligated on such Indebtedness);

     (o) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code as in effect in the relevant jurisdiction, (ii) Liens of any depositary bank or securities intermediary in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account or securities account of any Loan Party or any Restricted Subsidiary thereof, including any Lien granted in the ordinary course which arises from the general banking conditions (algemene bankvoorwaarden) as generally applied in respect to Dutch bank accounts;
     (p) (i) contractual or statutory Liens of lessors to the extent relating to the property and assets relating to any lease agreements with such lessors and (ii) contractual Liens of suppliers (including sellers of goods) or customers to the extent limited to the property or assets relating to such contract, and all products and proceeds thereof;
     (q) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business; provided that the same do not interfere in any material respect with the business of the Company and its Restricted Subsidiaries taken as a whole;
     (r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (s) Liens on insurance policies of the Company and its Restricted Subsidiaries and the proceeds thereof securing the financing of the premiums with respect to such insurance policies;
     (t) Liens (i) solely on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(f)(ii), (g), (h) or (i) to be applied against the acquisition price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
     (u) Liens arising out of customary conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;
     (v) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02 and reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or brokerage accounts maintained in the ordinary course of business and not for speculative purposes;
     (w) purported Liens evidenced by the filing of precautionary UCC financing statements not evidencing a security interest in any of the property of the Company or any of its Restricted Subsidiaries; and
     (x) Liens on Receivables and Related Assets arising under any Permitted Receivables Financing permitted under Section 7.03(s), provided that any such Lien shall only apply to Receivables of the Borrower or any applicable Subsidiary purported to be transferred to a Receivables Financing Subsidiary or another applicable Person in accordance with the applicable Permitted Receivables Facility and to the Related Assets with respect thereto;
provided that, notwithstanding anything to the contrary in this Section, during a Collateral Release Period none of the foregoing provisions of this Section 7.01 shall permit any Lien to exist on assets that constituted or would constitute Collateral immediately prior to applicable Collateral Release Event, except (A) to the extent that such Liens were expressly permitted on such assets prior to giving effect to such Collateral Release Event, and (B) Liens on Receivables and Related Assets permitted by Section 7.01(x) above.
     7.02 Investments. Make any Investments, except:
     (a) Investments held by the Company or such Restricted Subsidiary in the form of cash or Cash Equivalents;
     (b) loans and advances to employees of the Company and Restricted Subsidiaries in the ordinary course of business;
     (c) Investments of (i) the Company or any Restricted Subsidiary in the Company, any other Loan Party or any Wholly Owned Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary in any other Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary; provided that if such Investment is in the form of Indebtedness, such intercompany Indebtedness of the obligor must be permitted by Section 7.03(e);
     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business and consistent with past practice;
     (e) Guarantees permitted by Section 7.03;
     (f) Investments of the Company or its Restricted Subsidiaries to the extent that such Investments either:
     (i) are existing as of the Closing Date and listed on Schedule 7.02; or
     (ii) are to be made after the Closing Date and have been previously disclosed in reasonable detail to the Administrative Agent and the Lenders in writing at least three (3) Business Days prior to the Closing Date; provided that each such Investment shall only be permitted hereunder if the Available Liquidity is not less than $150,000,000 at the time of and immediately after giving effect to any such Investment;
     (g) Permitted Acquisitions;
     (h) so long as no Default shall have occurred and be continuing or would result therefrom, Investments (other than a hostile acquisition) of the Company or any of its Restricted Subsidiaries in an aggregate amount that, when combined with all other Investments previously made pursuant to this subsection (h) (and after giving effect to any credit for any amount (not in excess of the original amount invested) that has been realized in respect of such prior Investments made pursuant to this subsection (h) upon the sale, collection or return of capital thereof), determined at the time of making such proposed Investment (and after giving pro forma effect to such proposed Investment), shall not exceed 12.5% of the consolidated total assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP as of the last day of the fiscal quarter or fiscal year immediately preceding the date of such investment for which financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to Section 6.01 (it being acknowledged and agreed that no Default shall be deemed to have occurred if the aggregate amount of all such Investments under this subsection (h) shall at a later time exceed 12.5% of the consolidated total assets of the Company and its Restricted Subsidiaries so long as at the time of each such Investment (and immediately after giving pro forma effect thereto) each such Investment was permitted to be made under this subsection (h));
     (i) so long as no Default shall have occurred and be continuing or would result therefrom, Investments (other than a hostile acquisition) of the Company or any of its Restricted Subsidiaries the aggregate amount of which, when combined with all Restricted Payments made on or prior to such date pursuant to Section 7.06(d) and all other Investments previously made pursuant to this Section 7.02(i) (and after giving effect to any credit for any amount (not in excess of the original amount invested) that has been realized in respect of such prior Investments previously made pursuant to this subsection (i) upon the sale, collection or return of capital thereof), does not exceed the Cumulative Available Amount;
     (j) deposits made in the ordinary course of business to secure the performance of leases or other obligations;
     (k) Swap Contracts permitted pursuant to Section 7.03;
     (l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure (or other transfer of title in lieu of foreclosure) with respect to any secured Investment;
     (m) Investments arising out of the receipt by the Company or any Restricted Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 7.05;
     (n) Investments represented by Guarantees by the Company or any of its Restricted Subsidiaries of operating leases or of other obligations that do not constitute Indebtedness, in each case, entered into in the ordinary course of business;
     (o) extensions of trade credit in the ordinary course of business and consistent with customary credit practices and policies;
     (p) Investments of a Person existing at the time such Person becomes a Restricted Subsidiary pursuant to an Investment permitted under subsections (f)(ii), (g), (h) or (i) of this Section so long as such Investments were not made in connection with, or in contemplation of, such Person becoming a Subsidiary;
     (q) Investments in the ordinary course of business consisting of endorsements for collection or deposit;
     (r) Investments consisting of the acquisition of development authority or other quasi-governmental entity bonds pursuant to a Tax Incentive Program, the payment stream with respect to which mirrors the obligation of the applicable borrower to pay such development authority or other quasi-governmental entity under any lease relating to such Tax Incentive Program; and
     (s) Investments of the Company or any Restricted Subsidiary in any Restricted Subsidiary received in connection with any Permitted Receivables Financing;
     provided that, notwithstanding anything to the contrary in this Section, (A) Investments in Limited Subsidiaries and Unrestricted Subsidiaries shall be permitted only to the extent that such

Investments are permitted pursuant to subsection (h) or subsection (i) (or a combination of both such subsections) (it being understood and agreed that none of the other provisions of this Section shall be construed to permit an Investment in a Limited Subsidiary or an Unrestricted Subsidiary) and (B) any Investment in an Unrestricted Subsidiary (including any Investment measured at the time of the designation of any Subsidiary as an Unrestricted Subsidiary) shall be conditioned on the Available Liquidity being not less than $150,000,000 immediately after giving effect to any such Investment.
     7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Indebtedness under the Loan Documents;
     (b) Indebtedness: (i) outstanding on the date hereof and listed on Schedule 7.03 and any Refinancing Indebtedness in respect thereof; or (ii) to be incurred after the Closing Date and which has been previously disclosed in reasonable detail to the Administrative Agent and the Lenders in writing at least three (3) Business Days prior to the Closing Date;
     (c) Guarantees of (i) the Company or any Restricted Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Company or any Restricted Subsidiary (other than in respect of Indebtedness permitted under subsections (g), (h) and (j) of this Section); (ii) any Loan Party in respect of Indebtedness permitted under subsections (g) and (h) of this Section; and (iii) any Limited Subsidiary in respect to Indebtedness permitted under subsection (j) of this Section;
     (d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
     (e) unsecured intercompany Indebtedness (i) owed by the Company or any Wholly Owned Restricted Subsidiary to the Company, any other Loan Party or any other Wholly Owned Restricted Subsidiary that is not a Loan Party, (ii) owed by any Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary or a Loan Party) to the Company, any other Loan Party or a Wholly Owned Restricted Subsidiary that is not a Loan Party so long as the related Investment by the Company, other Loan Party or Wholly Owned Restricted Subsidiary that is not a Loan Party is permitted by Section 7.02(h) or (i), (iii) owed by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary to another Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary and (iv) owed by the Company or any Wholly Owned Restricted Subsidiary to a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary and not a Loan Party so long as (A) the Investment by such Restricted Subsidiary is permitted by Section 7.02(h) or (i) and (B) if such Indebtedness is owing by a Loan Party, it is subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent;
     (f) (i) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i) and Refinancing Indebtedness in respect of such Indebtedness; (ii) other Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 7.02 and Refinancing Indebtedness in respect of such Indebtedness so long as any such Indebtedness described in this clause (ii) or any Refinancing Indebtedness in respect thereof (A) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, and (B) neither the Company nor any

Restricted Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness; provided that the aggregate amount of such Indebtedness incurred at any time under this subsection (f), when combined with all other Indebtedness incurred previously pursuant to this subsection (f) (and after giving credit for any permanent repayments of any such Indebtedness so incurred), determined as of the date of such incurrence (and after giving pro forma effect to such proposed incurrence), shall not exceed 5% of the consolidated total assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP as of the last day of the fiscal quarter or fiscal year immediately preceding such date of incurrence for which financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to Section 6.01 (it being acknowledged and agreed that no Default shall be deemed to have occurred if the aggregate amount of all such Indebtedness incurred under this subsection (f) shall at a later time exceed 5% of the consolidated total assets of the Company and its Restricted Subsidiaries so long as at the time of each such incurrence each such incurrence was permitted to be made under this subsection (f));
     (g) Indebtedness consisting of Permitted Pari Passu Indebtedness;
     (h) unsecured Indebtedness of the Loan Parties; provided that (i) at the time of incurrence thereof, no Default has occurred and is continuing or would result from the incurrence of such Indebtedness immediately following the incurrence of such Indebtedness; (ii) immediately before and immediately after giving pro forma effect to the incurrence of such Indebtedness the Company and its Restricted Subsidiaries shall be in compliance with each of the financial covenants contained in Section 7.12; (iii) such Indebtedness shall not be scheduled to mature prior to the Maturity Date and shall not have a weighted average life to maturity (as reasonably determined by the Administrative Agent in accordance with customary financial practice) that is shorter than the remaining term of the Commitments; and (iv) no Subsidiary of the Company other than a Loan Party shall be obligated, either primarily or as a guarantor or otherwise, with respect to such Indebtedness;
     (i) Indebtedness (including Permitted Receivables Financings) of any Restricted Subsidiary that is a Foreign Subsidiary (other than a Foreign Subsidiary described in clause (c) of the definition of such term) in an aggregate principal amount at the time of incurrence that, when combined with all other Indebtedness incurred previously pursuant to this subsection (i) (and after giving credit for any permanent repayments of any such Indebtedness so incurred), determined as of the date of such incurrence (and after giving pro forma effect to such proposed incurrence), shall not exceed 6.5% of the consolidated total assets of the Company and its Foreign Subsidiaries that are Restricted Subsidiaries determined in accordance with GAAP as of the last day of the fiscal quarter or fiscal year immediately preceding such date of incurrence for which financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to Section 6.01 (it being acknowledged and agreed that no Default shall be deemed to have occurred if the aggregate amount of all such Indebtedness incurred under this subsection (i) shall at a later time exceed 6.5% of the consolidated total assets of the Company and its Foreign Subsidiaries that are Restricted Subsidiaries so long as at the time of each such incurrence each such incurrence was permitted to be made under this subsection (i));
     (j) Indebtedness of any Limited Subsidiary; provided that (i) at the time of incurrence thereof, no Default has occurred and is continuing or would result the incurrence of such Indebtedness; (ii) immediately before and immediately after giving pro forma effect to such Indebtedness the Company and its Restricted Subsidiaries shall be in compliance with each of the financial covenants contained in Section 7.12; and (iii) neither the Company nor any Subsidiary of the Company, other than a Limited Subsidiary, shall be obligated, either primarily or as a guarantor or otherwise, with respect to such Indebtedness;

     (k) unsecured Indebtedness in an aggregate principal amount not to exceed $150,000,000 at any time outstanding;
     (l) additional Indebtedness in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;
     (m) Indebtedness under or in respect of Cash Management Agreements;
     (n) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;
     (o) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing (including in respect of letters of credit issued in support of any of the foregoing);
     (p) Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of any Loan Party or its Subsidiaries to purchase or redeem Equity Interests of the Company permitted pursuant to Section 7.06(e);
     (q) Indebtedness arising from agreements providing for indemnification or purchase price adjustments, in each case, incurred or assumed in connection with Investments permitted by or under Section 7.02(f)(ii), (g), (h) or (i) or the Disposition of any assets permitted by Section 7.04 or 7.05;
     (r) Indebtedness (i) incurred to finance insurance premiums or (ii) resulting from take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;
     (s) Indebtedness in respect of Permitted Receivables Financings of the Company and/or its Domestic Subsidiaries so long as (i) the date of the initial incurrence of any such Indebtedness is a Permitted Receivables Financing Date, (ii) the aggregate outstanding amount of all Permitted Receivables Financings shall not exceed $300,000,000 at any time, and (iii) no such Indebtedness is in the form of a term loan facility; and
     (t) Indebtedness in respect of any capital lease incurred in connection with a Tax Incentive Program.
     7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
     (a) any Restricted Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that each of the following must be satisfied:
     (A) when any Wholly Owned Restricted Subsidiary is merging with a Restricted Subsidiary that is not Wholly Owned by the Company, the surviving Person shall be a Wholly Owned Restricted Subsidiary;
     (B) when any Foreign Borrower is merging with another Restricted Subsidiary the continuing or surviving Person shall:
     (1) be such Foreign Borrower; or
     (2) (x) become a Foreign Borrower substantially simultaneously with such merger and assume all of the obligations of the non-surviving or non-continuing Foreign Borrower pursuant to documentation (including, if reasonably requested by the Administrative Agent, legal opinions) in form and substance reasonably satisfactory to the Administrative Agent; and (y) be organized in a jurisdiction that is either (I) the same jurisdiction as that of the Foreign Borrower that merged into such Person, (II) a jurisdiction in which another then-existing Foreign Borrower is organized or (III) a jurisdiction approved by each of the Lenders; and
     (C) when any Guarantor is merging with another Restricted Subsidiary, (1) the continuing or surviving person shall be such Guarantor or become a Guarantor substantially simultaneously with such merger and assume all of the obligations of the non-surviving or non-continuing Guarantor pursuant to documentation (including, if reasonably requested by the Administrative Agent, legal opinions) in form and substance reasonably satisfactory to the Administrative Agent and (2) if either party is a Domestic Guarantor, the continuing or surviving Person shall be or become a Domestic Guarantor; and
     (b) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Restricted Subsidiary; provided that (i) if the transferor in such a transaction is a Guarantor, then the transferee must either be the Company or a Guarantor and (ii) if the transferor is a Wholly Owned Restricted Subsidiary, the transferee must be a Wholly Owned Restricted Subsidiary;
     (c) the Company or any of its Restricted Subsidiaries may merge or consolidate with any Person acquired pursuant to an Investment permitted under Section 7.02(f)(ii), (g), (h) or (i); provided that:
     (i) if such merger or consolidation involves the Company, the Company shall be the continuing or surviving Person;
     (ii) if such merger or consolidation involves a Foreign Borrower, the continuing or surviving person shall:
     (A) be such Foreign Borrower; or
     (B) (1) become a Foreign Borrower substantially simultaneously with such merger or consolidation and assume all of the obligations of the non-surviving or non-continuing Foreign Borrower pursuant to documentation (including, if reasonably requested by the Administrative Agent, legal opinions) in form and substance reasonably satisfactory to the Administrative Agent, and (2) be organized in a jurisdiction that is either (x) the same jurisdiction as that of the Foreign Borrower that merged or consolidated into such Person, (y) a jurisdiction in which another then-existing Foreign Borrower is organized or (z) a jurisdiction approved by each of the Lenders; and
     (iii) if such merger or consolidation involves any Guarantor, (A) the continuing or surviving Person shall be such Guarantor or become a Guarantor substantially simultaneously with such merger or consolidation and assume all of the obligations of the non-surviving or non-

continuing Guarantor pursuant to documentation (including, if requested by the Administrative Agent, legal opinions) in form and substance reasonably satisfactory to the Administrative Agent and (B) if such Guarantor is a Domestic Guarantor, the continuing or surviving Person shall be or become a Domestic Guarantor; and
     (d) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge or consolidated with another Person, liquidate or transfer all or substantially all of its assets to another Person to effect a Disposition permitted under Section 7.05.
     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
     (a) Dispositions of obsolete or worn out property or surplus assets (including dormant manufacturing facilities) that are no longer used or usable in the business of the Company and its Restricted Subsidiaries;
     (b) Dispositions of inventory in the ordinary course of business;
     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
     (d) Dispositions of property by any Subsidiary to the Company or to a Wholly Owned Subsidiary; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be the Company or a Subsidiary Guarantor;
     (e) Dispositions permitted by Sections 7.02, 7.04 or 7.06;
     (f) Dispositions of property or assets in an aggregate amount in any fiscal year that, when combined with all other Dispositions previously made under this subsection (f) during such fiscal year (and after giving pro forma effect to such proposed Disposition), do not exceed 12.5% of consolidated total assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP as of the last day of the immediately preceding fiscal year for which financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to Section 6.01, or for the 2011 fiscal year, the Audited Financial Statements (it being acknowledged and agreed that no Default shall be deemed to have occurred if the aggregate amount of all such Dispositions in any fiscal year shall at a later time exceed 12.5% of the consolidated total assets of the Company and its Restricted Subsidiaries so long as at the time of each such Disposition (and immediately after giving pro forma effect thereto) each such Disposition was permitted to be made under this subsection (f)); provided that, to the extent the proceeds of any Disposition made under this subsection (f) are reinvested within same fiscal year in which such Disposition is made in assets used or usable in a business permitted by Section 7.07 as certified in writing by a Responsible Officer to the Administrative Agent (which such writing shall indicate the date and amount of such reinvestment and the assets or businesses reinvested in), then from and after the date of receipt by the Administrative Agent of the certificate evidencing such reinvestment the amount so reinvested will be credited against the amount of Dispositions made in such fiscal year in determining the aggregate amount of Dispositions permitted under this subsection (f); provided further that the amount of any Disposition for purposes of compliance with this subsection (f) shall be the fair market value (determined in good faith by the board of directors of the Company (or the chief financial officer of the Company if the fair market value is $10,000,000 or less) and set forth in a certificate delivered to the Administrative Agent pursuant to Section 6.02(b));

     (g) the Company or any Restricted Subsidiary may write-off, discount, sell or otherwise Dispose of defaulted or past due receivables and similar obligations in the ordinary course of business and not as part of an accounts receivable financing transaction;
     (h) to the extent constituting a Disposition, (i) issuances of Equity Interests in the ordinary course of business and (ii) the issuance of Equity Interests of the Company or any Restricted Subsidiary pursuant to an employee stock incentive plan or grant or similar equity plan or 401(k) plans of the Company or any Restricted Subsidiary for the benefit of directors, officers, employees or consultants;
     (i) the Disposition of any Swap Contract;
     (j) Dispositions of Investments in cash and Cash Equivalents;
     (k) licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;
     (l) leases, subleases, licenses or sublicenses of real or personal property granted by the Company or any of its Restricted Subsidiaries to others in the ordinary course of business not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole;
     (m) transfers or other Dispositions of property subject to condemnation, takings or casualty events;
     (n) Dispositions of Unrestricted Subsidiaries, including, without limitation, Dispositions of any Indebtedness of, or other Investments in, Unrestricted Subsidiaries;
     (o) Dispositions of assets acquired pursuant to an Investment permitted under Section 7.02(f)(ii), (g), (h) or (i) which assets are not used or useful to the core or principal business of the Company and its Restricted Subsidiaries (it being understood that the amount of any “basket” in Section 7.02 deemed utilized by any such Investment shall be increased by the amount of any consideration received by the Company and its Restricted Subsidiaries as a result of any such Disposition);
     (p) Dispositions of Receivables and Related Assets pursuant to the terms of any Permitted Receivables Financing in accordance with the terms thereof;
     (q) Dispositions of assets pursuant to Tax Incentive Programs; and
     (r) Dispositions of assets previously disclosed in reasonable detail to the Administrative Agent and the Lenders in writing at least three (3) Business Days prior to the Closing Date;
     provided that any Disposition made to a Loan Party by a Person that is not a Loan Party shall be for no more than fair market value and any Disposition made to an Unrestricted Subsidiary or a Limited Subsidiary shall be for at least fair market value (determined in good faith by the Company at the time of such Disposition).
     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

     (a) each Restricted Subsidiary may make dividends or distributions to the Company, the Guarantors, another Restricted Subsidiary and any other Person that owns an Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
     (b) the Company and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests (other than Disqualified Equity Interests) of such Person;
     (c) the Company and each Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its Equity Interests (other than Disqualified Equity Interests);
     (d) the Company and its Restricted Subsidiaries may pay dividends, make other distributions and/or purchase, redeem or otherwise acquire Equity Interests issued by it so that, when aggregated with all Investments permitted to be made pursuant to Section 7.02(i) and all other such dividends, distributions, purchases, redemptions and acquisitions made pursuant to this Section 7.06(d), the aggregate amount thereof does not exceed the Cumulative Available Amount;
     (e) the Company and its Restricted Subsidiaries shall be permitted to make (i) prepayments or redemptions prior to the stated maturity of the notes and other Indebtedness under the Existing Indentures, but with respect to prepayment of Indebtedness under the 2006 Indenture, only to the extent that at the time of and immediately after giving pro forma effect thereto, Available Liquidity shall be not less than $150,000,000 and (ii) redemptions or repayments at the stated maturity date of the notes and other Indebtedness under the Existing Indentures; provided that no Loans under this Agreement may be utilized to make any such redemption or repayment of the notes or other Indebtedness under the 2006 Indenture as otherwise permitted under such clause (ii), unless, immediately after giving pro forma effect thereto, Available Liquidity shall be not less than $150,000,000; and
     (f) the Company may redeem, retire or otherwise acquire its Equity Interests from present or former officers, employees, directors or consultants (or their family members or trusts or other entities for the benefit of any of the foregoing) or make severance payments to such Persons in connection with the death, disability or termination of employment or consultancy of any such officer, employee, director or consultant.
     7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Restricted Subsidiaries on the date hereof or any business reasonably related or incidental thereto.
     7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to
     (a) transactions between or among the Company, any other Loan Party and any of its Wholly Owned Restricted Subsidiaries that are not Loan Parties or between and among any Wholly Owned Restricted Subsidiaries;
     (b) employment, service and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) and employee discount purchase programs with their respective directors, officers and employees in the ordinary course of business and discount purchase programs with their Affiliates in the ordinary course of business;
     (c) charitable contributions made to their Affiliates in the ordinary course of business;
     (d) payment of customary compensation, fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Company and its Restricted Subsidiaries in the ordinary course of business, and discounts provided to directors, officers and employees of the Company and its Restricted Subsidiaries pursuant to customary discount purchase programs in the ordinary course of business;
     (e) any agreement, instrument or arrangement as in effect as of the Closing Date and set forth on Schedule 7.08(e), as the same may be amended (so long as any such amendment does not amend the applicable agreement in a manner adverse to the Administrative Agent, the L/C Issuers and the Lenders in any material respect);
     (f) Restricted Payments permitted to be made under Section 7.06; and
     (g) transactions with directors, officers and employees of the Company or any of its Subsidiaries not required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934.
     7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that: (a) limits the ability of any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to the Company or any Guarantor or to otherwise transfer property to the Company or any Guarantor; (b) limits the ability of any Restricted Subsidiary that is a (1) Domestic Subsidiary to Guarantee the Obligations or (2) Foreign Subsidiary to Guarantee the Foreign Obligations; or (c) limits the ability of the Company or any Domestic Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person of the type constituting, or required from time to time to constitute, Collateral pursuant to the Loan Documents for the benefit of the Secured Parties to secure the Obligations (or that requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person); provided that the foregoing clauses (a) through (c) shall not apply to limitations that:
     (i) are incurred in favor of any holder of Indebtedness permitted under (A) Section 7.03(f)(i) solely to the extent any such limitation relates to the property financed by or the subject of such Indebtedness or (B) Section 7.03(s) solely to the extent any such limitation relates to Receivables and Related Assets that are the subject of a Permitted Receivables Financing permitted hereunder;
     (ii) are imposed by applicable Laws;
     (iii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary;
     (iv) are customary restrictions on Dispositions of real property interests found in reciprocal easement agreements of the Company or any Restricted Subsidiary;
     (v) are customary restrictions contained in an agreement related to the Disposition of assets (to the extent such sale is permitted pursuant to Section 7.05) that limit the encumbrance of such assets pending the consummation of such Disposition;

     (vi) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
     (vii) are in the Organization Documents or any related joint venture or similar agreements binding on or applicable to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary (but only to the extent such limitation covers only the assets of such Restricted Subsidiary and any Equity Interest in such Restricted Subsidiary);
     (viii) are contained in any agreement (1) evidencing Indebtedness which a Loan Party or Subsidiary may create, incur, assume, or permit or suffer to exist under Section 7.03 and which Indebtedness is secured by a Lien permitted to exist under Section 7.01, and (2) which prohibits the transfer of, and the creation of any other Lien on, the property securing such Indebtedness (and any replacement property and customary provisions in respect of proceeds, accessions, and other after-acquired property);
     (ix) (A) exist on the date hereof and (to the extent not otherwise permitted by this Section) either are contained in the 2002 Indenture (as in effect on the date hereof) or the 2006 Indenture (as in effect on the date hereof) or are listed on Schedule 7.09 hereto and (B) to the extent limitations permitted by clause (A) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any Refinancing Indebtedness in respect of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such limitation;
     (x) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary so long as such limitations were not entered into or created in contemplation of such Person becoming a Restricted Subsidiary; and
     (xi) contained in any Guarantee entered into by the Company or a Restricted Subsidiary relating to the Indebtedness of any Subsidiary permitted to be incurred under Section 7.03, which subordinates any rights of the Company or any Restricted Subsidiary thereunder to payment from such Subsidiary to the payment in full of such Indebtedness.
     provided that, notwithstanding anything to the contrary in this Section, neither the Company nor any of its Restricted Subsidiaries shall create, incur, assume, or permit or suffer to exist any restriction on the granting of Liens in favor of the Administrative Agent on assets of the type that are, or would constitute, Collateral under any Security Instrument in effect immediately prior to any Collateral Release Event.
     7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
     7.11 Accounting Changes; Organizational Documents.
     (a) Change the fiscal year end of the Company.
     (b) Make (without the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed)) any material change in its accounting treatment and reporting policies not permitted by GAAP.

     (c) Amend, modify or change any Organization Document of any Loan Party in any manner that materially and adversely affects the rights and interests of the Secured Parties under the Loan Documents or the rights and interests of the Secured Parties with respect to the Collateral.
     7.12 Financial Covenants.
     (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.00 to 1.00.
     (b) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 3.75 to 1.00.
     7.13 Receivables Financing Subsidiaries. The Company will not at any time permit any Receivables Financing Subsidiary (a) to own or hold any assets, or conduct any operations, other than those reasonably necessary to comply with the terms of a Permitted Receivables Financing to which such Receivables Financing Subsidiary is a party and Investments in the form of unsecured intercompany Indebtedness owed by the Company or any Restricted Subsidiary to such Receivables Financing Subsidiary which is subordinated in right of payment to the Obligations, or (b) to incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted by Section 7.03(s).
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     8.01 Events of Default. Any of the following occurrences (each an “Event of Default”):
     (a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation (other than any Unreimbursed Amount repaid with the proceeds of Committed Loans made pursuant to Section 2.01(c)(i)) or (ii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
     (b) Specific Covenants. The Company or any of its Restricted Subsidiaries fails to perform or observe any term, covenant or agreement contained in any of Sections 2.19(a), 6.02(b), 6.03(a), 6.05(a) (solely with respect to the maintenance of any Borrower’s existence), 6.10, 6.11, 6.14, 6.16, 11.20(b) or Article VII; or
     (c) Other Defaults. The Company or any of its Restricted Subsidiaries fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) the date on which a Responsible Officer of the Company obtains actual knowledge of such failure or (ii) receipt by the Company of written notice thereof from the Administrative Agent; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by the Company or any of its Restricted Subsidiaries herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made (or, if qualified by materiality or Material Adverse Effect, in any respect); or
     (e) Cross-Default. (i) The Company or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of (1) any Permitted Pari Passu Indebtedness or (2) any other Indebtedness or

Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to the Permitted Pari Passu Indebtedness or any such other Indebtedness or Guarantee referred to in clause (i)(A)(2) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or
     (f) Insolvency Proceedings, Etc. (i) Any Loan Party or any of its Restricted Subsidiaries that is a Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, examiner, rehabilitator or similar officer for it or for all or any material part of its property; or (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) The Company or any Restricted Subsidiary that is a Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
     (h) Judgments. There is entered against the Company or any Restricted Subsidiary that is a Material Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent, third-party insurance as to which the applicable insurer has not disputed, denied or failed to acknowledge coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in the occurrence of a Material Adverse Effect; or
     (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in writing the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports to revoke, terminate or rescind any material provision of any Loan Document; or
     (k) Change of Control. There occurs any Change of Control.
     8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (a) declare the Commitment of each Lender and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
     (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
     (d) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States (or any analogous Laws of any other applicable jurisdiction), the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender or any L/C Issuer.
     8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.17 and 2.18, be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and (c) Cash Collateralize that portion of L/C Obligations composed of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03, 2.17 and/or 6.16, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
     Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX.
ADMINISTRATIVE AGENT
     9.01 Appointment and Authority.
     (a) Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

     (b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Instruments, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
     9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or a L/C Issuer.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     9.04 Reliance by Administrative Agent.
     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or a L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     9.06 Resignation of Administrative Agent.
     (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject, so long as no Event of Default exists and is then continuing, to the written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment (including by reason of the failure to obtain the Company’s consent), then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

     (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition of Defaulting Lender, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person, remove such Person as Administrative Agent and (subject, so long as no Event of Default exists and is then continuing, to the written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned)) appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that, without the consent of the Company (not to be unreasonably withheld), the Required Lenders shall not be permitted to select a successor that is not a U.S. financial institution described in Treasury Regulation Section 1.1441-1(b)(2)(ii) or a U.S. branch of a foreign bank described in Treasury Regulation Section 1.1441-1(b)(2)(iv)(A). If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
     (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
     (d) Any resignation by, or removal of, Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as a L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
     9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Book Managers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or a L/C Issuer hereunder.
     9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
     9.10 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and each L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all

Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank, as the case may be, that amounts are due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as the case may be) and the expiration or termination of all Letters of Credit (other than Extended Letters of Credit and any other Letter of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer), (ii) that is sold or to be sold as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) in connection with the release of the Collateral provided in Section 11.20(a) or (iv) if approved, authorized or ratified in writing in accordance with Section 11.01;
     (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and
     (c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Instruments or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
     9.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Instrument shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
ARTICLE X.
COLLECTION ALLOCATION MECHANISM
     10.01 Implementation of CAM.
     (a) On the CAM Exchange Date, to the extent not otherwise prohibited by Law or otherwise, (i) each Lender shall immediately be deemed to have acquired participations in the Swing Line Loans in an amount equal to such Lender’s Applicable Percentage of each Swing Line Loan outstanding on such date, and shall promptly make payment therefor to the Swing Line Lender in accordance with Section 2.04(c) (each of which such participations shall, upon funding thereof, be deemed to result in such funding Lender directly holding the share of the Swing Line Loans so participated), (ii) each Lender shall promptly make payment of any L/C Advance owing by it to any L/C Issuer (together with an interest thereon), (iii) all Loans and any Unreimbursed Amounts outstanding in any currency other than Dollars and all loans under Permitted Pari Passu Indebtedness outstanding in any currency other Dollars (collectively, “Obligations to be Converted”) shall be converted into Dollars (calculated on the basis of the relevant Spot Rates as of the Business Day immediately preceding the CAM Exchange Date) (“Converted Loans”), and (iv) each CAM Exchange Party that is a party hereto severally, unconditionally and irrevocably agrees that it shall purchase or sell in Dollars a participating interest in the Designated Obligations in an amount equal to its CAM Percentage of the outstanding principal amount of the Designated Obligations, such that in lieu of the interest of each CAM Exchange Party in the Applicable Facility in which it shall participate prior to the CAM Exchange Date, each such CAM Exchange Party shall hold an interest in every one of the Applicable Facilities whether or not such CAM Exchange Party shall have previously participated therein, equal to such CAM Exchange Party’s CAM Percentage thereof on the CAM Exchange Date. All Converted Loans made to the Company shall bear interest at the rate which would otherwise be applicable to Base Rate Loans and all Converted Loans made to a Foreign Borrower shall bear interest at the Overnight Rate applicable to Dollars. Each CAM Exchange Party that is a party hereto and each Borrower hereby consents and agrees to the CAM Exchange, and each such CAM Exchange Party agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Applicable Facility. Each Borrower agrees from time to time to execute and deliver to the Administrative Agent all instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the CAM Exchange Parties after giving effect to the CAM Exchange.
     (b) If, for any reason, the Obligations to be Converted may not be converted into Dollars in the manner contemplated by subsection (a) of this Section 10.01, the Administrative Agent shall determine the Dollar Equivalent of the Obligations to be Converted (calculated on the basis of the Spot Rate as of the Business Day immediately preceding the date on which such conversion would otherwise occur pursuant to subsection (a) of this Section 10.01). Such determination shall be utilized to determine the CAM Percentage of each CAM Exchange Party and the participations to be exchanged.
     (c) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations, and each distribution made by the Administrative Agent pursuant to any Security Instrument in respect of the Designated Obligations, shall be distributed to the CAM Exchange Parties pro rata in accordance with their respective CAM Percentages. Any direct payment received by a CAM Exchange Party upon or after the CAM Exchange Date, including by way of setoff, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the CAM Exchange Parties in accordance herewith.
     10.02 Letters of Credit.
     In the event that, on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of a drawing under a Letter of Credit that is not reimbursed by the Company, then (i) each Lender shall, in accordance with Section 2.03(c), promptly make its L/C Advance in respect of such Unreimbursed Amount (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such drawing and the making of such L/C Advances and each of the CAM Exchange Parties shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that each CAM Exchange Party shall own an interest equal to such CAM Exchange Party’s CAM Percentage in the

Designated Obligations (and the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into Dollars in accordance with the first sentence of Section 10.01), and (iii) in the event distributions shall have been made in accordance with clause (c) of Section 10.01, the CAM Exchange Parties shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each such drawing and L/C Advance been outstanding on the CAM Exchange Date. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.
     10.03 No Additional Obligations of Loan Parties. The provisions of this Article X are solely an agreement among the Lenders, the L/C Issuers and the Administrative Agent for the purpose of allocating risk and no Loan Party shall have any additional obligations to any of the Lenders, the L/C Issuers, the Administrative Agent or any other Person solely as a result of the operation of this Article X (except for the obligations of the Borrowers under the last sentence of Section 10.01(a)).
ARTICLE XI.
MISCELLANEOUS
     11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (which acknowledgement the Administrative Agent shall provide so long as (x) the Lenders (and any other applicable parties) required under this Section have approved such amendment, waiver or consent in accordance with this Section and (y) such amendment, waiver or consent does not otherwise affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents (in which case such amendment, waiver or consent shall require the approval of the Administrative Agent as described in clause (iii) of the second proviso of this Section)), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

     (e) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
     (f) amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Lender;
     (g) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
     (h) release or subordinate all or substantially all of the value of the Collateral (other than as authorized by Sections 9.10 or 11.20);
     (i) release (i) any Borrower from its respective Obligations hereunder or under the Loan Documents, (ii) the Company from its Obligations as a Guarantor of the Obligations hereunder or under the Loan Documents, or (iii) other Guarantors comprising all or substantially all of the credit support, in each case (other than as authorized by Section 9.10) without the written consent of each Lender;
     and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) while any Incremental Term Loans remain outstanding, without the prior written consent of the Required Revolving Lenders, amend, modify or waive (A) Section 4.02 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Lenders to make Loans when such Lenders would not otherwise be required to do so, (B) the amount of the Letter of Credit Sublimit or (C) the amount of the Swing Line Sublimit and (vi) while any Incremental Term Loans remain outstanding, any term of this Agreement or any other Loan Document relating to the rights or obligations of the Lenders holding such Incremental Term Loans and not any other Lenders, including any provision that becomes a part of this Agreement solely as a result of an amendment to this Agreement entered into in compliance with Section 2.16, may be amended, and the performance or observance thereof by any Loan Party or any of its Subsidiaries may be waived with the written consent of only such Lenders (and in the case of any such amendment to any Loan Document, the written consent of each Loan Party a party thereto), without the need to obtain the consent of any of the other Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders) except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

     11.02 Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to a Borrower, the Administrative Agent, a L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM

THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal or state securities laws.
     (e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

     Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as a L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
     11.04 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Borrowers shall, jointly and severally, pay (i) all reasonable out of pocket expenses actually incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of (A) one counsel for the Administrative Agent and the Arrangers (taken as a whole), (B) one local or foreign counsel in each relevant jurisdiction, and (C) any necessary special or regulatory counsel), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses actually incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses actually incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of (A) one counsel for the Administrative Agent and the Arrangers (taken as a whole), (B) one counsel for the Lenders and the L/C Issuers, taken together, (C) one local or foreign counsel in each relevant jurisdiction, (D) one necessary special or regulatory counsel and (E) in the case of any actual or perceived conflict of interest with respect to any of the counsel indentified in clauses (A) through (D) above, one additional counsel to each group of affected Persons similarly situated, taken as a whole (which in the case of clause (C) shall allow for up to one additional counsel in each relevant jurisdiction)), in connection with the enforcement or protection of its rights (x) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (y) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses actually incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
     (b) Indemnification by the Company. The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, the Arrangers, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of (i) one counsel for the Administrative Agent and the Arrangers (taken as a whole), (ii) one counsel for the other Indemnitees, taken together, (iii) one local or foreign counsel in each relevant jurisdiction, (iv) one necessary special or regulatory counsel and (v) in the case of any actual or perceived conflict of interest with respect to any of the counsel indentified in clauses (i) through (iv) above, one additional counsel to each group of affected Persons similarly situated, taken as a whole (which in the case of clause (iii) shall allow for up to one additional counsel in each relevant jurisdiction)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (A) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (B) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by a L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (C) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses either (x) (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (2) result from a claim brought by the Company or any other Loan Party against an Indemnitee for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (y) arise solely from disputes solely between or among Indemnitees (except that in the event of such dispute involving a claim or proceeding brought against the Administrative Agent, an Arranger, any L/C Issuer or the Swing Line Lender or any of their respective Related Parties (in each case, acting in its capacity as such) by the other Indemnitees, the Administrative Agent, such Arranger, such L/C Issuer or the Swing Line Lender or such Related Party, as applicable, shall be entitled (subject to the other limitations and exceptions set forth in this proviso) to the benefit of such indemnification) not relating to or in connection with acts or omissions by the Company, any of its Subsidiaries or any of the their respective Affiliates.
     (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     (g) Foreign Borrowers. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the obligations of the Foreign Borrowers with respect to the indemnification and expense reimbursement obligations set forth in this Section shall, to the extent reasonably ascertainable, be limited to losses, claims, damages, liabilities, costs and expenses arising out of or relating to the obligations of Foreign Borrowers and the Foreign Guarantors under this Agreement and the other Loan Documents (including the enforcement thereof) and the Foreign Borrowers’ use or proposed use of the proceeds of any Loan made to a Foreign Borrower or Letter of Credit issued for the account of a Foreign Borrower or Foreign Guarantor.
     11.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     11.06 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (other than as provided in Section 7.04) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and, subject to the last sentence of subsection (b) below, any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (except in the case of an assignment of any Incremental Term Loan, which shall be in a minimum amount determined by the Administrative Agent, the Company and the Lenders agreeing to provide such Incremental Term Loan in accordance with Section 2.16) unless each of the Administrative Agent, the Swing Line Lender, each L/C Issuer and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or portion of its rights under each Incremental Term Loan and the revolving credit facility established pursuant to Section 2.01 on a non-pro rata basis;
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
     (A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
     (C) the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
     (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment (other than any assignment of an Incremental Term Loan).
     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
     (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

     (vii) No Assignment Resulting in Additional Indemnified Taxes or Other Taxes. No assignment shall be made to any Person (other than an assignment at the request of the Company pursuant to Section 11.13) that would result in the imposition of Indemnified Taxes or Other Taxes in excess of the Indemnified Taxes or Other Taxes that would be imposed in the absence of such assignment unless the Company consents to such assignment or the proposed assignee agrees with the Company to treat such excess Indemnified Taxes and Other Taxes as Excluded Taxes; provided that this clause (vii) shall not apply after the occurrence and during the continuation of an Event of Default.
     (viii) Alternative Currencies. Unless at the time of any assignment an Event of Default shall have occurred and be continuing, no such assignment shall be made to any Person that cannot make Loans to the Borrowers in all Alternative Currencies then available to the Borrowers hereunder unless the Company consents to such assignment.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), in accordance with its customary procedures, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent, such Lender or such L/C Issuer, as the case may be, agrees that it will notify the Company as soon as practicable under the circumstances in the event of any such disclosure by such Person (other than any disclosure at the request of a regulatory authority or in connection with a routine audit or review) unless such notification is prohibited by Law, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan

Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company and which such disclosure is not known by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, to be made in violation of a confidentiality restriction in respect thereof in favor of the Company or any of its Affiliates.
     For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
     11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
     11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
     11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
     11.13 Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04, (b) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender is a Defaulting Lender, (d) any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that has received the consent of the Required Lenders but requires the consent of such Lender,

(e) any Lender gives a notice provided for under Section 3.02, (f) any Lender (other than the Swing Line Lender) does not consent to (or is deemed to have refused) a request by the Company under Section 1.06 that Eurocurrency Rate Loans be made and/or Letters of Credit issued in a currency other than those specifically listed in the definition of “Alternative Currency” or (g) any Lender does not agree to a request by the Company to approve a Wholly Owned Foreign Subsidiary of the Company that is a Restricted Subsidiary as a Designated Borrower under and in accordance with Section 2.14 if the Required Lenders have otherwise approved such Wholly Owned Foreign Subsidiary, then, in each case, the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (i) the Company shall have paid (or caused another Borrower to pay) to the Administrative Agent the assignment fee specified in Section 11.06(b);
     (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Borrower (in the case of all other amounts);
     (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
     (iv) in the case of any assignment under a situation described in subpart (d), (f) or (g) above, such replacement, when combined with all other replacements effectuated by this Section for such purpose, will allow the action or event giving rise to such right of replacement to be successfully consummated; and
     (v) such assignment does not conflict with applicable Laws.
     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Subject to satisfaction of the conditions to replace a Lender set forth in this Section 11.13, any Lender that is required to make an assignment pursuant to this Section 11.13 agrees to execute and deliver, as promptly as practicable and at the sole expense of the Company, an Assignment and Assumption to effectuate such assignment.
     11.14 Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers, are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
     11.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     11.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
     11.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).
     11.20 Release and Reinstatement of Collateral.
     (a) Notwithstanding anything to the contrary contained in this Agreement, any Loan Document or any other document executed in connection herewith, if at any time (including after a Collateral Reinstatement Event shall have previously occurred) a Collateral Release Event shall have occurred and be continuing, so long as any Permitted Pari Passu Indebtedness provides for such a release (and the Administrative Agent is reasonably satisfied that such release is occurring substantially simultaneously therewith) then all Collateral (other than Cash Collateral) and the Security Instruments (other than Security Instruments entered into in connection with Cash Collateral) shall be released automatically and terminated without any further action. In connection with the foregoing, the Administrative Agent shall, at the Company’s sole expense and at the Company’s request, promptly execute and file in the appropriate location and deliver to the Company such termination and full or partial release statements or confirmation thereof, as applicable, and do such other things as are reasonably necessary to release the Liens to be released pursuant hereto promptly upon the effectiveness of any such release.
     (b) Notwithstanding clause (a) above, if a Collateral Reinstatement Event shall have occurred, all Collateral and Security Instruments shall, at the Company’s sole cost and expense, be reinstated and all actions reasonably necessary, or reasonably requested by the Administrative Agent, to provide to the Administrative Agent for the benefit of the Secured Parties valid, perfected, first priority security interests (subject to Liens permitted under Section 7.01) in the Collateral (including without limitation the delivery of documentation and taking of actions of the type described in Sections 6.14 and 6.15) shall be taken within 30 days of such event, which 30 day period may be extended by the Administrative Agent in its sole discretion.
     11.21 Limitation on Obligations of Foreign Obligors. Notwithstanding anything to the contrary in this Agreement or any other Loan Document,
     (a) no Foreign Obligor shall Guarantee or provide Collateral, or be deemed to have Guaranteed or provided Collateral, supporting or securing any Obligations other than Foreign Obligations; and
     (b) the payment undertaking of any Loan Party incorporated under the laws of the Grand Duchy of Luxembourg (each such Loan Party, a “Luxembourg Party”) for the obligations of any other obligor which is not a Subsidiary of that Luxembourg Party shall be limited at any time, to an aggregate amount not exceeding ninety-five percent (95%) of the greater of:
     (i) the Luxembourg Party’s own funds (“capitaux propres”) and the debt owed by such Luxembourg Party to any of its direct or indirect shareholders, as determined by Article 34 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended, as of the Closing Date; and
     (ii) the Luxembourg Party’s own funds (“capitaux propres”) and the debt owed by such Luxembourg Party to any of its direct or indirect shareholders, as determined by Article 34 of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended, as at the date the guarantee is called.

The above limitation shall not apply to any amounts borrowed under any Credit Extension and in each case made available, in any form whatsoever, to such Luxembourg Party or any of its Subsidiaries.
     (c) the total liability of any Loan Party incorporated or established in Belgium (a “Belgian Loan Party”) for the obligations of any other obligor under the Loan Documents, shall at all times be limited to an aggregate amount (without double counting) not exceeding the higher of:
     (i) the sum of:
     (A) the aggregate of all principal amounts borrowed by such Belgian Loan Party (or its direct or indirect Subsidiaries) under any intra-group arrangement (regardless of the form thereof, including through the subscription of debt instrument); plus
     (B) seventy percent (70%) of such Belgian Loan Party’s own funds (eigen vermogen/capitaux propres) as referred to in section 88 of the Belgian Royal Decree of 30 January 2001 implementing the Belgian Companies Code, at the time a demand for payment under this Agreement is made; and
     (ii) EUR 50,000,000.
The result of the calculation as described above shall in relation to any relevant Belgian Loan Party be referred to as the “Guaranteed Belgian Amount”. For the avoidance of doubt, no limitation shall apply to the liability of any Belgian Loan Party for any amounts owed by it or by its direct or indirect Subsidiaries under the Loan Documents and the Belgian Loan Party shall be liable for such amounts in full. Each Belgian Loan Party shall provide the Administrative Agent with an update on the relevant Guaranteed Belgian Amount upon the request of the Administrative Agent, with such information as the Administrative Agent may reasonably require, it being understood that the own funds (eigen vermogen/capitaux propres) as specified under Section 11.21(c)(i)(B) above may be derived from the latest audited financial statements of the respective Belgian Loan Party.
     11.22 Each Lender a PMP. Each Lender (including any Person becoming a Lender after the Closing Date pursuant to Section 2.16 or 11.06, or otherwise) represents that it is a PMP and that it is aware that a Borrower organized under the laws of the Netherlands may be in breach of Dutch law and regulations if such representation is untrue.
     11.23 Release of Guaranties and Collateral. Notwithstanding anything to the contrary contained in this Agreement, and without limitation of Section 11.20, each Secured Party that is a party hereto hereby agrees that:
     (a) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank, as the case may be, that amounts are due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as the case may be) and the expiration or termination of all Letters of Credit (other than Extended Letters of Credit and any other Letter of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer), (i) any Lien on any Collateral (including Cash Collateral, except to the extent intended to remain in place with respect to Extended Letters of Credit or other Letters of Credit by agreement between the Company and the applicable L/C Issuer) shall be released and (ii) each Guarantor shall be released from its obligations under the applicable Guaranty;
     (b) any Lien on any asset constituting Collateral shall be released in the event that such asset is Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document; and
     (c) any Guarantor shall be released from its obligations under the applicable Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder, and any Lien on any asset of, or Equity Interests issued by, such Guarantor constituting Collateral shall be released as well.
In connection with the foregoing, and subject to Section 9.10 (including the right of the Administrative Agent to obtain confirmation thereof from the Required Lenders), the Administrative Agent shall, at the Company’s sole expense and at the Company’s request, (x) promptly execute and file in the appropriate location and deliver to the Company such termination and full or partial release statements or confirmations thereof, as applicable, and (y) do such other things as are reasonably necessary to release the Liens and Guarantees to be released pursuant hereto promptly upon the effectiveness of any such release.
     11.24 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MOHAWK INDUSTRIES, INC., as Company and a Borrower
By:	/s/ Frank H. Boykin
	Name:	Frank H. Boykin
	Title:	Chief Financial Officer

1

MOHAWK FOREIGN HOLDINGS, S.À R.L., as a Foreign Borrower
By:	/s/ Edward R. Schleper
	Name:	Edward R. Schleper
	Title:	Class A Manager

MOHAWK INTERNATIONAL HOLDINGS, S.À R.L., as a Foreign Borrower
By:	/s/ Edward R. Schleper
	Name:	Edward R. Schleper
	Title:	Class A Manager

MOHAWK UNILIN INTERNATIONAL B.V., as a Foreign Borrower
By:	/s/ Edward R. Schleper
	Name:	Edward R. Schleper
	Title:	Attorney

UNILIN B.V.B.A., as a Foreign Borrower
By:	/s/ Edward R. Schleper
	Name:	Edward R. Schleper
	Title:	Attorney

2

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Ronaldo Naval
	Name:	Ronaldo Naval
	Title:	Vice President

3

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ David McCauley
	Name:	David McCauley
	Title:	Director

4

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer
By:	/s/ John A. Horst
	Name:	John A. Horst
	Title:	Credit Executive

5

SUNTRUST BANK, as a Lender
By:	/s/ Carle Felton
	Name:	Carle Felton
	Title:	Director

6

WELLS FARGO BANK NATIONAL ASSOCIATION, as a Lender and L/C Issuer
By:	/s/ Kathleen H. Reedy
	Name:	Kathleen H. Reedy
	Title:	Managing Director

7

BARCLAYS BANK PLC, as a Lender
By:	/s/ Diane Rolfe
	Name:	Diane Rolfe
	Title:	Director

8

ING Belgium SA/NV, as a Lender and L/C issuer
By:	/s/ Luc Houman
	Name:	Luc Houman
	Title:	Structured Finance Officer

By:	/s/ Markey Johan
	Name:	Markey Johan
	Title:	Director

9

MIZUHO CORPORATE BANK, LTD., as a Lender
By:	/s/ David Lim
	Name:	David Lim
	Title:	Authorized Signatory

10

REGIONS BANK, as a Lender
By:	/s/ Michael A. Mezza
	Name:	Michael A. Mezza
	Title:	SVP

11

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Michael P. Dickman
	Name:	Michael P. Dickman
	Title:	Vice President

12

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender
By:	/s/ Ravneet Mumick
	Name:	Ravneet Mumick
	Title:	Director

13

BRANCH BANKING AND TRUST CORPORATION, as a Lender
By:	/s/ Robert T. Barnaby
	Name:	Robert T. Barnaby
	Title:	Vice President

14

SOVEREIGN BANK, as a Lender
By:	/s/ Chris D. Wolfslayer
	Name:	Chris D. Wolfslayer
	Title:	Senior Vice President

15

SYNOVUS BANK, as a Lender
By:	/s/ W. Benjamin Shaw
	Name:	W. Benjamin Shaw
	Title:	Commercial Lender

16

BANC OF AMERICA SECURITIES LIMITED, in its
capacity as an Applicable Designee of Bank of
America, N.A. in its role as a Lender and as
the Swing Line Lender for the purposes of
providing Foreign Swing Line Loans

By:	/s/ Johanna Hartikainen
	Name:	Johanna Hartikainen
	Title:	Director

17

SCHEDULE 1.01(a)
APPLICABLE DESIGNEE

Lender of Record	Applicable Designee
Bank of America, N.A.	Banc of America Securities Limited
Address:
2 King Edward Street, London, EC1A 1HQ United Kingdom Attention: Adi Khambata/Dovir Miah, Loan Service
Email Address:
emealoanservicebromley@bankofamerica.com
Telephone Numbers:
+44 208 695 3389; +44 208 313 2503
Fax Numbers:
+44 208 313 2149

JPMorgan Chase Bank, N.A.	The JP Morgan Chase Bank, London Branch
Address:
European Loan Operations C/O J.P. Morgan Chase London 4th Floor Prestige Knowledge Par, Near Marathalli Junction, Outer Ring Road, Kadabeesanahalli, Vathur Hobli, Bangalore, 560087
Email Address:
european.loan.operations@jpmchase.com
Telephone Number:
91 80 6676 2333
Fax Numbers:
44 (0)20 7492 3297; 44 (0)20 7492 3298

JPMorgan Chase Bank, N.A.	J.P. Morgan Europe Limited
Address:
JPMorgan Chase, European Loan Operations, 4th Floor, Prestige Technology Park, Near Marathahalli Junction, Sarjapur Outer Ring Road, Kadabeesanahalli, Vathur Hobli, Bangalore, 560087
Email Address:
european.loan.operations@jpmchase.com
Telephone Number:
91 80 6676 2333
Fax Numbers:
44 (0)20 7492 3297; 44 (0)20 7492 3298

SCHEDULE 1.01(b)
FOREIGN BORROWER SUBLIMITS

Foreign Borrower	Sublimit
Mohawk Foreign Holdings, S.à r.l.	$700,000,000
Mohawk International Holdings, S.à r.l.	$700,000,000
Mohawk Unilin International B.V.	$700,000,000
Unilin B.V.B.A.	$700,000,000

SCHEDULE 1.01(c)
MANDATORY COST FORMULAE
1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:
(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.
2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:
(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 — (A+C)
(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.
5.	For the purposes of this Schedule:
(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e., 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent or the Company, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:
(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.
Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.
9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

SCHEDULE 1.01(d)
EXISTING LETTERS OF CREDIT

	ISSUING
L/C NUMBER	BANK	ISSUED	EXPIRATION	BENEFICIARY	AMOUNT
FOREIGN VENDORS
SM237830W	Wachovia	11/10/04	11/10/2011	Barclays Bank - Customs & Duties	$227,272.37
SM230614W	Wachovia	03/26/08	1/31/2012	Legend Pacific	$2,000,000.00
SM229128	Wachovia	12/10/07	1/31/2012	Double F Limited	$250,000.00
SM232852	Wachovia	09/26/08	12/31/2011	Sun Life Assurance Co of Canada	$120,000.00
SM235217	Wachovia	07/14/09	8/15/2011	Mosaic Color Building Materials	$1,000,000.00

				TOTAL	$3,597,272.37

ENVIRONMENTAL
P276539 / D-235523	JPMorgan	02/12/98	2/12/2012	TNRCC	$561,220.00
P213553 / D-235388	JPMorgan	05/31/01	12/23/2011	Commonwealth of Kentucky	$10,000.00
SM233892W	Wachovia	02/10/09	2/10/2012	State of Tennessee	$319,900.17

				TOTAL	$891,120.17

UTILITIES

S401155	Wachovia	04/15/03	4/15/2012	City of Calhoun	$415,000.00

				TOTAL	$415,000.00

INSURANCE PROGRAM
SM415073C	Wachovia	10/23/03	10/1/2011	Liberty Mutual	$34,500,000.00
SM408494C	Wachovia	12/31/03	12/31/2011	Travellers Insurance	$25,000.00
SM233574W	Wachovia	12/31/08	1/14/2012	Ga Self Insured	$14,130,000.00

				TOTAL	$48,655,000.00

	ISSUING
L/C NUMBER	BANK	ISSUED	EXPIRATION	BENEFICIARY	AMOUNT
IRB Letters of Credit
S116152	Wachovia	07/05/03	7/5/2012	Regions Bank	$6,657,340.00
S116153	Wachovia	06/05/03	6/5/2012	Regions Bank	$3,181,348.78
870-086228	Wachovia	07/05/03	7/5/2012	Regions Bank	$1,039,453.00
870-089659	Wachovia	10/05/03	10/5/2011	Regions Bank	$1,039,453.00
870-090142	Wachovia	11/05/03	11/5/2011	Regions Bank	$1,039,453.00
870-111632	Wachovia	08/05/03	8/2/2011	Regions Bank	$3,222,302.00
870-007339	Wachovia	01/13/01	1/13/2012	Bank of New York	$6,745,753.42
S130879	Wachovia	01/28/01	1/28/2012	First Union	$30,616,438.36

					$53,541,541.56

COMMERCIAL TRADE LETTERS OF CREDIT

				TOTAL COMMERCIAL L/C’S	$0.00

				TOTAL Letter of Credits	$107,099,934.10

SCHEDULE 1.01(e)
L/C ISSUER SUBLIMIT

L/C Issuer	Sublimit
Bank of America, N.A.	$250,000,000
JPMorgan Chase Bank, N.A.	$250,000,000
Wells Fargo Bank, National Association	$75,000,000
ING Capital LLC	$15,000,000 (available only to Foreign Subsidiaries)

SCHEDULE 2.01
COMMITMENTS AND APPLICABLE PERCENTAGES

		Applicable
Lender	Commitment	Percentage
Bank of America, N.A.	$100,000,000	11.111111111%
JP Morgan Chase Bank, N.A.	$100,000,000	11.111111111%
SunTrust Bank	$100,000,000	11.111111111%
Wells Fargo Bank, National Association	$100,000,000	11.111111111%
Barclays Bank plc	$72,500,000	8.055555555%
ING Belguim SA/NV	$72,500,000	8.055555555%
Mizuho Corporate Bank, Ltd.	$72,500,000	8.055555555%
Regions Bank	$72,500,000	8.055555555%
U.S. Bank National Association	$72,500,000	8.055555555%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$62,500,000	6.944444444%
Branch Banking and Trust Company	$25,000,000	2.777777779%
Synovus Bank	$25,000,000	2.777777779%
Sovereign Bank	$25,000,000	2.777777779%

Total	$900,000,000.00	100.000000000%

SCHEDULE 5.11(d)
PENSION PLANS
None.

SCHEDULE 5.12
SUBSIDIARIES; OTHER EQUITY INVESTMENTS
A.

			Percentage of
			Ownership Interests
Name of Loan Party			of such Class and		Certificate Number,
or Subsidiary	Name of Equity Holder	Class and Series	Series		if applicable	Classification
Aladdin Manufacturing Corporation	Mohawk Carpet, LLC	Common Stock Preferred Stock	100 100	% %	2	Domestic Guarantor Material Subsidiary

Cevotrans BV	Opstalan BV	Ordinary Shares	100%		N/A

	Dal-Tile I, L.L.C.		83.5%

Dal-Italia, LLC	Emilamerica, Inc.	Membership Interests	16.5%		N/A

Dal-Elit, LLC	Dal-Tile Shared Services, Inc.	Membership Interests	100%		N/A	Domestic Guarantor Material Subsidiary

Dal-Tile Corporation	Dal-Tile Group Inc.	Common Stock	100%		2	Domestic Guarantor Material Subsidiary

Dal-Tile Distribution, Inc.	Dal-Tile Corporation	Common Stock	100%		1	Domestic Guarantor Material Subsidiary

Dal-Tile Group Inc.	Dal-Tile International Inc.	Common Stock	100%		3	Domestic Guarantor

			Percentage of
			Ownership Interests
Name of Loan Party			of such Class and	Certificate Number,
or Subsidiary	Name of Equity Holder	Class and Series	Series	if applicable	Classification
Dal-Tile I, L.L.C.	Dal-Tile Distribution, Inc.	Membership Interests	100%	N/A	Domestic Guarantor

Dal-Tile Industrias S. de R.L. de C.V.	Dal-Tile Mexico, S.A. de C.V.	Common Stock	100%	N/A

Dal-Tile International, Inc.	Mohawk Industries, Inc.	Common Stock	100%	1	Domestic Guarantor Material Subsidiary

Dal-Tile Mexico, S.A. de C.V.	DTM/CM Holdings, LLC	Common Stock	100%	N/A

Dal-Tile of Canada, Inc.	Mohawk Foreign Holdings, S.à r.l.	Common Stock	100%	1

Dal-Tile Operaciones S. de R.L. de C.V.	Dal-Tile Mexico, S.A. de C.V.	Common Stock	100%	N/A

Dal-Tile Puerto Rico, Inc.	Dal-Tile Corporation	Common Stock	100%	N/A1

Dal-Tile Recubrimientos S. de R.L. de C.V.	Mohawk Finance S.a r.l.	Common Stock	100%	N/A

Dal-Tile Services, Inc.	Dal-Tile Corporation	Common Stock	100%	1	Domestic Guarantor

[1]	Note: To be reissued and delivered post-closing.

			Percentage of
			Ownership Interests
Name of Loan Party			of such Class and	Certificate Number,
or Subsidiary	Name of Equity Holder	Class and Series	Series	if applicable	Classification
Dal-Tile Shared Services, Inc.	Dal-Tile Distribution, Inc.	Common Stock	100%	1	Domestic Guarantor

DB Wholesale Carpets & Flooring (India) Private Ltd.	Mohawk International Holdings S.a r.l.	Ordinary	100%	N/A

DT Mex Holdings, LLC	DTM/CM Holdings, LLC	Membership Interests	100%	N/A

DTM/CM Holdings, LLC	Mohawk International Holdings S.a r.l.	Common Stock	100%	N/A

F.I.L.S. Investments	Flooring Industries Ltd.	Common Stock	100%	N/A

Flooring Industries, Ltd.	Mohawk International Holdings S.a r.l.	Ordinary	100%	N/A	Material Subsidiary Foreign Guarantor

Horizon Europe, Inc.	Aladdin Manufacturing Corporation	Common Stock	100%	1

Lees Mohawk (UK) Limited	Mohawk Carpet, LLC	Common Stock	100%	4, 5[2]

Mohawk Canada Corporation	Mohawk Carpet, LLC	Common Stock	100%	2[3]

[2]	Note: To be reissued and delivered post-closing.

[3]	Note: To be reissued and delivered post-closing.

			Percentage of
			Ownership Interests
Name of Loan Party			of such Class and		Certificate Number,
or Subsidiary	Name of Equity Holder	Class and Series	Series		if applicable	Classification
Mohawk Carpet Distribution, Inc.	Aladdin Manufacturing Corporation	Common Stock	100%		1	Domestic Guarantor Material Subsidiary

Mohawk Carpet Transportation of Georgia, LLC	Mohawk Carpet Distribution, Inc.	Membership Interests	100%		N/A	Domestic Guarantor

Mohawk Carpet, LLC	Mohawk Industries, Inc.	Membership Interests	100%		N/A	Domestic Guarantor Material Subsidiary

Mohawk Commercial, Inc.	Mohawk Carpet, LLC	Common Stock	100%		1	Domestic Guarantor

Mohawk ESV, Inc.	Mohawk Carpet, LLC	Common Stock	100%		1	Domestic Guarantor

Mohawk Factoring, Inc.	Mohawk Carpet, LLC World International, Inc.	Common Stock	79.3 20.7	% %	1, 4	Domestic Guarantor Material Subsidiary

Mohawk Finance S.à r.l.	Mohawk International Holdings S.a r.l.	Ordinary	100%		N/A

Mohawk Foreign Holdings, S.à r.l.	Mohawk Global Investments S.a r.l.	Ordinary	100%		N/A	Foreign Borrower Material Subsidiary

Mohawk Global Investments S.à r.l.	Mohawk International Holdings (DE) Corporation	Ordinary	100%		N/A	Foreign Borrower Material Subsidiary

			Percentage of
			Ownership Interests
Name of Loan Party			of such Class and	Certificate Number,
or Subsidiary	Name of Equity Holder	Class and Series	Series	if applicable	Classification
Mohawk International (China) Ltd.	Mohawk International Holdings S.a r.l.	Ordinary	100%	N/A

Mohawk International (Europe) S.a.r.l.	Unilin Holding BVBA	Common Stock	100%	N/A	Foreign Guarantor Material Subsidiary

Mohawk International (Hong Kong) Ltd.	Mohawk International Holdings S.a r.l.	Common Stock	100%	N/A

Mohawk International (India) Ltd.	Mohawk International Holdings S.a r.l.	Ordinary	100%	N/A

Mohawk International Holdings (DE) Corporation	Mohawk Industries, Inc.	Common Stock	100%	1	Material Subsidiary Domestic Guarantor

Mohawk International Holdings S.à r.l.	Mohawk Foreign Holdings S.a r.l.	Common Stock	100%	N/A	Foreign Borrower Material Subsidiary

Mohawk Resources, LLC	Mohawk Carpet, LLC	Membership Interests	100%	N/A	Domestic Guarantor

Mohawk Servicing, LLC	Mohawk Carpet, LLC	Membership Interests	100%	N/A	Domestic Guarantor

Mohawk Singapore Private Limited	Mohawk International (India) Ltd.	Common Stock	100%	N/A

Mohawk Trading (Shanghai) Co., Ltd.	Mohawk International (Hong Kong) Limited	Ordinary	100%	N/A

			Percentage of
			Ownership Interests
Name of Loan Party			of such Class and		Certificate Number,
or Subsidiary	Name of Equity Holder	Class and Series	Series		if applicable	Classification
Mohawk Unilin International B.V.	Mohawk Finance S.a r.l. Mohawk International Holdings S.a r.l.	Common Stock	10 90	% %	N/A	Foreign Borrower

Mohawk Unilin Luxembourg S.à r.l.	Mohawk International (Europe) S.a.r.l.	Ordinary	100%		N/A	Material Subsidiary

Opstalan BV	Unilin Beheer BV	Ordinary	100%		N/A

Timber Technique Finance Ltd	Flooring Industries Ltd.	Ordinary	100%		N/A

Syarikat Malaysia Wood Ind, Sdn. Bhd.	Mohawk International Holdings (DE) Corporation	Ordinary	100%		S00001, 80[4]

Unilin Beheer, BV	Mohawk Unilin International B.V.	Ordinary	100%		N/A

Unilin BVBA	Mohawk International Holdings S.a r.l.	Common Stock	100%		N/A	Foreign Borrower Material Subsidiary

Unilin Distribution, Ltd	Mohawk Foreign Holdings S.a r.l.	Common Stock	100%		N/A

Unilin Flooring NC, LLC	Mohawk Industries, Inc.	Membership Interests	100%		N/A	Material Subsidiary Domestic Guarantor

[4]	NOTE: To be reissued and delivered post-closing.

			Percentage of
			Ownership Interests
Name of Loan Party			of such Class and	Certificate Number,
or Subsidiary	Name of Equity Holder	Class and Series	Series	if applicable	Classification
Unilin GmbH	Unilin BVBA	Ordinary	100%	N/A

Unilin Holding BVBA	Unilin BVBA	Common Stock	100%	N/A	Foreign Guarantor Material Subsidiary

Unilin Holding SAS	Unilin BVBA	Ordinary	100%	N/A

Unilin Industries, BVBA	Mohawk International (Europe) S.a r.l.	Common Stock	100%	N/A

Unilin Russia	Mohawk Unilin International B.V.	Ordinary	100%	N/A

Unilin SAS	Unilin Holding SAS	Ordinary	100%	N/A

Unilin Systems, SAS	Unilin BVBA	Ordinary	100%	N/A

Unilin Systems, SUD SAS	Unilin Systems, SAS	Ordinary	100%	N/A

Unilin UK, Ltd.	Unilin BVBA	Ordinary	100%	N/A

Unilin/Multipre BV	Unilin Beheer BV	Ordinary	100%	N/A

Wayn-Tex LLC	Aladdin Manufacturing Corporation	Membership Interests	100%	N/A	Domestic Guarantor

			Percentage of
			Ownership Interests
Name of Loan Party			of such Class and	Certificate Number,
or Subsidiary	Name of Equity Holder	Class and Series	Series	if applicable	Classification
World International, Inc.	Mohawk Carpet, LLC	Common Stock	100%	1, 2[5]
B.
1.	China Ceramics, Inc.: The Company indirectly owns approximately 34.18% of the outstanding equity interests of China Ceramics, Inc. and has an option to purchase additional equity interests of such entity.

2.	Recubrimientos Interceramic S.A. de C.V.: The Company indirectly owns approximately 49.99% of the outstanding equity interests of Recubrimientos Interceramic S.A. de C.V.

3.	Dal-Italia, LLC: The Company indirectly owns approximately 83.5% of the outstanding equity interests of Dal-Italia, LLC.

[5]	Note: To be reissued and delivered post-closing.

SCHEDULE 5.16
IDENTIFICATION NUMBERS FOR DESIGNATED BORROWERS THAT ARE FOREIGN SUBSIDIARIES

LOAN PARTY	FEIN/ UNIQUE IDENTIFICATION NO.
Mohawk Foreign Holdings, S.á r.l.	XXXXX

Mohawk International Holdings S.á r.l.	XXXXX
XXXXX

Mohawk Unilin International BV	XXXXX
XXXXX

Unilin BVBA	XXXXX

SCHEDULE 6.18
POST-CLOSING MATTERS
1.	First-Tier Foreign Subsidiary Stock Certificates. Within 45 days after the Closing Date (unless extended by the Administrative Agent in its sole discretion), the Company and any Domestic Guarantor that owns certificated Equity Interests in a First-Tier Foreign Subsidiary required to be pledged pursuant to the Pledge Agreement shall deliver to the Administrative Agent original stock certificates (or the equivalent thereof) evidencing the pledged Equity Interests issued by such First-Tier Foreign Subsidiary, together with transfer powers duly executed by the Company or the applicable Domestic Guarantor in blank.

2.	Amendment to LLC Operation Agreements Within 30 days after the Closing Date (unless extended by the Administrative Agent in its sole discretion), the Company shall deliver to the Administrative Agent a duly authorized and executed amendment to the operating agreement of each domestic limited liability company that is an Issuer of Pledged Equity to incorporate a provision, in form and substance acceptable to the Administrative Agent, that explicitly authorizes a transferee of a membership interest in such limited liability company to be admitted as a member in all respects and to have all rights, powers and benefits of a member of such limited liability company.

3.	Replacement Stock Certificates. Within 45 days after the Closing Date (unless extended by the Administrative Agent in its sole discretion), the Company shall deliver to the Administrative Agent (replacement stock certificates together with an undated stock power for each certificate duly executed in blank) evidencing the Equity Interests pledged by (i) Aladdin Manufacturing Corporation in Mohawk Carpet Distribution, Inc; (ii) Mohawk Carpet, LLC in Mohawk Factoring, Inc.; (iii) Aladdin Manufacturing Corporation in Horizon Europe, Inc.; (iv) Mohawk Carpet, LLC in Mohawk Commercial, Inc.; (v) Mohawk Carpet, LLC in Mohawk ESV, Inc.; (vi) the Company in Dal-Tile International, Inc.; (vii) Dal-Tile Corporation in Dal-Tile Distribution, Inc.; and (viii) Dal-Tile Distribution, Inc. in Dal-Tile Shared Services, Inc.

SCHEDULE 7.01
EXISTING LIENS

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Mohawk Industries, Inc.	South Carolina Jobs — Economic Development Authority and Regions Bank as Trustee	Accounts and contract rights under the Loan Agreement dated as of 4/1/1997	UCC Financing Statement #2258481 5 Filed 10/07/02 Delaware Secretary of State

Mohawk Industries, Inc	CIT Financial USA, Inc.	All computer equipment and peripherals, wherever located, referenced in Loan Agreement #007520585-152 dated June 2, 2006 and any modifications to Loan and all substitutions, additions, etc. to Equipment now or hereafter installed therein and the proceeds thereof together with all payments, other proceeds and payments due and to become due and arising from or relating to Loan.	UCC Financing Statement #6193917 2 Filed 6/7/06 Delaware Secretary of State

Mohawk Industries, Inc	CIT Financial USA, Inc.	All computer equipment and peripherals, wherever located, referenced in Loan Agreement #007520585-157 dated June 16, 2006 and any modifications to Loan and all substitutions, additions, etc. to Equipment, now or hereafter installed therein and the proceeds thereof together with all payments, other proceeds and payments due and to become due and arising from or relating to Loan.	UCC Financing Statement #6211150 8 Filed 6/20/06 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Mohawk Industries, Inc	CIT Financial USA, Inc.	All computer equipment and peripherals, wherever located, referenced in Loan Agreement #007520585-159 dated June 19, 2006 and any modifications to Loan and all substitutions, additions, etc. to Equipment now or hereafter installed therein and the proceeds thereof together with all payments, other proceeds and payments due and to become due and arising from or relating to Loan.	UCC Financing Statement #6215315 3 Filed 6/22/06 Delaware Secretary of State

Mohawk Industries, Inc	CIT Financial USA, Inc.	All computer equipment and peripherals, wherever located, referenced in Loan Agreement #007520585-163 dated June 28, 2006 and any modifications to Loan and all substitutions, additions, etc. to Equipment, now or hereafter installed therein and the proceeds thereof together with all payments, other proceeds and payments due and to become due and arising from or relating to Loan.	UCC Financing Statement #6231110 8 Filed 7/5/06 Delaware Secretary of State

Mohawk Industries, Inc	Dell Equipment Funding L.P.	All computer equipment and peripherals wherever located referenced in Loan Agreement #007520585-164 dated July 3, 2006 and any modifications to Loan and all substitutions, additions, etc. to Equipment now or hereafter installed therein and the proceeds thereof together with all payments, other proceeds and payments due and to become due and arising from or relating to Loan.	UCC Financing Statement #6236750 6 Filed 7/10/06 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Mohawk Industries, Inc	Dell Equipment Funding L.P.	All computer equipment and peripherals wherever located referenced in Loan Agreement #007520585-166 dated July 6, 2006 and any modifications to Loan and all substitutions, additions, etc. to Equipment now or hereafter installed therein and the proceeds thereof together with all payments, other proceeds and payments due and to become due and arising from or relating to Loan.	UCC Financing Statement #6240123 0 Filed 7/12/06 Delaware Secretary of State

Mohawk Industries, Inc	Dell Equipment Funding L.P.	All computer equipment and peripherals wherever located referenced in Loan Agreement #007520585-167 dated July 7, 2006 and any modifications to Loan and all substitutions, additions, etc. to Equipment now or hereafter installed therein and the proceeds thereof together with all payments, other proceeds and payments due and to become due and arising from or relating to Loan.	UCC Financing Statement #6242201 2 Filed 7/13/06 Delaware Secretary of State

Mohawk Industries, Inc	CIT Financial USA, Inc.	All computer equipment and peripherals wherever located referenced in Loan Agreement #007520585-173 dated July 24, 2006 and any modifications to Loan and all substitutions, additions, etc. to Equipment now or hereafter installed therein and the proceeds thereof together with all payments, other proceeds and payments due and to become due and arising from or relating to Loan.	UCC Financing Statement #6262174 6 Filed 7/28/06 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Mohawk Industries, Inc	Dell Equipment Funding L.P.	All computer equipment and peripherals wherever located referenced in Loan Agreement #007520585-174 dated July 25, 2006 and any modifications to Loan and all substitutions, additions, etc. to Equipment now or hereafter installed therein and the proceeds thereof together with all payments, other proceeds and payments due and to become due and arising from or relating to Loan	UCC Financing Statement #6262244 7 Filed 7/28/06 Delaware Secretary of State

Mohawk Industries, Inc	CIT Financial USA, Inc.	All computer equipment and peripherals wherever located referenced in Loan Agreement #007520585-180 dated August 8, 2006 and any modifications to Loan and all substitutions, additions, etc. to Equipment now or hereafter installed therein and the proceeds thereof together with all payments, other proceeds and payments due and to become due and arising from or relating to Loan.	UCC Financing Statement #6284495 9 Filed 8/16/06 Delaware Secretary of State

Mohawk Industries, Inc.	NMHG Financial Services, Inc.	All equipment now or hereafter leased by Lessor to Lessee and al accessions, additions, replacements and substitutions thereto and all proceeds including insurance proceeds.	UCC Financing Statement #6433622 8 Filed 12/12/06 Delaware Secretary of State

Mohawk Industries, Inc.	Regions Bank as Trustee	Accounts and contract rights under Loan Agreement dated May 1, 1997 between Debtor and South Carolina Jobs-Economic Development Authority, as amended	UCC Financing Statement #2007 1209591 Filed 3/30/07 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Mohawk Industries, Inc.	Banc of America Leasing & Capital, LLC	Certain goods described as manufacturing equipment more particularly described on Lease Schedule No. 15556-11500-002 together with all parts, attachments, accounts, chattel paper, general intangibles, insurance, warranty and other claims against 3rd parties, all software and other IP rights, proceeds and books and records re the foregoing.	UCC Financing Statement #2007 3722823 Filed 10/3/07 Delaware Secretary of State

Mohawk Industries, Inc.	Banc of America Leasing & Capital, LLC	Certain goods generally described as hardwood floor manufacturing line subject to Lease Schedule No. 15556-11500-001 in which Debtor now or hereafter has rights together with all parts, attachments, all accounts, chattel paper and general intangibles arising from sale, all insurance, warranty and claims against 3rd parties, all software and other IP rights, proceeds and all books and records re the foregoing.	UCC Financing Statement #2007 3723201 Filed 10/3/07 Delaware Secretary of State

Mohawk Industries, Inc. and Mohawk Carpet Corporation	Banc of America Leasing & Capital, LLC	Specific items listed on UCC including all replacements, parts, repairs and attachments.	UCC Financing Statement #2008 0274298 Filed 1/23/08 Delaware Secretary of State

Mohawk Industries, Inc.	AT&T Capital Services, Inc.	All telecommunications and data equipment including telephones, modems, private branch exchanges, switch- boards, etc. along with all other Equipment and items provided to Lessee under Schedule No. 001-2890600-040 and all supplements, schedules, exhibits and attachments thereto including Cisco Routers;	UCC Financing Statement #2009 1056164 Filed 4/2/09 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Mohawk Industries, Inc.	AT&T Capital Services, Inc.	All telecommunications and data equipment including telephones, modems, private branch exchanges, switchboards, etc. along with all other Equipment provided to Lessee under Schedule No. 001-2890600-041 and all supplements, schedules, exhibits and attachments thereto including Cisco Maintenance.	UCC Financing Statement #2009 1056222 Filed 4/2/09 Delaware Secretary of State

Mohawk Industries, Inc.	General Electric Capital Corporation	All equipment leased to or financed for the Debtor by SP under certain Master Equipment Lease Agreement No. 8418046-003 including all replacements, additions, etc. and proceeds therefrom.	UCC Financing Statement #2009 1479259 Filed 5/11/09 Delaware Secretary of State

Mohawk Industries, Inc.	General Electric Capital Corporation	All equipment leased to or financed for the Debtor by SP under certain Master Equipment Lease Agreement No. 8418046-004 including all replacements, additions, etc. and proceeds therefrom.	UCC Financing Statement #2009 1482477 Filed 5/11/09 Delaware Secretary of State

Mohawk Industries, Inc.	General Electric Capital Corporation	All equipment leased to or financed for the Debtor by SP under certain Master Equipment Lease Agreement No. 8418046-001 including all replacements, additions, etc. and proceeds therefrom.	UCC Financing Statement #2009 1485231 Filed 5/11/09 Delaware Secretary of State

Mohawk Industries, Inc.	General Electric Capital Corporation	All equipment leased to or financed for the Debtor by SP under certain Master Equipment Lease Agreement No. 8418046-002 including all replacements, additions, etc. and proceeds therefrom.	UCC Financing Statement #2009 1835526 Filed 6/9/09 Delaware Secretary of State

Mohawk Industries, Inc.	MAX Leasing USA and TCP Leasing, Inc.	All equipment leased by Debtor pursuant to Lease Agreement dated 4/16/09, Schedule 1 together with all proceeds thereof — specific equipment listed located in GA.	UCC Financing Statement #2009 1935474 Filed 6/17/09 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Mohawk Industries, Inc.	Rockwell Automation	All equipment and all proceeds owned or later acquired by Debtor together with all books and records of Debtor relating to the equipment and proceeds; Equipment means all equipment, furniture, furnishings and fixtures listed on Schedule 1 to UCC.	UCC Financing Statement #2009 2451117 Filed 7/31/09 Delaware Secretary of State

Mohawk Industries, Inc. and Mohawk Carpet	United Rentals (North America), Inc.	Debtor grants a security interest in specific Equipment and the proceeds of the Equipment to secure the prompt payment and performance of Customer’s purchase price and other obligations.	UCC Financing Statement #2009 4122575 Filed 12/23/09 Delaware Secretary of State

Mohawk Industries, Inc.	United Rentals (North America), Inc.	Customer grants to SP a security interest in the specific Equipment and the proceeds of the Equipment to secure the prompt payment and performance of Customer’s purchase price and other obligations.	UCC Financing Statement #2010 0310056 Filed 1/28/10 Delaware Secretary of State

Mohawk Industries, Inc.	General Electric Capital Corporation	All Equipment leased to or financed for the Debtor by SP under Lease Agreement No. 8418046-009 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto and any proceeds therefrom.	UCC Financing Statement #2010 2389751 Filed 7/9/10 Delaware Secretary of State

Mohawk Industries, Inc.	Wells Fargo Bank, N.A.	1- Used Mitsubishi Forklift and all equipment parts, accessories, substitutions, additions, etc. installed in or used therewith and proceeds thereof, together with all installment payments, proceeds and payments due, relating to said equipment.	UCC Financing Statement #2010 4039024 Filed 11/17/10 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Mohawk Industries, Inc.	Wells Fargo Bank, N.A.	2- Used 2005 Mitsubishi Forklifts and all equipment parts, accessories, substitutions, additions, etc. installed in or used therewith and proceeds thereof, together with all installment payments, proceeds and payments due, relating to said equipment.	UCC Financing Statement #2011 0858715 Filed 3/8/11 Delaware Secretary of State

Aladdin Manufacturing Corporation	Toyota Motor Credit Corporation	Forklifts, rug poles, batteries, chargers	UCC Financing Statement #6256943 2 Filed 7/25/06 Delaware Secretary of State

Aladdin Manufacturing Corporation	Greater Bay Bank N.A.	Forklifts, chargers, batteries and all equipment parts, additions, etc. and proceeds thereof together with all installment payments, proceeds and other payments due or arising from or relating to equipment.	UCC Financing Statement #6343154 1 Filed 10/4/06 Delaware Secretary of State

Aladdin Manufacturing Corporation	Toyota Motor Credit Corporation	Forklifts, batteries, chargers	UCC Financing Statement #6432444 8 Filed 12/11/06 Delaware Secretary of State

Aladdin Manufacturing Corp	Raymond Leasing Corporation	Specific equipment, install and freight	UCC Financing Statement #2007 0507953 Filed 2/8/07 Delaware Secretary of State

Aladdin Manufacturing Corporation	Toyota Motor Credit Corporation	One new Toyota forklift	UCC Financing Statement #2007 1686889 Filed 5/4/07 Delaware Secretary of State

Aladdin Manufacturing Corporation	Toyota Motor Credit Corporation	3 Toyota forklifts	UCC Financing Statement #2007 2191434 Filed 6/11/07 Delaware Secretary of State

Aladdin Manufacturing Corporation	Toyota Motor Credit Corporation	1 Toyota forklift	UCC Financing Statement #2007 2509734 Filed 7/2/07 Delaware Secretary of State

Aladdin Manufacturing Corporation	Toyota Motor Credit Corporation	1 Toyota forklift	UCC Financing Statement #2007 2509825 Filed 7/2/07 Delaware Secretary of State

Aladdin Manufacturing Corporation	NMHG Financial Services, Inc.	All equipment now or hereafter leased by Lessor to Lessee and all additions, replacements, etc. thereto and all proceeds thereof	UCC Financing Statement #2007 3253241 Filed 8/27/07 Delaware Secretary of State

Aladdin Manufacturing Corporation	Toyota Motor Credit Corporation	Toyota forklifts, batteries, chargers, casacade clamps	UCC Financing Statement #2007 3254967 Filed 8/27/07 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Aladdin Manufacturing Corporation	Toyota Motor Credit Corporation	11 -2007 New Toyota forklifts	UCC Financing Statement #2007 4450952 Filed 11/26/07 Delaware Secretary of State

Aladdin Manufacturing Corporation	Toyota Motor Credit Corporation	2-forklifts; 5-batteries	UCC Financing Statement #2008 0663284 Filed 2/25/08 Delaware Secretary of State

Dal-Tile Corporation	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2006062300369 Filed 6/23/06 Pennsylvania Department of State

Dal-Tile Corporation	US Express Leasing, Inc.	All items of personal property leased pursuant to Lease Agreement dated 8/10/06 between SP and Debtor together with all related software and all additions, etc. and proceeds; Equipment — Tennant 5400 Fast Scrubbers	UCC Financing Statement #2006081100166 Filed 8/11/06 Pennsylvania Department of State

Dal-Tile Corporation	US Express Leasing, Inc.	All items of personal property leased pursuant to Lease Agreement dated 8/10/06 between SP and Debtor together with all related software and all additions, etc. and proceeds; Equipment — Tennant 8410 Sweeper/ Scrubber	UCC Financing Statement #2006081100178 Filed 8/11/06 Pennsylvania Department of State

Dal-Tile Corporation	US Express Leasing, Inc.	All items of personal property leased pursuant to Lease Agreement dated 8/10/06 between SP and Debtor together with all related software and all additions, etc. and proceeds; Equipment — 2 Tennant 5400 Scrubbers	# 2006081100180 Filed 8/11/06 Pennsylvania Department of State

Dal-Tile Corporation	Crown Credit Company	Lift truck and battery	UCC Financing Statement #2006103001896 Filed 10/30/06 Pennsylvania Department of State

Dal-Tile Corporation	Crown Credit Company	Crown Lift Truck, battery and charger	UCC Financing Statement #2006110800332 Filed 11/8/06 Pennsylvania Department of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
DAL-TILE CORPORATION	Toyota Motor Credit Corporation	11 new Toyota forklifts and 1 used Toyota Forklift	UCC Financing Statement #2006110902403 Filed 11/9/06 Pennsylvania Department of State

Dal-Tile Corporation & Dal-Tile International, Inc. as Co-Lessees	Citicorp Leasing, Inc.	One New 2006 Caterpillar Model #C5000LP	UCC Financing Statement #2007011105049 Filed 1/11/07 Pennsylvania Department of State

Dal-Tile Corporation & Dal-Tile International, Inc. as Co-Lessees	Citicorp Leasing, Inc.	One New MHF Model #70DMHT14C	UCC Financing Statement #2007020600014 Filed 2/6/07 Pennsylvania Department of State

Dal-Tile Corporation	Crown Credit Company	Crown Lift Truck, Battery and Charger	UCC Financing Statement #2007030507260 Filed 3/5/07 Pennsylvania Department of State

DAL-TILE CORPORATION	TFS Capital Funding, Operations Counsel — Construction	One Genie Z45/25 Articulating Boom and all accessions, replacements, add-ons	UCC Financing Statement #2007051802932 Filed 5/18/07 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2007070605610 Filed 7/6/07 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2007090608735 Filed 9/6/07 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2008021407740 Filed 2/14/08 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2008022001917 Filed 2/19/08 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Raymond Reach trucks, exide batteries and Raymond Orderpicker Trucks	UCC Financing Statement #2008031100920 Filed 3/10/08 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2008070906127 Filed 7/9/08 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2008081806685 Filed 8/18/08 Pennsylvania Department of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2008081806700 Filed 8/18/08 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2008110406900 Filed 11/4/08 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2008110605407 Filed 11/6/08Pennsylvania Department of State

DAL-TILE CORPORATION	General Electric Capital Corporation	All Equipment leased to or financed for Debtor by SP under Master Equipment Lease Agreement No. 8404978-006 including all accessories, replacements, etc. and proceeds	UCC Financing Statement #2008121602327 Filed 12/16/08 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2008122305708 Filed 12/23/08 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2009010707252 Filed 1/7/09 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2009010707288 Filed 1/7/09 Pennsylvania Department of State

Dal-Tile Corporation	Crown Credit Company	Crown lift truck and Battery	UCC Financing Statement #2009012104561 Filed 1/21/09 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2009012605284 Filed 1/26/09 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2009012605309 Filed 1/26/09 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2009031105910 Filed 3/11/09 Pennsylvania Department of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Dal-Tile Corporation	Wells Fargo Bank, N.A.	2 Clark forklifts and all equipment parts, substitutions, additions, etc. and proceeds thereof together with all installment payments, insurance proceeds, payments due relating to equipment	UCC Financing Statement #2009041304774 Filed 4/13/09 Pennsylvania Department of State

Dal-Tile Corporation	Crown Credit Company	Crown Lift Trucks, Batteries and Exide Chargers	UCC Financing Statement #2009041305891 Filed 4/13/09 Pennsylvania Department of State

DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific equipment	UCC Financing Statement #2009052006218 Filed 5/20/09 Pennsylvania Department of State

Dal-Tile Corporation	Crown Credit Company	All equipment now or hereafter leased from Lessor by Lessee pursuant to Master Lease Agreement dated 11/1/01 together with all schedules, exhibits, etc. including material handling equipment, batteries, chargers, trucks, etc. and related equipment and all additions, etc. and all proceeds	UCC Financing Statement #2009060107793 Filed 6/1/09 Pennsylvania Department of State

Dal-Tile Corporation	Wells Fargo Bank, N.A.	3 Caterpillar forklifts and all equipment parts, substitutions, etc. and proceeds together with all installment payments, insurance proceeds and payments due and arising from said equipment	UCC Financing Statement #2009061807243 Filed 6/18/09 Pennsylvania Department of State

DAL-TILE CORPORATION	Toyota Motor Credit Corporation	Forklifts, batteries, chargers	UCC Financing Statement #2009062303032 Filed 6/23/09 Pennsylvania Department of State

Dal-Tile Corporation	Wells Fargo Bank, N.A.	Specific equipment and all equipment parts, substitutions, etc. and proceeds together with all installment payments, insurance proceeds and payments due and arising from said equipment	UCC Financing Statement #2009091104441 Filed 9/11/09 Pennsylvania Department of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific Equipment	UCC Financing Statement #2009100706805 Filed 10/7/09 Pennsylvania Department of State

DAL-TILE CORPORATION	Toyota Motor Credit Corporation	Fifteen New Toyota Forklifts	UCC Financing Statement #2009111002173 Filed 11/9/09 Pennsylvania Department of State

DAL-TILE CORPORATION	Toyota Motor Credit Corporation	Nine Toyota Forklifts A true lease	UCC Financing Statement #2009111605979 Filed 11/16/09 Pennsylvania Department of State

Dal-Tile Corporation	Wells Fargo Bank, N.A.	Specific equipment and all equipment parts, substitutions, etc. and proceeds together with all installment payments, insurance proceeds and payments due and arising from said equipment	UCC Financing Statement #2009122305724 Filed 12/23/09 Pennsylvania Department of State

DAL-TILE CORPORATION	Toyota Motor Credit Corporation	One New 2010 Toyota Forklift A true lease	UCC Financing Statement #2010022205154 Filed 2/22/10 Pennsylvania Department of State

DAL-TILE CORPORATION	Toyota Motor Credit Corporation	Four New 2010 Toyota Forklifts —	UCC Financing Statement #2010022205318 Filed 2/22/10 Pennsylvania Department of State

DAL-TILE CORPORATION	General Electric Capital Corporation	1-2004 Forklift and attachments plus all replacements, exchanges, etc lease, and other proceeds thereof.	UCC Financing Statement #2010051861995 Filed 5/18/10 Pennsylvania Department of State

DAL-TILE CORPORATION	General Electric Capital Corporation	Mitsubishi Forklift and attachments plus all replacements, exchanges, etc lease, and other proceeds thereof.	UCC Financing Statement #2010052503683 Filed 5/25/10 Pennsylvania Department of State

Dal-Tile Corporation	De Lage Landen Financial Services, Inc.	All equipment of any make or manufacture, together with all accessories and attachments financed by or leased to Lessee by Lessor under Master Lease Agreement Number 782.	UCC Financing Statement #2010060805479 Filed 6/8/10 Pennsylvania Department of State

DAL-TILE CORPORATION	Toyota Motor Credit Corporation	Five Toyota Forklifts	UCC Financing Statement #2010102505703 Filed 10/25/10 Pennsylvania Department of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
DAL-TILE CORPORATION	Raymond Leasing Corporation	Specific items	UCC Financing Statement #2010120303846 Filed 12/3/10 Pennsylvania Department of State

DAL-TILE CORPORATION	Toyota Motor Credit Corporation	Two Toyota Forklifts	UCC Financing Statement #2010120606153 Filed 12/6/10 Pennsylvania Department of State

DAL-TILE CORPORATION	Toyota Motor Credit Corporation	Three Toyota Forklifts and Six Batteries	UCC Financing Statement #2011033004204 Filed 3/30/11 Pennsylvania Department of State

DAL-TILE GROUP INC.	De Lage Landen Financial Services, Inc.	All equipment of any make or manufacture together with all accessories and attachments financed by or leased to Lessee by Lessor under Master Lease Agreement No. 555	UCC Financing Statement #5256781 7 Filed 8/17/05 and continued 6/21/10 Delaware Secretary of State

Mohawk Industries, Inc. and Mohawk Carpet Corporation	Banc of America Leasing & Capital, Inc.	Specific equipment including all replacements, parts, repairs and attachments affixed thereto, now owned or hereafter acquired.	UCC Financing Statement #2008 0274298 Filed 1/23/08 Delaware Secretary of State

MOHAWK CARPET CORPORATION	Cisco Systems Capital Corporation	Specific items listed on Schedule A to Lease Agreement including all additions, substitutions, etc. and proceeds	UCC Financing Statement #2008 2583266 Filed 7/23/08 Delaware Secretary of State

MOHAWK CARPET CORPORATION	Banc of America Leasing & Capital, LLC	Specific items including all replacements, parts, repairs and attachments affixed thereto, now owned or hereafter acquired.	UCC Financing Statement #2008 4086037 Filed 12/09/08 Delaware Secretary of State

MOHAWK CARPET CORPORATION	IBM Credit LLC	Specific equipment, together with all related software and all additions, upgrades, etc. replacements or exchanges and all proceeds including payments under insurance, etc.	UCC Financing Statement #2009 0019882 Filed 1/5/09 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
MOHAWK CARPET, LLC	AT&T Capital Services, Inc.	All telecommunications and data equipment including all additions, upgrades etc. and all proceeds along with any other Equipment and other items and rights, leased, licensed or otherwise provided to Lessee by Lessor.	UCC Financing Statement #2009 1851978 Filed 6/10/09 Delaware Secretary of State

MOHAWK CARPET, LLC	AT&T Capital Services, Inc.	All telecommunications and data equipment including all additions, upgrades, etc. and all proceeds along with any other Equipment and other items and rights, leased, licensed or otherwise provided to Lessee under Schedule No. 001-4561100-004 between Lessee and Lessor and all supplementary schedules, exhibits including CISCO 2811 Routers.	UCC Financing Statement #2009 2051180 Filed 6/26/09 Delaware Secretary of State

MOHAWK CARPET, LLC	AT&T Capital Services, Inc.	All telecommunications and data equipment including all additions, upgrades, etc. and all proceeds along with any other Equipment and other items and rights, leased, licensed or otherwise provided to Lessee under Schedule No. 001-4561100-005 between Lessee and Lessor and all supplementary schedules, exhibits including CISCO Maintenance for 2811 Routers	UCC Financing Statement #2009 2052204 Filed 6/26/09 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Mohawk Carpet, LLC	AT&T Capital Services, Inc.	All telecommunications and data equipment including all additions, upgrades etc. and all proceeds along with any other Equipment and other items and rights, leased, licensed or otherwise provided to Lessee under Schedule no. 001-4561100-014 between Lessee and Lessor and all supplementary schedules, exhibits including specific CISCO Routers and related peripherals.	UCC Financing Statement #2009 3449599 Filed 10/27/09 Delaware Secretary of State

Mohawk Carpet, LLC	AT&T Capital Services, Inc.	All telecommunications and data equipment including all additions, upgrades, etc. and all proceeds along with any other Equipment and other items and rights, leased, licensed or otherwise provided to Lessee under Schedule No. 001-4561100-007 between Lessee and Lessor and all supplementary schedules, exhibits including specific CISCO Routers and related peripherals.	UCC Financing Statement #2009 3453963 Filed 10/27/09 Delaware Secretary of State

Mohawk Carpet, LLC	AT&T Capital Services, Inc.	All telecommunications and data equipment including all additions, upgrades, etc. and all proceeds along with any other Equipment and other items and rights, leased, licensed or otherwise provided to Lessee under Schedule No. 001-4561100-011 between Lessee and Lessor and all supplementary schedules, exhibits including specific CISCO modules and related peripherals.	UCC Financing Statement #2009 3456412 Filed 10/28/09 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Mohawk Carpet, LLC	AT&T Capital Services, Inc.	All telecommunications and data equipment including all additions, upgrades, etc. and all proceeds along with any other Equipment and other items and rights, leased, licensed or otherwise provided to Lessee under Schedule No. 001-4561100-009 between Lessee and Lessor and all supplementary schedules, exhibits including specific Wave Modules and related peripherals.	UCC Financing Statement #2009 3456420 Filed 10/28/09 Delaware Secretary of State

Mohawk Industries, Inc. and Mohawk Carpet Corporation	United Rentals (North America), Inc.	Debtor grants a security interest in specific Equipment to secure the prompt payment and performance of Customer’s purchase price and other obligations.	UCC Financing Statement #2009 4122575 Filed 12/23/09 Delaware Secretary of State

Mohawk Carpet, LLC	Banc of America Leasing & Capital, LLC	Specific equipment including all replacements, parts, repairs and attachments now owned or hereafter acquired.	UCC Financing Statement #2010 0023170 Filed 1/5/10 Delaware Secretary of State

Mohawk Carpet, LLC	Banc of America Leasing & Capital, LLC	Specific equipment including all replacements, parts, repairs and attachments now owned or hereafter acquired.	UCC Financing Statement #2010 0023212 Filed 1/5/10 Delaware Secretary of State

Mohawk Carpet, LLC	AT&T Capital Services, Inc.	All telecommunications and data equipment including all additions, upgrades, etc. and all proceeds along with any other Equipment and other items and rights, leased, licensed or otherwise provided to Lessee under Schedule No. 001-4561100-019 between Lessee and Lessor and all supplementary schedules, exhibits including specific CISCO Modules and related peripherals.	UCC Financing Statement #2010 1631914 Filed 4/27/10 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Mohawk Carpet, LLC	AT&T Capital Services, Inc.	All telecommunications and data equipment, including all additions, upgrades and accessions thereto and all proceeds thereof along with any other Equipment and other items and rights, leased, licensed or provided to Lessee under Schedule No. 001-4561100-022 between Lessor and Lessee and all supplementary schedules, exhibits and attachments thereto.	UCC Financing Statement #2010 2869620 Filed 8/17/10 Delaware Secretary of State

Mohawk Carpet, LLC	AT&T Capital Services, Inc.	All telecommunications and data equipment, including all additions, upgrades and accessions thereto and all proceeds thereof along with any other Equipment and other items and rights, leased, licensed or provided to Lessee under Schedule No. 001-4561100-024 between Lessor and Lessee and all supplementary schedules, exhibits and attachments thereto.	UCC Financing Statement #2010 4000778 Filed 11/15/10 Delaware Secretary of State

Mohawk Carpet, LLC	Banc of America Leasing & Capital, LC	Specific items including all replacements, parts, repairs and attachments affixed thereto, now owned or hereafter acquired and all proceeds thereof.	UCC Financing Statement #2010 4393702 Filed 12/13/10 Delaware Secretary of State

Mohawk Carpet, LLC	Banc of America Leasing & Capital, LC	Specific items including all replacements, parts, repairs and attachments affixed thereto, now owned or hereafter acquired and all proceeds thereof.	UCC Financing Statement #2010 4393751 Filed 12/13/10 Delaware Secretary of State

MOHAWK CARPET DISTRIBUTION, LP	Greater Bay Bank N.A.	Komatsu Forklifts and all equipment parts, substitutions, etc. now or hereafter installed therein and proceeds thereof, together with all installment payments, insurance proceeds or payments due relating to said equipment.	UCC Financing Statement #5197769 4 Filed 6/28/05 Delaware Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
MOHAWK CARPET DISTRIBUTION, L.P.	Wells Fargo Bank, N.A.	Clark Forklift Trucks and all equipment parts, substitutions, etc. now or hereafter installed therein and proceeds thereof, together with all installment payments, insurance or payments due from said equipment.	UCC Financing Statement #2008 2311692 Filed 7/7/08 Delaware Secretary of State

MOHAWK CARPET TRANSPORTATION OF GEORGIA, LLC	SunTrust Equipment Finance & Leasing Corp.	Equipment leased pursuant to Equipment Lease Agreement dated 7/29/03 between Lessor and Lessee, together with all improvements, additions, etc. and proceeds thereof — collateral includes Great Dane Trailers	UCC Financing Statement #4337635 9 Filed 11/29/04 and continued 11/4/09 Delaware Secretary of State

MOHAWK CARPET TRANSPORTATION OF GEORGIA, LLC	SunTrust Leasing Corporation	Equipment leased pursuant to Equipment Lease Agreement dated 7/29/03 between Lessor and Lessee, together with all improvements, additions, etc. and proceeds thereof— collateral includes Roland Curtainside Upper Structure installed on Trailer	UCC Financing Statement #6448435 8 Filed 12/21/06 Delaware Secretary of State

MOHAWK CARPET TRANSPORTATION OF GEORGIA, LLC	Max Leasing USA and TCP Leasing, Inc.	All equipment leased by Debtor pursuant to Master Lease Agreement dated 4/16/09, Schedule 1, together with all insurance proceeds thereon and proceeds thereof. Asset listed on UCC is located in GA.	UCC Financing Statement #2009 1936050 Filed 6/17/09 Delaware Secretary of State

UNILIN FLOORING NC, LLC	Banc of America Leasing & Capital, LLC	Certain goods generally described as Hardwood Flooring Manufacturing Line subject to Lease Schedule No. 15556-11500-001, together with all parts, etc., accounts, chattel paper and general intangibles related to disposition of goods, all insurance, warranty, software and other IP rights, proceeds and all books and records.	UCC Financing Statement #20070094833H Filed 10/4/07 North Carolina Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
UNIULIN FLOORING NC, LLC	NMHG Financial Services, Inc.	All equipment now or hereafter leased by Lessor to Lessee and all additions, replacements and substitutions thereto and all proceeds thereof	UCC Financing Statement #20080068763A Filed 7/28/08 North Carolina Secretary of State

Unilin Flooring NC, LLC	NMHG Financial Services, Inc.	All equipment now or hereafter leased by Lessor to Lessee and all additions, replacements and substitutions thereto and all proceeds thereof.	UCC Financing Statement #20090003955E Filed 1/15/09 North Carolina Secretary of State

Unilin Flooring NC, LLC	Crown Credit Company	All of Lessee’s interest in all equipment now or hereafter leased from Lessor by Lessee pursuant to Master Lease Agreement dated 1/6/09 together with all schedules, exhibits, etc. thereto, including all material handling equipment, batteries, chargers, trucks and related equipment and all substitutions, etc. and all proceeds thereof.	UCC Financing Statement #20090013058K Filed 2/19/09 North Carolina Secretary of State

Unilin Flooring NC, LLC	Stearns Bank N.A.	Industrial sweeper with all attachments, upgrades, etc.	UCC Financing Statement #20100012518A Filed 2/17/10 North Carolina Secretary of State

Unilin Flooring NC, LLC	TCF Equipment Finance, Inc.	New Taylor Industrial Lift Truck, together with all accessories, attachments, parts, etc.; all software embedded in an integrated transaction with the Lift Truck and all modifications, etc.; and all proceeds of foregoing.	UCC Financing Statement #20110000759G Filed 1/3/11 North Carolina Secretary of State

Unilin Flooring NC, LLC	VFS Leasing Co.	2- 2011 Volvo L110F with attachments, together with all parts, accessories, attachments, etc. and any and all cash and non-cash proceeds thereof.	UCC Financing Statement #20110011212B Filed 2/8/11 North Carolina Secretary of State

Debtor	Secured Party or Parties	Description of Collateral	Description of Lien
Unilin Flooring NC, LLC	TCF Equipment Finance, Inc.	New Taylor Industrial Lift Truck, together with all accessories, attachments, parts, etc.; all software embedded in an integrated transaction with the Lift Truck and all modifications, etc.; and all proceeds of foregoing.	UCC Financing Statement #20110017334C Filed 3/1/11 North Carolina Secretary of State

SCHEDULE 7.02
EXISTING INVESTMENTS
1. Investments by the Loan Parties and their Subsidiaries as described on Schedule 5.12.
2. Guarantee by Mohawk Industries, Inc. of the obligations of Mohawk International Holdings S.á r.l. under that certain Euro Overdraft Facility with ING Belgium SA/NV.
3. All Guarantees by Unilin B.V.B.A. llisted on Schedule 7.03.

SCHEDULE 7.03
EXISTING INDEBTEDNESS

1.
1991 Development Authority of Catoosa County, Georgia, Tax exempt Industrial Development Revenue Refunding Bonds due 2011	$6,500,000

1999 Development Authority of Whitfield County Solid Waste Disposal Revenue Bonds due 2019	$3,100,000

1997 Laurens County ($1MM) & Gordon County ($2MM) Industrial Development Revenue Bonds due 2017	$3,000,000

1997 Development Authority of the City of Summerville, Georgia Exempt Facility Revenue Bonds due 2017	$30,000,000

1997-C South Carolina Economic Development Authority Economic Development Revenue Bonds due 2017	$6,473,368

1997-B South Carolina Economic Development Authority Economic Development Revenue Bonds due 2017	$3,000,000

Mohawk Industries, Inc. 7.20% Senior Notes due 2012 issued pursuant to that certain Indenture dated as of April 2, 2002 by and between Mohawk Industries, Inc., as Issuer and U.S. Bank, as Trustee	$400,000,000

Mohawk Industries, Inc. 6.125% Senior Notes due 2016 issued pursuant to that certain First Supplemental Indenture dated as of January 17, 2006 by and between Mohawk Industries, Inc., as Issuer and SunTrust Bank, as Trustee	$900,000,000

Guarantee by Mohawk Industries, Inc. of the obligations of Mohawk International Holdings S.á r.l. under that certain Euro Overdraft Facility with ING Belgium SA/NV	€30,000,000

Credit facility between ING Belgium SA/NV, as lender, and Mohawk International Holdings S.à r.l. as Borrower	€30,000,000

Credit facility between ING Belgium SA/NV, as lender, and Unilin B.V.B.A. as Borrower	€6,000,000

Credit facility between EON Bank Bhd., as lender, and Syarikat Malaysia Wood Industries Sdn. Bhd. as Borrower	MYR 24,000,000
3. All Existing Letters of Credit listed on Schedule 1.01(d).
4. The following capital leases:
•	Lease for 550 Cloniger Drive, Thomasville, North Carolina, dated June 1, 2004, between Unilin Flooring NC, LLC and Davidson County Finance Department.

•	Lease for 1200 Sunrise Avenue, Thomasville, North Carolina, dated August 1, 2010, between Unilin Flooring NC, LLC and Washbury LLC.

•	Lease for Rue de L’usine 29, Castelsarassin, France, dated June 1, 2003, between Unilin Systems SAS and Ville de Castersarassin.

•	Master Equipment Lease between Unilin Roofing Netherlands and Leaseplan, dated May 1, 2004 (as amended by schedules BSGN74, BSGN76, BSLV56, BSZP72, BTDD58, BTFD92, OH49DF, OH51DF, OH64RX, OH65RX, OH66RX, OH67RX, OJO5RS, OJ26TB, OJ57TT, OJ64HJ, OJ64SH, OJ68RZ, CE0311, CE0615, CE0792, CE0846, CE0958, CE3616, CE3652, OP9304, OP9314, OP9324, OP90H8, OP2374, OP3751.

•	Master Equipment Lease, between Unilin Distribution Limited and NiiB Finance (as amended by schedules 06LH2237, 08LH2315, 09D14732, DY60UKZ, MJZ7386, MJZ7387, O50960002246, 050960002254, R16N50045 (050960002505), MJZ8514, MJZ8515, MJZ8513, NJZ4619, PE08LMM, ND08JPV, RUI7898, YF56RJY, LJZ6245, MJZ2600, MJZ5570.

•	Automobile Lease, dated September 20, 2006, between Unilin Distribution Limited and NIB – A Bank of Ireland.

•	Master Equipment Lease, dated January 14, 2010, between Mohawk Carpet Transportation of Georgia, LLC and GE Capital.

•	Forklift Lease, dated August 2, 2008, between Dal Tile Distribution, Inc. (successor in interest to Marble Point Inc.) and First Citizens Bank.

•	Forklift Lease, dated July 1, 2008, between Dal Tile Distribution, Inc. (successor in interest to Marble Point Inc.) and First Citizens Bank.
5. Obligations to purchase equity interests in Dal-Italia, LLC, pursuant to the provisions of the Dal-Italia, LLC Operating Agreement, as amended.
6. The following Guarantees by Unilin B.V.B.A.

ACCOUNT	GUARANTEE	NUMBER	CURR.	AMOUNT	BENEFICIARY
385031192940	MISSING BILLS OF LADING	1338025	EUR	34,487.45	CMA CGM
385031192940	GOOD PERFORMANCE	1347533	EUR	500.00	DOUANE EN ACCIJ
385031192940	HOUSEHOLD — OTHERS	80709379	EUR	350,000.00	OVAM
385031192940	INTERNAL GUARANTEE CREDIT SUBSTITUTE	1346160	GBP	70,000.00	ING BANK NV UK
385031192940	PERFORMANCE BOND	1344645	EUR	360,000.00	OFF NAT FORETS
385031192940	INTERNATIONAL OPERATIONS — SUNDRY	1340717	GBP	404,000.00	COM HV REV CUST
385031192940	INTERNATIONAL OPERATIONS — SUNDRY	1348992	EUR	1,500.00	AGENSCHAP NL
385031192940	RENT	10676367	EUR	8,400.00	DUBOIS LUC
385031192940	SUNDRY	1345279	EUR	1,600,000.00	UCI SUISSE

SCHEDULE 7.08(e)
TRANSACTIONS WITH AFFILIATES
None.

SCHEDULE 7.09
BURDENSOME AGREEMENTS
None.

SCHEDULE 11.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
COMPANY
and LOAN PARTIES:
c/o Mohawk Industries, Inc.
160 S. Industrial Boulevard
Calhoun, Georgia 30701
Attention: James T. Lucke, General Counsel
Telephone: 706-624-2103
Telecopier: 706-625-3851
Electronic Mail: jim_lucke@mohawkind.com
Website Address: www.mohawkind.com
U.S. Taxpayer Identification Number(s): XXXXX
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
901 Main Street
Mail Code: TX1-492-14-14
Dallas, Texas 75202
Attention: Eric E. Evans
Telephone: 214-209-1634
Telecopier: 214-290-8313
Electronic Mail: eric.evans@baml.com
Bank of America, N.A.
New York, NY
ABA# XXXXX
Account No. (for Dollars): XXXXX
Attn: Credit Services
Ref: Mohawk Industries
Bank of America
London Branch
Swift Code: XXXXX
Account No. (for Euro): XXXXX
Ref: Mohawk

Bank of America
London Branch
Swift Code: XXXXX
Account No. (for Sterling): XXXXX
Ref: Mohawk
Bank of America
Sydney
Swift Code: XXXXX
Account No. (for Australian Dollars): XXXXX
Ref: Mohawk
Bank of America Canada
Toronto (Transit: 01312)
Swift Code: XXXXX
Account No. (for Canadian Dollars): XXXXX
Ref: Mohawk
Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
901 Main Street
Mail Code: TX1-492-14-11
Dallas, Texas 75202
Attention: Ronaldo Naval
Telephone: 214-209-1162
Telecopier: 877-511-6124
Electronic Mail: ronaldo.naval@baml.com
L/C ISSUER:
Bank of America, N.A.
Trade Operations
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507
Attention: John P. Yzeik
Telephone: 570-330-4315
Telecopier: 570-330-4186
Electronic Mail: john.p.yzeik@baml.com

SWING LINE LENDER:
Domestic in US Dollars
Bank of America, N.A.
901 Main Street
Mail Code: TX1-492-14-14
Dallas, Texas 75202
Attention: Eric E. Evans
Telephone: 214-209-1634
Telecopier: 214-290-8313
Electronic Mail: eric.evans@baml.com
Bank of America, N.A.
New York, NY
ABA # XXXXX
Account No. (for Dollars): XXXXX
Attn: Credit Services
Ref: Mohawk Industries
Foreign
Banc of America Securities Limited,
2 King Edward Street,
London, EC1A 1HQ
United Kingdom
Attention: Adi Khambata/Dovir Miah, Loan Service
Tel: +44 208 695 3389/+44 208 313 2503
Fax: +44 208 313 2149
Email: emealoanservicebromley@bankofamerica.com

Currency	Payment Instructions	Swift Code	Account Number
EUR	Pay: Bank Of America N.A., London Branch Credit: Banc of America Securities Limited	XXXXX XXXXX	XXXXX

USD	Pay: Bank Of America New York Favour: Bank Of America NA, London Branch Credit: Banc of America Securities Limited	XXXXX XXXXX XXXXX XXXXX	XXXXX

GBP	Pay: Bank Of America NA, London Branch Credit: Banc of America Securities Limited	XXXXX XXXXX	XXXXX

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____
To:      Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MOHAWK INDUSTRIES, INC., a Delaware corporation (the “Company”), MOHAWK UNILIN INTERNATIONAL B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat (statutaire zetel) in Oisterwijk, the Netherlands and its office at Beneluxstraat 1 (5061 KD) Oisterwijk, the Netherlands,registered with the Dutch Trade Register of the Chambers of Commerce under number 17229715, MOHAWK FOREIGN HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, MOHAWK INTERNATIONAL HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, UNILIN B.V.B.A., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of Belgium, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer.
     The Company hereby requests, on behalf of [APPLICABLE BORROWER] (select one):

☐ A Committed Borrowing	☐ A conversion of Committed Loans or continuation of Eurocurrency Rate Loans
1.	On ________________________ (a Business Day).

2.	In the amount of ________________________.

3.	Comprised of ________________________.
[Type of Committed Loan requested]

4.	In the following currency: ________________________

5.	For Eurocurrency Rate Loans: with an Interest Period of _____ months.
     The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

MOHAWK INDUSTRIES, INC.
By:
Name:
Title:

EXHIBIT B
FORM OF SWING LINE LOAN NOTICE
     Date: ___________, _____
To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MOHAWK INDUSTRIES, INC., a Delaware corporation (the “Company”), MOHAWK UNILIN INTERNATIONAL B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat (statutaire zetel) in Oisterwijk, the Netherlands and its office at Beneluxstraat 1 (5061 KD) Oisterwijk, the Netherlands, registered with the Dutch Trade Register of the Chambers of Commerce under number 17229715, MOHAWK FOREIGN HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, MOHAWK INTERNATIONAL HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, UNILIN B.V.B.A., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of Belgium, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer.
The undersigned hereby requests a Swing Line Loan:
1. 2.	On (a Business Day). In the amount of $ .
     The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

MOHAWK INDUSTRIES, INC.
By:
Name:
Title:

EXHIBIT C
FORM OF NOTE

     FOR VALUE RECEIVED, each of the undersigned (each a “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to such Borrower under that certain Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MOHAWK INDUSTRIES, INC., a Delaware corporation (the “Company”), MOHAWK UNILIN INTERNATIONAL B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat (statutaire zetel) in Oisterwijk, the Netherlands and its office at Beneluxstraat 1 (5061 KD) Oisterwijk, the Netherlands, registered with the Dutch Trade Register of the Chambers of Commerce under number 17229715, MOHAWK FOREIGN HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, MOHAWK INTERNATIONAL HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, UNILIN B.V.B.A., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of Belgium, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer.
     Each Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Domestic Guaranty and the Foreign Guaranty, as applicable, and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
     Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

MOHAWK INDUSTRIES, INC.
By:
Name:
Title:

MOHAWK UNILIN INTERNATIONAL B.V.
By:
Name:
Title:

MOHAWK FOREIGN HOLDINGS, S.À R.L.
By:
Name:
Title:

MOHAWK INTERNATIONAL HOLDINGS, S.À R.L.
By:
Name:
Title:

UNILIN B.V.B.A.
By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of Principal	Outstanding
		Currency and Amount	End of Interest	or Interest Paid	Principal Balance
Date	Type of Loan Made	of Loan Made	Period	This Date	This Date	Notation Made By

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: ________,
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MOHAWK INDUSTRIES, INC., a Delaware corporation (the “Company”), MOHAWK UNILIN INTERNATIONAL B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat (statutaire zetel) in Oisterwijk, the Netherlands and its office at Beneluxstraat 1 (5061 KD) Oisterwijk, the Netherlands, registered with the Dutch Trade Register of the Chambers of Commerce under number 17229715, MOHAWK FOREIGN HOLDINGS, S.À. R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, MOHAWK INTERNATIONAL HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, UNILIN B.V.B.A., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of Belgium, certain other Wholly Owned Foreign Subsidiaries of the Company that are Restricted Subsidiaries that become party hereto pursuant to Section 2.14 of the Agreement (each a “Designated Borrower” and, collectively, with Mohawk BV, Mohawk Foreign, Mohawk International and Unilin, the “Foreign Borrowers” and together with the Company, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer.
     The undersigned, solely in his/her capacity as a Responsible Officer of the Company and not in his/her individual capacity, hereby certifies as of the date hereof that he/she is the                                                                 of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:
     [Use following paragraph 1 for fiscal year-end financial statements]
     1. The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
     [Use following paragraph 1 for fiscal quarter-end financial statements]
     1. The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by such financial statements.
     3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and
[select one:]
     [to the best knowledge of the undersigned, during such fiscal period the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
     [to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     4. The representations and warranties of (i) the Borrowers contained in Article V of the Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Certificate is delivered.
     5. The financial covenant analyses, calculations and information set forth on Schedules 1, 2, 3 and 4 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                        ,                     .

MOHAWK INDUSTRIES, INC.
By:
Name:
Title:

SCHEDULES
[To be provided by the Company]

EXHIBIT E
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.] 4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[5]	Include all applicable subfacilities.

2. Assignee[s]:

     [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3. Borrowers: MOHAWK INDUSTRIES, INC., a Delaware corporation, MOHAWK UNILIN INTERNATIONAL B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat (statutaire zetel) in Oisterwijk, the Netherlands and its office at Beneluxstraat 1 (5061 KD) Oisterwijk, the Netherlands, registered with the Dutch Trade Register of the Chambers of Commerce under number 17229715, MOHAWK FOREIGN HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, MOHAWK INTERNATIONAL HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, UNILIN B.V.B.A., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of Belgium and the Designated Borrowers from time to time party to the Credit Agreement.
4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement
5. Credit Agreement: Credit Agreement, dated as of July 8, 2011, among the Borrowers, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer.
6. Assigned Interest[s]:

			Aggregate Amount	Amount of	Percentage
			of	Commitment	Assigned of
		Facility	Commitment/Loans	/Loans	Commitment/		CUSIP
Assignor[s][6]	Assignee[s][7]	Assigned[8]	for all Lenders[9]	Assigned	Loans[10]		Number
			$	$		%

[6]	List each Assignor, as appropriate.

[7]	List each Assignee, as appropriate.

[8]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.

[9]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

$	$	%
$	$	%
[7. Trade Date: __________________]11
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[Consented to and] 12 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Title:

[Consented to:]13
MOHAWK INDUSTRIES, INC.

[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[13]	To be added only if the consent of the Company and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

By:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
[___________________]14
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii), (v)[,][and] (vi) [and (vii)] of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and

[14]	Describe Credit Agreement at option of Administrative Agent.

without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F-1
FORM OF DOMESTIC GUARANTY
DOMESTIC GUARANTY
     THIS DOMESTIC GUARANTY (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of July 8, 2011, is made by Mohawk Industries, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company identified on the signature pages hereto and any Additional Guarantor (as defined below) who may become a party to this Guaranty (such signatories and the Additional Guarantors, collectively, the “Guarantors” and each individually, a “Guarantor”), in favor of Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself and the Secured Parties.
PRELIMINARY STATEMENTS
     Pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Mohawk Unilin International B.V., a private limited liability company incorporated under the laws of the Netherlands, Mohawk Foreign Holdings, S.à r.l., a limited liability company organized under the laws of Luxembourg, Mohawk International Holdings, S.à r.l., a limited liability company organized under the laws of Luxembourg and Unilin B.V.B.A., a private limited liability company organized under the laws of Belgium (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto, the Administrative Agent, the Swing Line Lender and each L/C Issuer, the Lenders and the L/C Issuers have agreed to make Credit Extensions to the Borrowers upon the terms and subject to the conditions set forth therein.
     Each Guarantor will materially benefit from the Credit Extensions made and to be made under the Credit Agreement.
     Each Guarantor is required to enter into this Guaranty pursuant to the terms of the Credit Agreement.
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the other Secured Parties to make their respective Credit Extensions and other financial accommodations under the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreements, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
     1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The following terms when used herein shall have the meanings set forth below:
     “Additional Guarantor” means each Person which hereafter becomes a Guarantor pursuant to Section 19 hereof and Section 6.14 of the Credit Agreement.
     “Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (a) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors other than the maker of such Excess Payment; provided that for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.
     “Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations.
     “Guaranteed Obligations” has the meaning set forth in Section 2.
     “Ratable Share” means, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (a) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided that for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment.
     2. Guaranty. Each Guarantor hereby, jointly and severally, with the other Guarantors, absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations, including any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of any Borrower to any Secured Party arising under the Credit Agreement or any other Loan Document (including all renewals, extensions, amendments, restatements and other modifications thereof and all reasonable costs, attorneys’ fees of outside counsel and out-of-pocket expenses incurred by the Administrative Agent or any other Secured Party in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or any Borrower under any Debtor Relief Law, and including interest that accrues after the commencement by or against any Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The books and records of the Administrative Agent and the books and records of each Secured Party showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of each Guarantor under this Guaranty, and such Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

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Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.
     3. No Setoff or Deductions; Taxes; Payments. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (other than Excluded Taxes) unless such Guarantor is compelled by applicable Law to make such deduction or withholding and each Guarantor shall, jointly and severally, pay and indemnify each Secured Party for Taxes and Other Taxes. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
     4. Rights of Secured Parties. To the fullest extent not prohibited by applicable Law, each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof, (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations, (c) apply such security and direct the order or manner of sale thereof as the Secured Parties in their sole discretion may determine and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, to the fullest extent not prohibited by applicable Law, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
     5. Certain Waivers. To the fullest extent permitted by applicable Law, each Guarantor waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of any Borrower other than indefeasible payment and performance in full of the Guaranteed Obligations, (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower, (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder, (d) any right to require any Secured Party to proceed against any Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in any Secured Party’s power whatsoever, (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party and (f) any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. To the fullest extent not prohibited by applicable Law, each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
     6. Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other Guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.

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     7. Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of each Secured Party or facilities provided by each Secured Party with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent (for the benefit of itself and the other Secured Parties) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
     8. Contribution. Subject to Section 7, each Guarantor hereby agrees with each other Guarantor that if any Guarantor shall make an Excess Payment, such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share of such Excess Payment. The payment obligations of any Guarantor under this Section shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been indefeasibly paid and performed in full, and no Guarantor shall exercise any right or remedy under this Section against any other Guarantor until such Guaranteed Obligations have been indefeasibly paid and performed in full. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. This Section shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable Law against any Borrower in respect of any payment of Guaranteed Obligations.
     9. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank, as the case may be, that amounts are due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as the case may be), the expiration or termination of all Letters of Credit (other than Extended Letters of Credit and any other Letter of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer) and any commitments of each Secured Party or facilities provided by each Secured Party with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or any Guarantor is made, or any Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Secured Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.
     10. Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to such Guarantor as subrogee of any Secured

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Party or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations; provided that any Borrower may make ordinary course payments pursuant to such Borrower’s and its Subsidiaries’ cash management systems unless an Event of Default has occurred and is continuing. If the Administrative Agent so requests when an Event of Default has occurred and is continuing, any such obligation or indebtedness of any Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Administrative Agent and the proceeds thereof, as well as any other amounts received by such Guarantor in violation of this Section, shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.
     11. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Borrower or any Guarantor under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Administrative Agent.
     12. Condition of Borrowers. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other Guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as such Guarantor requires, and that no Secured Party has a duty, and such Guarantor is not relying on any Secured Party at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrowers or any other guarantor (the guarantor waiving any duty on the part of any Secured Parties to disclose such information and any defense relating to the failure to provide the same).
     13. Representations and Warranties. Each Guarantor represents and warrants that each representation and warranty contained in Article V of the Credit Agreement relating to such Guarantor is true and correct as if made by such Guarantor herein.
     14. Amendments, Waivers and Consents. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with Section 11.01 of the Credit Agreement.
     15. Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 11.02 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors, at the address of the Company set forth in Section 11.02 of the Credit Agreement.
     16. Expenses; Indemnification and Survival. The Guarantors shall, jointly and severally, (a) pay all reasonable out-of-pocket expenses actually incurred by the Administrative Agent and each other Secured Party and (b) indemnify each Indemnitee (which for purposes of this Guaranty shall include, without limitation, all Secured Parties), in each case, to the extent any Borrower would be required to do so pursuant to Section 11.04 of the Credit Agreement. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty in accordance with its terms.
     17. Right of Setoff; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL; Judgment Currency. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Guaranty and the parties hereto, the terms of Sections 11.08, 11.14, 11.15 and 11.19 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrowers” therein (whether express or

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by reference to the Borrowers as a “party” thereto) being a reference to the Guarantors, and the parties hereto agree to such terms.
     18. Counterparts; Electronic Execution. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     19. Additional Guarantors. At any time after the date of this Guaranty, one or more additional Persons may become a party hereto by executing and delivering to the Administrative Agent a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent, pursuant to Section 6.14 of the Credit Agreement. Immediately upon such execution and delivery of such joinder agreement, and without any further action, each such additional Person will become a party to this Guaranty as a “Guarantor” and have all of the rights and obligations of a Guarantor hereunder and this Guaranty shall be deemed amended by such joinder agreement.
     20. Miscellaneous. No failure by the Administrative Agent or any Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and each Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Guarantor or any other guarantor for the benefit of the Secured Parties or any term or provision thereof.
     21. Acknowledgments. Each Guarantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party and (b) it has received a copy of the Credit Agreement and the other Loan Documents and has reviewed and understands the same.
     22. Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     23. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.
     24. USA PATRIOT Act. Each Secured Party that is subject to the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Administrative Agent (for itself and not on behalf of any Secured Party) hereby notifies the Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Guarantor, which information includes the name and address of each Guarantor and other information that will allow such Secured Party or the Administrative Agent, as applicable, to identify each Guarantor in accordance with the Act. Each Guarantor shall, promptly following a request by the Administrative

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Agent or any Secured Party, provide all documentation and other information that the Administrative Agent or such Secured Party requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
     25. Successors and Assigns. The provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that no Guarantor may assign or otherwise transfer any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the other Secured Parties (in accordance with the Credit Agreement).
     26. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature Pages Follow]

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Guaranty to be duly executed as of the date first above written.

GUARANTORS:	MOHAWK INDUSTRIES, INC.
By:
Name:
Title:

MOHAWK CARPET, LLC
By:
Name:
Title:

MOHAWK INTERNATIONAL HOLDINGS (DE) CORPORATION
By:
Name:
Title:

UNILIN FLOORING NC, LLC
By:
Name:
Title:

DAL-TILE INTERNATIONAL INC.
By:
Name:
Title:

DAL-TILE GROUP INC.
By:
Name:
Title:

Mohawk Industries, Inc.
Domestic Guaranty
Signature Page

DAL-TILE CORPORATION
By:
Name:
Title:

DAL-TILE DISTRIBUTION, INC.
By:
Name:
Title:

DAL-TILE SERVICES, INC.
By:
Name:
Title:

DAL-TILE I, LLC
By:
Name:
Title:

DAL-TILE SHARED SERVICES, INC.
By:
Name:
Title:

DAL-ELIT, LLC
By:
Name:
Title:

MOHAWK ESV, INC.

By:
Name:
Title:

Mohawk Industries, Inc.
Domestic Guaranty
Signature Page

MOHAWK COMMERCIAL, INC.
By:
Name:
Title:

ALADDIN MANUFACTURING CORPORATION
By:
Name:
Title:

WAYN-TEX LLC
By:
Name:
Title:

MOHAWK CARPET DISTRIBUTION, INC.
By:
Name:
Title:

MOHAWK CARPET TRANSPORTATION OF GEORGIA, LLC
By:
Name:
Title:

MOHAWK RESOURCES, LLC
By:
Name:
Title:

MOHAWK SERVICING, LLC
By:
Name:
Title:

Mohawk Industries, Inc.
Domestic Guaranty
Signature Page

MOHAWK FACTORING, INC.
By:
Name:
Title:

Mohawk Industries, Inc.
Domestic Guaranty
Signature Page

Acknowledged and accepted: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Mohawk Industries, Inc.
Domestic Guaranty
Signature Page

EXHIBIT F-2
FORM OF FOREIGN GUARANTY
FOREIGN GUARANTY
     THIS FOREIGN GUARANTY (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of July 8, 2011, is made by certain Foreign Subsidiaries of Mohawk Industries, Inc., a Delaware corporation (the “Company”) identified on the signature pages hereto and any Additional Guarantor (as defined below) who may become a party to this Guaranty (such signatories and the Additional Guarantors, collectively, the “Guarantors” and each individually, a “Guarantor”), in favor of Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself and the Secured Parties.
PRELIMINARY STATEMENTS
     Pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Mohawk Unilin International B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands registered with the Dutch Trade Register of the Chambers of Commerce under number 17229715, Mohawk Foreign Holdings, S.à r.l., a limited liability company (société a responsibilité limitée) organized and existing under the laws of the Grand Duchy of Luxembourg having its registered at 10B, Rue des Mérovingiens, L-8070 Bertrange, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B-147.820 and having a corporate capital of EUR 72,995,850, Mohawk International Holdings, S.à r.l., a limited liability company (société a responsibilité limitée) organized and existing under the laws of Luxembourg having its registered at 10B, Rue des Mérovingiens, L-8070 Bertrange, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B-110.608 and having a corporate capital of EUR 12,550 and Unilin B.V.B.A., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of Belgium (collectively, the “Foreign Borrowers” and together with the Company, the “Borrowers”), the Lenders from time to time party thereto, the Administrative Agent, the Swing Line Lender and each L/C Issuer, the Lenders and the L/C Issuers have agreed to make Credit Extensions to the Borrowers upon the terms and subject to the conditions set forth therein.
     Each Guarantor will materially benefit from the Credit Extensions made and to be made under the Credit Agreement.
     Each Guarantor is required to enter into this Guaranty pursuant to the terms of the Credit Agreement.
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the other Secured Parties to make their respective Credit Extensions and other financial accommodations under the Loan Documents, the Secured Cash Management Agreements or the Secured Hedge Agreements, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
     1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The following terms when used herein shall have the meanings set forth below:
     “Additional Guarantor” means each Person which hereafter becomes a Guarantor pursuant to Section 19 hereof and Section 6.14 of the Credit Agreement.

     “Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (a) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors other than the maker of such Excess Payment; provided that for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.
     “Dutch Guarantors” means Mohawk Unilin International B.V. and any Additional Guarantor that is incorporated under the laws of the Netherlands.
     “Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations.
     “Guaranteed Obligations” has the meaning set forth in Section 2.
     “Irish Guarantors” means Flooring Industries Limited and any Additional Guarantor that is incorporated under the laws of Ireland.
     “Ratable Share” means, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (a) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided that for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment.
     2. Guaranty. Each Guarantor hereby, jointly and severally, with the other Guarantors, absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Foreign Obligations, including any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of any Foreign Borrower to any Secured Party arising under the Credit Agreement or any other Loan Document (including all renewals, extensions, amendments, restatements and other modifications thereof and all reasonable costs, attorneys’ fees of outside counsel and out-of-pocket expenses incurred by the Administrative Agent or any other Secured Party in connection with the collection or enforcement

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thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or any Foreign Borrower under any Debtor Relief Law, and including interest that accrues after the commencement by or against any Foreign Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The books and records of the Administrative Agent and the books and records of each Secured Party showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Foreign Borrowers and the interest and payments thereon. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of each Guarantor under this Guaranty, and such Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law. Notwithstanding any other provision of this Guaranty or any other Loan Document, the guarantee, indemnity and other obligations of (i) any Irish Guarantor expressed to be assumed in this Guaranty shall be deemed not to be and not to have been assumed by such Irish Guarantor to the extent that the same would constitute (or would have constituted) unlawful financial assistance within the meaning of section 60 of the Irish Companies Act 1963 (as amended) or any other applicable financial assistance rules of any relevant jurisdiction (the “Irish Prohibition”) and the provisions of this Guaranty and the other Loan Documents shall be construed accordingly and (ii) any Dutch Guarantor or any direct or indirect Subsidiary of such Dutch Guarantor expressed to be assumed under this Guaranty or any other Loan Document shall be deemed not to be and not to have been assumed by such Dutch Guarantor or direct or indirect Subsidiary of such Dutch Guarantor to the extent that the same would constitute (or would have constituted) unlawful financial assistance within the meaning of section 2:207(c) or 2:98(c) of the Dutch Civil Code (the “Dutch Prohibition”). For the avoidance of doubt, it is expressly acknowledged that (i) any such Irish Guarantor will continue to guarantee all Guaranteed Obligations that do not constitute a violation of the Irish Prohibition and (ii) any such Dutch Guarantor will continue to guarantee all Guaranteed Obligations that do not constitute a violation of the Dutch Prohibition.
     3. No Setoff or Deductions; Taxes; Payments. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (other than Excluded Taxes) unless such Guarantor is compelled by applicable Law to make such deduction or withholding and each Guarantor shall, jointly and severally, pay and indemnify each Secured Party for Taxes and Other Taxes. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
     4. Rights of Secured Parties. To the fullest extent not prohibited by applicable Law, each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof, (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed

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Obligations, (c) apply such security and direct the order or manner of sale thereof as the Secured Parties in their sole discretion may determine and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, to the fullest extent not prohibited by applicable Law, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
     5. Certain Waivers. To the fullest extent permitted by applicable Law, each Guarantor waives (a) any defense arising by reason of any disability or other defense of any Foreign Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of any Foreign Borrower other than indefeasible payment and performance in full of the Guaranteed Obligations, (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Foreign Borrower, (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder, (d) any right to require any Secured Party to proceed against any Foreign Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in any Secured Party’s power whatsoever, (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party and (f) any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. To the fullest extent not prohibited by applicable Law, each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
     6. Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other Guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not any Foreign Borrower or any other person or entity is joined as a party.
     7. Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of each Secured Party or facilities provided by each Secured Party with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent (for the benefit of itself and the other Secured Parties) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
     8. Contribution. Subject to Section 7, each Guarantor hereby agrees with each other Guarantor that if any Guarantor shall make an Excess Payment, such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share of such Excess Payment. The payment obligations of any Guarantor under this Section shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been indefeasibly paid and performed in full, and no Guarantor shall exercise any right or remedy under this Section against any other Guarantor until such Guaranteed Obligations have been indefeasibly paid and performed in full. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. This Section shall not be deemed to affect any right of subrogation,

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indemnity, reimbursement or contribution that any Guarantor may have under applicable Law against any Foreign Borrower in respect of any payment of Guaranteed Obligations. For the purposes of this Section 8 and the definitions contained herein, each reference to “Guarantor” shall include any other guarantor of the Foreign Obligations, whether under this Guaranty or otherwise.
     9. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank, as the case may be, that amounts are due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as the case may be), the expiration or termination of all Letters of Credit (other than Extended Letters of Credit and any other Letter of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer) and any commitments of each Secured Party or facilities provided by each Secured Party with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Foreign Borrower or any Guarantor is made, or any Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Secured Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.
     10. Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Foreign Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Foreign Borrower to such Guarantor as subrogee of any Secured Party or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations; provided that any Foreign Borrower may make ordinary course payments pursuant to such Foreign Borrower’s and its Subsidiaries’ cash management systems unless an Event of Default has occurred and is continuing. If the Administrative Agent so requests when an Event of Default has occurred and is continuing, any such obligation or indebtedness of any Foreign Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Administrative Agent and the proceeds thereof, as well as any other amounts received by such Guarantor in violation of this Section, shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.
     11. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Foreign Borrower or any Guarantor under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Administrative Agent.
     12. Condition of Foreign Borrowers. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Foreign Borrowers and any other

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Guarantor such information concerning the financial condition, business and operations of the Foreign Borrowers and any such other guarantor as such Guarantor requires, and that no Secured Party has a duty, and such Guarantor is not relying on any Secured Party at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Foreign Borrowers or any other guarantor (the guarantor waiving any duty on the part of any Secured Parties to disclose such information and any defense relating to the failure to provide the same).
     13. Representations and Warranties. Each Guarantor represents and warrants that each representation and warranty contained in Article V of the Credit Agreement relating to such Guarantor is true and correct as if made by such Guarantor herein.
     14. Amendments, Waivers and Consents. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with Section 11.01 of the Credit Agreement.
     15. Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 11.02 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors, at the address of the Company set forth in Section 11.02 of the Credit Agreement.
     16. Expenses; Indemnification and Survival. The Guarantors shall, jointly and severally, (a) pay all reasonable out-of-pocket expenses actually incurred by the Administrative Agent and each other Secured Party and (b) indemnify each Indemnitee (which for purposes of this Guaranty shall include, without limitation, all Secured Parties), in each case, to the extent any Foreign Borrower would be required to do so pursuant to Section 11.04 of the Credit Agreement. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty in accordance with its terms.
     17. Right of Setoff; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL; Judgment Currency. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Guaranty and the parties hereto, the terms of Sections 11.08, 11.14, 11.15 and 11.19 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrowers” therein (whether express or by reference to the Borrowers as a “party” thereto) being a reference to the Guarantors, and the parties hereto agree to such terms.
     18. Counterparts; Electronic Execution. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     19. Additional Guarantors. At any time after the date of this Guaranty, one or more additional Persons may become a party hereto by executing and delivering to the Administrative Agent a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to Section 6.14 of the Credit Agreement. Immediately upon such execution and delivery of such joinder agreement, and without any further action, each such additional Person will become a party to this Guaranty as a “Guarantor” and have all of the rights and obligations of a Guarantor hereunder and this Guaranty shall be deemed amended by such joinder agreement.

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     20. Limitations on Guaranteed Obligations. Notwithstanding anything to the contrary in this Guaranty, the Guaranteed Obligations shall be subject to the limitations set forth in Section 11.21 of the Credit Agreement.
     21. Miscellaneous. No failure by the Administrative Agent or any Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and each Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Guarantor or any other guarantor for the benefit of the Secured Parties or any term or provision thereof.
     22. Acknowledgments. Each Guarantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party and (b) it has received a copy of the Credit Agreement and the other Loan Documents and has reviewed and understands the same.
     23. Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     24. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.
     25. USA PATRIOT Act. Each Secured Party that is subject to the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Administrative Agent (for itself and not on behalf of any Secured Party) hereby notifies the Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Guarantor, which information includes the name and address of each Guarantor and other information that will allow such Secured Party or the Administrative Agent, as applicable, to identify each Guarantor in accordance with the Act. Each Guarantor shall, promptly following a request by the Administrative Agent or any Secured Party, provide all documentation and other information that the Administrative Agent or such Secured Party requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
     26. Successors and Assigns. The provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that no Guarantor may assign or otherwise transfer any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the other Secured Parties (in accordance with the Credit Agreement).

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     27. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature Pages Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Guaranty to be duly executed as of the date first above written.

GUARANTORS:	MOHAWK FOREIGN HOLDINGS, S.Á R.L.
By:
Name:
Title:

MOHAWK INTERNATIONAL HOLDINGS, S.Á R.L.
By:
Name:
Title:

UNILIN B.V.B.A.
By:
Name:
Title:

MOHAWK UNILIN INTERNATIONAL B.V.
By:
Name:
Title:

MOHAWK INTERNATIONAL (EUROPE) S.Á R.L.
By:
Name:
Title:

MOHAWK GLOBAL INVESTMENTS S.Á R.L.
By:
Name:
Title:

Mohawk Industries, Inc.
Foreign Guaranty
Signature Page

UNILIN HOLDINGS, BVBA
By:
Name:
Title:

Present when the COMMON SEAL of FLOORING INDUSTRIES LIMITED was affixed to the Guaranty and this Guaranty was delivered as a deed on the date first written above:

Director

Director/Secretary

Mohawk Industries, Inc.
Foreign Guaranty
Signature Page

Acknowledged and accepted: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Mohawk Industries, Inc.
Foreign Guaranty
Signature Page

EXHIBIT G-1
FORM OF SECURITY AGREEMENT
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of July 8, 2011 among MOHAWK INDUSTRIES, INC., a Delaware corporation (the “Company”), the Domestic Subsidiaries of the Company identified as “Grantors” on the signature pages hereto, each Additional Grantor (as defined below) party hereto after the date hereof (collectively with the Company, the “Grantors”) and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties.
PRELIMINARY STATEMENTS
     Pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the Foreign Borrowers (as defined therein, and together with the Company, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Swing Line Lender and each L/C Issuer, the Lenders and the L/C Issuers have agreed to make Credit Extensions to the Borrowers upon the terms and subject to the conditions set forth therein.
     Pursuant to the terms of that certain Domestic Guaranty dated as of the date hereof, certain Domestic Subsidiaries of the Company have guaranteed the payment and performance of the Obligations.
     It is a condition precedent to the obligation of the Lenders and the L/C Issuers to make Credit Extensions to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the ratable benefit of the Secured Parties.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent, the Lenders and the L/C Issuers to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make Credit Extensions to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
     1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms shall have the meanings set forth in the UCC: Accession; Account; Account Debtor; As-Extracted Collateral, Chattel Paper; Commercial Tort Claim; Consumer Goods; Document; Electronic Chattel Paper; Farm Products; General Intangible; Instrument; Inventory; Investment Property; Letter-of-Credit Right; Manufactured Home; Proceeds; Securities Account; Supporting Obligation; and Tangible Chattel Paper. In addition, the following terms shall have the meanings set forth below:
     “Additional Grantor” means each Person that becomes a Grantor pursuant to Section 17.
     “Collateral” has the meaning provided in Section 2.
     “Permitted Liens” means Liens permitted to exist under Section 7.01 of the Credit Agreement.
     “Secured Obligations” means all “Obligations” as defined in the Credit Agreement, including, without limitation, the “Guaranteed Obligations” of each Guarantor under the Domestic Guaranty.
     “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any

Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vi) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (viii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (ix) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (x) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (xi) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (xii) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document and (xiii) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. Whenever any provision contained in this Agreement refers to the knowledge (or an analogous phrase) of any Grantor, such words are intended to signify that such Grantor (or any Responsible Officer of such Grantor) has actual knowledge or awareness of a particular fact or circumstance or that such Grantor (or any Responsible Officer of such Grantor), if it had exercised reasonable and customary diligence, would have known or been aware of such fact or circumstance.
     2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):
     (a) all Accounts;
     (b) all Inventory located in the United States;
     (c) all Chattel Paper, Documents, General Intangibles and Instruments, in each case, directly relating to, or arising from, any of the items described in clauses (a) and (b); and

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     (d) all Proceeds and products of any and all of the foregoing, all Accessions to any of the foregoing and all collateral security and Supporting Obligations given by any Person with respect to any of the foregoing;
provided that it is understood and agreed that the security interests granted under this Agreement shall not extend to, and the Collateral shall not include, any Equity Interests.
     Each of the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising.
     3. Representations and Warranties. The Company, as to itself and each other Grantor, and each other Grantor solely as to itself and its Subsidiaries, hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:
     (a) Ownership. Each Grantor is the legal and beneficial owner of its Collateral free and clear of any Lien (other than Permitted Liens) and has the right to pledge, sell, assign or transfer the same. No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement purporting to cover any of the Collateral, except to perfect Permitted Liens.
     (b) Security Interest/Priority. This Agreement creates a valid security interest in the Collateral of such Grantor in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, free and clear of all Liens (other than Permitted Liens). The security interests granted pursuant to this Agreement shall constitute valid and perfected first priority security interests (subject to Permitted Liens) in all of the Collateral to the extent such security interests can be perfected as follows: (i) upon the filing by the Administrative Agent, for the benefit of the Secured Parties, of UCC financing statements (which are in appropriate form and describe the Collateral) with the appropriate offices in the appropriate states, of the Collateral with respect to which a security interest can be perfected by filing one or more financing statements, or (ii) upon the taking of possession, delivery or control by the Administrative Agent, for the benefit of the Secured Parties, of the Collateral with respect to which a security interest can be perfected only by possession, delivery or control under the terms of the UCC.
     (c) Places of Business; Acquisitions; Mergers; Tradenames. As of the Closing Date, (i) the chief executive office of each Grantor and the office where each Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Inventory, in each case constituting Collateral, in which it has any interest is located at the locations specified on Schedule 3(c) under such Grantor’s name and (ii) except as disclosed on Schedule 3(c) under such Grantor’s name, no Grantor has (A) acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor’s business from a Person engaged in the business of selling goods of such kind, during the past five years or (B) been party to a merger during the five years prior to the Closing Date except as disclosed on Schedule 3(c) under such Grantor’s name.
     (d) Types of Collateral.
     (i) None of the Collateral consists of, or is the Proceeds of, (A) Consumer Goods, (B) Farm Products, (C) Manufactured Homes, (D) standing timber, (E) aircraft, airframe, aircraft engine, aircraft lease or any other related property or (F) any other interest in or to any of the foregoing.

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     (ii) A material portion of the Collateral is not composed of As-Extracted Collateral or the Proceeds thereof.
     (e) Accounts. To the knowledge of the Responsible Officers of each Grantor, no Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of all of the Accounts, taken as a whole. Except as set forth on Schedule 3(e), as of the Closing Date, none of the Accounts is evidenced by a promissory note or other Instrument (other than a check) having a principal balance in excess of $2,000,000. To the extent such Accounts, promissory notes or other evidence of indebtedness constitutes Collateral for purposes hereof, such Collateral has been pledged to the Administrative Agent, for the benefit of the Secured Parties, in accordance with the terms hereof.
     (f) Inventory. As of the Closing Date, all Collateral consisting of Inventory (whether now owned or hereafter acquired) having a value of more than $500,000 is (or will be) located at the locations identified on Schedule 3(f), except as otherwise permitted hereunder. Except as could not reasonably be expected to have a Material Adverse Effect, Collateral consisting of Inventory is of good and merchantable quality, free from any material defects. No Inventory of a Grantor in excess of $5,000,000 is held by a Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.
     (g) Consents; Etc. Except for (i) the filing or recording of UCC financing statements, (ii) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a)), and (iii) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is required for (A) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution and delivery of performance under this Agreement by such Grantor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the taking possession or the granting of control (to the extent required under Section 4(a)) or (C) to the knowledge of such Grantor, the exercise by the Administrative Agent or any of the Secured Parties of the rights and remedies provided for in this Agreement.
     (h) Chattel Paper. As of the Closing Date, no individual Account is evidenced by Chattel Paper in excess of $2,000,000.
     4. Covenants. Each Grantor covenants that until such time as the Secured Obligations have been paid in full (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank, as the case may be, that amounts are due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as the case may be), the Commitments have expired or been terminated, and no Letters of Credit remain outstanding (other than Extended Letters of Credit and any other Letters of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer), such Grantor shall:

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     (a) Delivery of Certain Collateral.
     (i) Instruments; Tangible Chattel Paper; Documents. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper having a face value of more than (x) $2,000,000, individually, or (y) $10,000,000, when aggregated together with the value of all other Instruments and Tangible Chattel Paper, not yet delivered to the Administrative Agent pursuant to this Section 4(a), or if any Collateral shall be stored or shipped subject to a Document, (A) ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Grantor at all times or, if requested by the Administrative Agent because possession is required to perfect its first priority security interest in such Collateral, deliver such Instrument, Tangible Chattel Paper or Document to the Administrative Agent duly endorsed in a manner reasonably satisfactory to the Administrative Agent and (B) upon the request of the Administrative Agent, ensure that any such Tangible Chattel Paper is marked with a legend reasonably acceptable to the Administrative Agent, indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.
     (ii) Investment Property; Letter-of-Credit Rights; Electronic Chattel Paper. Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (A) Investment Property not otherwise addressed in Section 4(a)(i), (B) Letter-of-Credit Rights or (C) Electronic Chattel Paper, in each case, having a value of more than (x) $1,000,000, individually, or (y) $5,000,000, when aggregated together with the value of all other Investment Property not otherwise addressed in Section 4(a)(i), Letter-of-Credit Rights and Electronic Chattel Paper but not yet delivered to the Administrative Agent pursuant to this Section 4(a).
     (b) Filing of Financing Statements, Notices, Assignment of Claims Act, Etc. Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents) and do all such other things, in each case, as the Administrative Agent may reasonably deem necessary and may reasonably request (i) to assure to the Administrative Agent its security interests hereunder, including such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Furthermore, each Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Grantor’s attorney in fact with full power and for the limited purpose to sign in the name of such Grantor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests in the Collateral granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Secured Obligations have been paid in full (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank, as the case may be, that amounts are due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as the case may be), the Commitments have expired or been terminated, and no Letters of Credit remain outstanding (other than Extended Letters of Credit and any other Letters of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance

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reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer). Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Grantor wherever the Administrative Agent may in its sole discretion desire to file the same. After the Closing Date, upon the reasonable request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. In the case of any contract that any Grantor is a party to which is subject to the Assignment of Claims Act of 1940 (31 U.S.C. Section 3727, 41 U.S.C. Section 15), such Grantor shall take all actions reasonably requested by the Administrative Agent to evidence compliance therewith.
     (c) Required Notifications. Each Grantor shall (i) promptly notify the Administrative Agent, in writing, of (A) any Lien (other than any Permitted Lien) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, (B) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests granted pursuant to the Loan Documents, (C) the acquisition or ownership by such Grantor of any (1) Commercial Tort Claim seeking damages of more than $5,000,000, directly related to, or arising from any Collateral or (2) any Investment Property constituting Proceeds of Collateral, which Investment Property has a value of $5,000,000 or more, (D) any amount payable under or in connection with any of the Collateral that shall be or become evidenced by any Instrument or Tangible Chattel Paper having a face value of more than (x) $1,000,000, individually, or (y) $10,000,000, when aggregated together with the value of all other Instruments and Tangible Chattel Paper not yet delivered to the Administrative Agent pursuant to Section 4(a), (E) any Collateral having a value of $5,000,000 or more that is stored or shipped subject to a Document and (F) any Collateral with an aggregate value in excess of $5,000,000 that is in the possession or control of any single consignee warehouseman, bailee (other than a common carrier transporting inventory to a purchaser in the ordinary course of business), processor or any other third party and (ii) not later than 15 days after the delivery of each Compliance Certificate, or each Grantor shall deliver to the Administrative Agent a supplement to Schedule 3(f) (in form and substance reasonably acceptable to the Administrative Agent) identifying any leased premises not previously disclosed to the Administrative Agent on Schedule 3(f) on which Collateral with an aggregate value in excess of $5,000,000 is located.
     (d) Collateral Located on Leased Premises. If any Collateral with an aggregate value in excess of $5,000,000 is at any time located on leased premises, and if the Administrative Agent so reasonably requests, use commercially reasonable efforts to obtain a landlord waiver or collateral access letter from the lessor of such premises in favor of the Administrative Agent (in form and substance satisfactory to the Administrative Agent).
     (e) Collateral Held by Warehouseman, Bailee, Etc. If any Collateral with an aggregate value in excess of $5,000,000 is at any time in the possession or control of any single consignee warehouseman, bailee (other than a common carrier transporting inventory to a purchaser in the ordinary course of business), processor or any other third party and if the Administrative Agent so reasonably requests, (i) notify such Person in writing of the Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions, (iii) use commercially reasonable efforts to obtain a collateral access agreement from such Person that it is holding such Collateral in favor of the Administrative Agent (in form and substance satisfactory to the Administrative Agent) and (iv) use commercially reasonable efforts to cause such Person to issue and deliver to the Administrative Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral, together with, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the

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security interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Administrative Agent. Further, each Grantor shall perfect and protect such Grantor’s ownership interests in all Inventory having a fair market value of more than $500,000 and stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the UCC to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such Inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise. All such financing statements filed pursuant to this Section shall be assigned to the Administrative Agent, for the ratable benefit of the Secured Parties.
     (f) Commercial Tort Claims. Execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably requested by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims seeking damages in excess of $5,000,000 initiated by or in favor of any Grantor directly related to, or arising from, Collateral.
     (g) Change in Names; Corporate Structure or Location. Not (i) change its jurisdiction of organization or formation, as applicable, or the location of its chief executive office from that identified on Schedule 3(c) or (ii) change its legal name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading within the meaning of the UCC; provided that a Grantor may make any change described in clause (i) or (ii) so long as at least thirty (30) days (or such later time as may be determined by the Administrative Agent in its sole discretion) prior to taking such action, such Grantor notifies the Administrative Agent in writing and delivers to the Administrative Agent (x) all additional financing statements and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral of such Grantor and (y) if applicable, a written supplement to the Schedules of this Agreement (upon delivery of which, the Schedules of this Agreement will be deemed amended thereby).
     (h) Maintenance of Insurance. All liability insurance and property insurance maintained by a Grantor and covering any Collateral shall, (i) provide that no cancellation or material modification thereof shall be effective until at least thirty (30) days (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion) after receipt by the Administrative Agent of written notice thereof, (ii) in the case of each liability policy, name the Administrative Agent as an additional insured party thereunder and (iii) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee. On the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.
     5. Authorization to File Financing Statements. Each Grantor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.
     6. Remedies.
     (a) General Remedies. Upon the occurrence and during the continuance of an Event of Default, and to the extent not prohibited by applicable Law, the Administrative Agent shall have, in

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addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, to the extent not prohibited by applicable Law, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent not prohibited by applicable Law, any Secured Party may be a purchaser at any such sale. To the extent not prohibited by applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by applicable Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.
     (b) Advances. Upon the occurrence and during the continuance of an Event of Default, and to the extent not prohibited by applicable Law, the Administrative Agent may, at its sole option and in its sole discretion, take such actions as it reasonably deems necessary for the protection of the security interest in the Collateral granted hereby, or which may be compelled to make by operation of Law, and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent reasonably may make therefor. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No performance of any covenant or agreement by the Administrative Agent on behalf of any Grantor, and

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no such advance or expenditure therefor, shall relieve the Grantors of any Default or Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent the Administrative Agent has knowledge that such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
     (c) Remedies relating to Accounts. Upon the occurrence and during the continuance of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Grantor will promptly upon request of the Administrative Agent instruct all Account Debtors to remit all payments in respect of Accounts to a location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and Account Debtors, and the Administrative Agent or its designee may notify any Grantor’s customers and Account Debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s reasonable discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Administrative Agent, for the benefit of the Secured Parties, in the Accounts. Each Grantor acknowledges and agrees that upon the occurrence and during the continuance of an Event of Default, the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Administrative Agent nor any Secured Party shall have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.
     (d) Access. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, and to the extent permitted under applicable Law, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may, to the full extent permitted under applicable Law, remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.
     (e) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or any Secured Party to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by applicable Law, or any delay by the Administrative Agent or any Secured Party in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein. To the extent permitted by applicable Law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their

9

gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Secured Parties may have.
     (f) Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.
     (g) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel as provided in the Loan Documents. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
     (h) Application of Proceeds. Upon the acceleration of the Secured Obligations pursuant to Section 8.02 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any Secured Party in money, will be applied in the manner and in the order set forth in Section 8.03 of the Credit Agreement.
     7. The Administrative Agent.
     (a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:
     (i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;
     (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;
     (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;
     (iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;
     (v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

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     (vi) to adjust and settle claims under any insurance policy relating thereto;
     (vii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;
     (viii) to the extent permitted by applicable Law, to institute any foreclosure proceedings that the Administrative Agent may reasonably deem appropriate;
     (ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;
     (x) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;
     (xi) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;
     (xii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and
     (xiii) do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.
This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations have been paid in full (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank, as the case may be, that amounts are due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as the case may be), the Commitments have expired or been terminated, and no Letters of Credit remain outstanding (other than Extended Letters of Credit and any other Letters of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer). The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral on behalf of the Secured Parties.
     (b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations or any portion thereof to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

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     (c) The Administrative Agent’s Duty of Care. The sole duty of Administrative Agent with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the interests of the Administrative Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment with respect thereto. In the event of a public or private sale of Collateral pursuant to Section 6, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.
     8. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent nor any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any other Secured Party shall have any liability in contract or tort for any Grantor’s acts or omissions.
     9. Releases of Collateral.
     (i) If (x) any Collateral shall be sold or is to be sold as part of or in connection with any Disposition permitted under the Credit Agreement or under any other Loan Document or (y) the release of any Collateral shall be approved, authorized or ratified in writing in accordance with Section 11.01 of the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly release the Liens created hereby or by any other Security Instrument on such Collateral in accordance with Section 9.10 of the Credit Agreement.
     (ii) After the occurrence and during the continuance of Collateral Release Event and in accordance with Section 11.20(a) of the Credit Agreement, the Administrative Agent, at the request and sole expense of the Company, shall promptly execute and deliver to the Company all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Security Instrument on the applicable Collateral.
     (iii) The Administrative Agent may release any of the Collateral from this Agreement in accordance with Section 9.10 of the Credit Agreement or may substitute any of the Collateral for other

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Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Collateral not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Collateral not expressly released or substituted.
     10. Reinstatement of Collateral. Notwithstanding Section 9(ii) above, if a Collateral Reinstatement Event shall have occurred and in accordance with Section 11.20(b) of the Credit Agreement, all Collateral and Security Instruments (including this Agreement) shall, at the Company’s sole cost and expense, be reinstated and all actions reasonably necessary, or reasonably requested by the Administrative Agent, to provide to the Administrative Agent for the benefit of the Secured Parties valid, perfected, first priority security interests (subject to Liens permitted under Section 7.01 of the Credit Agreement) in the Collateral shall be taken within 30 days of such event, which 30 day period may be extended by the Administrative Agent in its sole discretion.
     11. Continuing Agreement.
     (a) This Agreement shall remain in full force and effect until such time as the Secured Obligations have been paid in full (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank, as the case may be, that amounts are due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as the case may be), the Commitments have expired or been terminated, and no Letters of Credit remain outstanding (other than Extended Letters of Credit and any other Letters of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer), at which time this Agreement shall be automatically terminated and the Administrative Agent shall at the expense of the Grantors, promptly release all of its liens and security interests hereunder and shall execute and deliver, or authorize the Grantors to prepare and file, all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination.
     (b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.
     12. Amendments; Waivers; Consents. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with Section 11.01 of the Credit Agreement; provided that any update or revision to any schedules hereto delivered by any Grantor shall not constitute an amendment for purposes of this Section or Section 11.01 of the Credit Agreement.
     13. Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 11.02 of the Credit Agreement; provided that notices and

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communications to any Grantor other than the Company shall be directed to such Grantor, at the address of the Company set forth in Section 11.02 of the Credit Agreement.
     14. Expenses; Indemnification and Survival. The Grantors shall, jointly and severally, (a) pay all reasonable out-of-pocket expenses actually incurred by the Administrative Agent and each other Secured Party and (b) indemnify each Indemnitee (which for purposes of this Agreement shall include, without limitation, all Secured Parties), in each case, to the extent any Borrower would be required to do so pursuant to Section 11.04 of the Credit Agreement. The obligations of the Grantors under this paragraph shall survive the payment in full of the Secured Obligations and termination of this Agreement in accordance with its terms.
     15. Right of Setoff; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL; Judgment Currency. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Sections 11.08, 11.14, 11.15 and 11.19 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” (whether express or by reference to the Borrower as a “party” thereto) therein being a reference to the Grantors, and the parties hereto agree to such terms.
     16. Counterparts; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
     17. Additional Grantors. At any time after the date of this Agreement, one or more additional Persons may become a party hereto by executing and delivering to the Administrative Agent a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent, pursuant to Section 6.14 of the Credit Agreement. Immediately upon such execution and delivery of such joinder agreement and without any further action, each such additional Person will become a party to this Agreement as a “Grantor” and have all of the rights and obligations of a Grantor hereunder and this Agreement shall be deemed amended by such joinder agreement.
     18. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     19. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are provided for convenience only, and neither limit nor amplify the provisions of this Agreement.
     20. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.
     21. USA PATRIOT Act. Each Secured Party that is subject to the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Administrative Agent (for

14

itself and not on behalf of any Secured Party) hereby notifies the Grantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Grantor, which information includes the name and address of each Grantor and other information that will allow such Secured Party or the Administrative Agent, as applicable, to identify each Grantor in accordance with the Act. Each Grantor shall, promptly following a request by the Administrative Agent or any Secured Party, provide all documentation and other information that the Administrative Agent or such Secured Party requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
     22. Successors and Assigns. The provisions of this Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their respective successors and permitted assigns; except that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the other Secured Parties (in accordance with the Credit Agreement).
     23. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature Pages Follow]

15

     Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	MOHAWK INDUSTRIES, INC.
By:
Name:
Title:

MOHAWK CARPET, LLC
By:
Name:
Title:

MOHAWK INTERNATIONAL HOLDINGS (DE) CORPORATION
By:
Name:
Title:

UNILIN FLOORING NC, LLC
By:
Name:
Title:

DAL-TILE INTERNATIONAL INC.
By:
Name:
Title:

DAL-TILE GROUP INC.
By:
Name:
Title:

Mohawk Industries, Inc.
Security Agreement
Signature Page

DAL-TILE CORPORATION
By:
Name:
Title:

DAL-TILE DISTRIBUTION, INC.
By:
Name:
Title:

DAL-TILE SERVICES, INC.
By:
Name:
Title:

DAL-TILE I, LLC
By:
Name:
Title:

DAL-TILE SHARED SERVICES, INC.
By:
Name:
Title:

DAL-ELIT, LLC
By:
Name:
Title:

Mohawk Industries, Inc.
Security Agreement
Signature Page

MOHAWK ESV, INC.
By:
Name:
Title:

MOHAWK COMMERCIAL, INC.
By:
Name:
Title:

ALADDIN MANUFACTURING CORPORATION
By:
Name:
Title:

WAYN-TEX LLC
By:
Name:
Title:

MOHAWK CARPET DISTRIBUTION, INC.
By:
Name:
Title:

MOHAWK CARPET TRANSPORTATION OF GEORGIA, LLC
By:
Name:
Title:

Mohawk Industries, Inc.
Security Agreement
Signature Page

MOHAWK RESOURCES, LLC
By:
Name:
Title:

MOHAWK SERVICING, LLC
By:
Name:
Title:

MOHAWK FACTORING, INC.
By:
Name:
Title:

Mohawk Industries, Inc.
Security Agreement
Signature Pages

Acknowledged and accepted:
BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Mohawk Industries, Inc.
Security Agreement
Signature Page

SCHEDULE 3(c)
PLACES OF BUSINESS; ACQUISITIONS; MERGERS; TRADENAMES

Location of Books and
Grantor	Chief Executive Office	Records
Mohawk Industries, Inc.	160 South Industrial Blvd. Calhoun, GA 30701	160 South Industrial Blvd. Calhoun, GA 30701
431 S. Green Street Dalton, GA 30722

Mohawk Carpet, LLC	160 South Industrial Blvd. Calhoun, GA 30701	160 South Industrial Blvd. Calhoun, GA 30701 431 S. Green Street Dalton, GA 30722

Mohawk Resources, LLC	160 South Industrial Blvd. Calhoun, GA 30701	160 South Industrial Blvd. Calhoun, GA 30701 431 S. Green Street Dalton, GA 30722

Aladdin Manufacturing Corporation	160 South Industrial Blvd. Calhoun, GA 30701	160 South Industrial Blvd. Calhoun, GA 30701 431 S. Green Street Dalton, GA 30722

Wayn-Tex LLC	160 South Industrial Blvd. Calhoun, GA 30701	160 South Industrial Blvd. Calhoun, GA 30701 431 S. Green Street Dalton, GA 30722

Mohawk Carpet Distribution, Inc.	160 South Industrial Blvd. Calhoun, GA 30701	160 South Industrial Blvd. Calhoun, GA 30701 431 S. Green Street Dalton, GA 30722

Location of Books and
Grantor	Chief Executive Office	Records
Mohawk Carpet Transportation of Georgia, LLC	160 South Industrial Blvd. Calhoun, GA 30701	160 South Industrial Blvd. Calhoun, GA 30701 431 S. Green Street Dalton, GA 30722

Mohawk ESV, Inc.	160 South Industrial Blvd. Calhoun, GA 30701	160 South Industrial Blvd. Calhoun, GA 30701 431 S. Green Street Dalton, GA 30722

Mohawk Servicing, LLC	160 South Industrial Blvd. Calhoun, GA 30701	160 South Industrial Blvd. Calhoun, GA 30701 431 S. Green Street Dalton, GA 30722

Mohawk Factoring, Inc.	300 Delaware Avenue, Suite 1273 Wilmington, DE 19801	300 Delaware Avenue, Suite 1273 Wilmington, DE 19801 431 S. Green Street Dalton, GA 30722

Dal-Tile International Inc.	7834 CF Hawn Freeway Dallas, TX 75217	7834 CF Hawn Freeway Dallas, TX 75217 431 S. Green Street Dalton, GA 30722

Dal-Tile Group Inc.	7834 CF Hawn Freeway Dallas, TX 75217	7834 CF Hawn Freeway Dallas, TX 75217 431 S. Green Street Dalton, GA 30722

Location of Books and
Grantor	Chief Executive Office	Records
Dal-Tile Corporation	7834 CF Hawn Freeway Dallas, TX 75217	7834 CF Hawn Freeway Dallas, TX 75217 431 S. Green Street Dalton, GA 30722

Dal-Elit, LLC	7834 CF Hawn Freeway Dallas, TX 75217	7834 CF Hawn Freeway Dallas, TX 75217 431 S. Green Street Dalton, GA 30722

Dal-Tile Distribution, Inc.	7834 CF Hawn Freeway Dallas, TX 75217	7834 CF Hawn Freeway Dallas, TX 75217 431 S. Green Street Dalton, GA 30722

Dal-Tile Services, Inc.	7834 CF Hawn Freeway Dallas, TX 75217	7834 CF Hawn Freeway Dallas, TX 75217 431 S. Green Street Dalton, GA 30722

Dal-Tile Shared Services, Inc.	7834 CF Hawn Freeway Dallas, TX 75217	7834 CF Hawn Freeway Dallas, TX 75217 431 S. Green Street Dalton, GA 30722

Unilin Flooring NC, LLC	7834 CF Hawn Freeway Dallas, TX 75217	7834 CF Hawn Freeway Dallas, TX 75217 431 S. Green Street Dalton, GA 30722

Mohawk International Holdings (DE) Corporation	160 South Industrial Blvd. Calhoun, GA 30701	160 South Industrial Blvd. Calhoun, GA 30701 431 S. Green Street Dalton, GA 30722

Location of Books and
Grantor	Chief Executive Office	Records
Mohawk Commercial, Inc.	160 South Industrial Blvd. Calhoun, GA 30701	160 South Industrial Blvd. Calhoun, GA 30701 431 S. Green Street Dalton, GA 30722

Dal-Tile I, L.L.C.	160 South Industrial Blvd. Calhoun, GA 30701	160 South Industrial Blvd. Calhoun, GA 30701 431 S. Green Street Dalton, GA 30722

GRANTOR	DATE OF CHANGE	MERGER/ ACQUISITION
ALADDIN MANUFACTURING CORPORATION	12/31/08	Aladdin Texas, LLC

MOHAWK CARPET DISTRIBUTION, INC.	12/31/08	Aladdin of Texas Holding, LLC;

	12/31/08	Mohawk Brands, Inc.;

	12/31/08	Mohawk Carpet Distribution, L.P.

DAL-TILE SHARED SERVICES, INC.	12/31/08	These entities merged into Dal-Tile Shared Services, Inc.: DTG Tile, LLC and DTL Tile, LLC

DAL-TILE DISTRIBUTION, INC.	12/31/08	Dal-Tile SSC, West, Inc

UNILIN FLOORING NC, LLC	12/31/08	Unilin Holding, Inc.;

	08/13/07	Columbia wood flooring assets;

	08/13/07	Syarikat Malaysia Wood Industries Sdn Bhd;

	08/13/07	Universal Woodfloor (Europe) AB

SCHEDULE 3(e)
ACCOUNTS EVIDENCED BY A PROMISSORY NOTE OR OTHER INSTRUMENT
None.

SCHEDULE 3(f)
INVENTORY LOCATIONS
Grantor: Aladdin Manufacturing Corporation

Address	City	State	Owned/Leased
1026 Lafayette Hwy.	Roanoke	AL	Owned
9687 Transportation Way	Fontana	CA	Leased
31353 Huntwood Ave.	Hayward	CA	Leased
19672 E. 34th Drive	Denver (Aurora)	CO	Leased
180 Church Street	Torrington	CT	Owned
3375 SW 24th Street	Pembroke Park	FL	Leased
Highway 140	Armuchee	GA	Leased
447 Union Grove Rd	Calhoun	GA	Owned
196 S. Industrial Blvd	Calhoun	GA	Owned
400 Clarence King Pkwy	Calhoun	GA	Owned
248 S. Industrial Blvd #5 #8	Calhoun	GA	Owned
Edmond Street	Calhoun	GA	Owned
1093 Marine Drive	Calhoun	GA	Owned
450 Clarence King Drive	Calhoun	GA	Owned
965 North Wall Street	Calhoun	GA	Owned
311 West Line Street	Calhoun	GA	Owned
707 East Erwin St	Cartersville	GA	Leased
1149 Duvall Rd	Chatsworth	GA	Owned
200 Highland Rd (Treadwell)	Chatsworth	GA	Owned
235 Industrial Blvd	Chatsworth	GA	Owned
531 Duvall Rd	Chatsworth	GA	Owned
949 Industrial Blvd	Chatsworth	GA	Owned
99 Highland Rd	Chatsworth	GA	Owned
Hwy 225	Chatsworth	GA	Owned
121 Goodwin Drive	Dalton	GA	Owned
2001 Antioch Rd	Dalton	GA	Owned
506 11th Ave.	Dalton	GA	Owned

Address	City	State	Owned/Leased
207 Phelps Rd	Dalton	GA	Owned
2100 S. Hamilton St	Dalton	GA	Owned
405 Virgil Drive	Dalton	GA	Owned
406 Virgil Drive	Dalton	GA	Owned
431 S. Green St.	Dalton	GA	Owned
104 McFarland Rd	Dalton	GA	Owned
508 East Morris Street	Dalton	GA	Leased
2750 Hwy 411 N.	Eton	GA	Owned
4140 Highway 411 N	Eton	GA	Owned
5081 Highway 114	Lyerly	GA	Leased
Route 1, Box 32 Highway 114	Lyerly	GA	Owned
120 Barnett Dr	Milledgeville	GA	Owned
243 Huffaker Rd	Rome	GA	Owned
420 Lavender Drive-Yam Mill	Rome	GA	Owned
106 John Bankson Dr	Summerville	GA	Owned
3090 Sugar Valley Road NW	Sugar Valley	GA	Owned
7782 Magnolia Ind	Tifton	GA	Leased (Bonds)
2869 Mokumoa St	Honolulu	HI	Leased
150 E Crossroads Pkw	Bollingbrook	IL	Leased
15 Walpole Park South	Walpole	MA	Leased
1910 Park 100 Drive	Glen Burnie	MD	Leased
28435 A. Automation Blvd	Wixom	MI	Leased
2359 Waters Drive	Mendota Heights	MN	Leased
4285 Rider Trail N. Suite 100	Earth City	MO	Leased
335 Summit Road	Eden	NC	Leased
2007 Dickenson Ave.	Greenville	NC	Leased
2107 Dickenson Ave.	Greenville	NC	Owned
Fieldcrest Road	Laurel Hill	NC	Owned
100 Main St.	McAdenville	NC	Leased
550 Cloinger Dr	Thomasville	NC	Owned
698 US Hwy 46	Teterboro	NJ	Leased

Address	City	State	Owned/Leased
143 Commerce Blvd	Johnstown	OH	Owned
3801 Dal-Tile Rd	Muskogee	OK	Owned
1300 Haynes St	Arcadia	SC	Leased
2118 Marlborough Rd	Bennettsville	SC	Owned
2066/2094 Marlborough Rd	Bennettsville	SC	Owned
Hwy 81	Calhoun Falls	SC	Owned
300 Landrum Mills Rd	Landrum	SC	Owned
3100 Industrial Dr	Commerce	TX	Owned
100 Enterprise Dr	Flower Mound	TX	Leased
3600 Brittmoore Rd	Houston	TX	Leased
199 Planter Rd	Sunnyvale	TX	Leased
3505 W. California Ave	Salt Lake City	UT	Leased
404 Anderson St	Glasgow	VA	Owned
351 Floyd Pike	Hillsville	VA	Owned
223 Downie Rd	Chehalis	WA	Owned
23210 71st Place S	Kent	WA	Leased
22 Mine Road	Holden	WV	Building Owned /Land Leased
Grantor: Wayn-Tex, LLC

Address	City	State	Owned/Leased
1026 Lafayette Hwy.	Roanoke	AL	Owned
9687 Transportation Way	Fontana	CA	Leased
31353 Huntwood Ave.	Hayward	CA	Leased
19672 E. 34th Drive	Denver (Aurora)	CO	Leased
180 Church Street	Torrington	CT	Owned
3375 SW 24th Street	Pembroke Park	FL	Leased
Highway 140	Armuchee	GA	Leased
447 Union Grove Rd	Calhoun	GA	Owned
196 S. Industrial Blvd	Calhoun	GA	Owned
400 Clarence King Pkwy	Calhoun	GA	Owned
248 S. Industrial Blvd #5 #8	Calhoun	GA	Owned

Address	City	State	Owned/Leased
Edmond Street	Calhoun	GA	Owned
1093 Marine Drive	Calhoun	GA	Owned
450 Clarence King Drive	Calhoun	GA	Owned
965 North Wall Street	Calhoun	GA	Owned
311 West Line Street	Calhoun	GA	Owned
707 East Erwin St	Cartersville	GA	Leased
1149 Duvall Rd	Chatsworth	GA	Owned
200 Highland Rd (Treadwell)	Chatsworth	GA	Owned
235 Industrial Blvd	Chatsworth	GA	Owned
531 Duvall Rd	Chatsworth	GA	Owned
949 Industrial Blvd	Chatsworth	GA	Owned
99 Highland Rd	Chatsworth	GA	Owned
Hwy 225	Chatsworth	GA	Owned
121 Goodwin Drive	Dalton	GA	Owned
2001 Antioch Rd	Dalton	GA	Owned
506 11th Ave.	Dalton	GA	Owned
207 Phelps Rd	Dalton	GA	Owned
2100 S. Hamilton St	Dalton	GA	Owned
405 Virgil Drive	Dalton	GA	Owned
406 Virgil Drive	Dalton	GA	Owned
431 S. Green St.	Dalton	GA	Owned
104 McFarland Rd	Dalton	GA	Owned
508 East Morris Street	Dalton	GA	Leased
2750 Hwy 411 N.	Eton	GA	Owned
4140 Highway 411 N	Eton	GA	Owned
5081 Highway 114	Lyerly	GA	Leased
Route 1, Box 32 Highway 114	Lyerly	GA	Owned
120 Barnett Dr	Milledgeville	GA	Owned
243 Huffaker Rd	Rome	GA	Owned
420 Lavender Drive-Yam Mill	Rome	GA	Owned
106 John Bankson Dr	Summerville	GA	Owned

Address	City	State	Owned/Leased
3090 Sugar Valley Road NW	Sugar Valley	GA	Owned
7782 Magnolia Ind	Tifton	GA	Leased (Bonds)
2869 Mokumoa St	Honolulu	HI	Leased
150 E Crossroads Pkw	Bollingbrook	IL	Leased
15 Walpole Park South	Walpole	MA	Leased
1910 Park 100 Drive	Glen Burnie	MD	Leased
28435 A. Automation Blvd	Wixom	MI	Leased
2359 Waters Drive	Mendota Heights	MN	Leased
4285 Rider Trail N. Suite 100	Earth City	MO	Leased
335 Summit Road	Eden	NC	Leased
2007 Dickenson Ave.	Greenville	NC	Leased
2107 Dickenson Ave.	Greenville	NC	Owned
Fieldcrest Road	Laurel Hill	NC	Owned
100 Main St.	McAdenville	NC	Leased
550 Cloinger Dr	Thomasville	NC	Owned
698 US Hwy 46	Teterboro	NJ	Leased
143 Commerce Blvd	Johnstown	OH	Owned
3801 Dal-Tile Rd	Muskogee	OK	Owned
1300 Haynes St	Arcadia	SC	Leased
2118 Marlborough Rd	Bennettsville	SC	Owned
2066/2094 Marlborough Rd	Bennettsville	SC	Owned
Hwy 81	Calhoun Falls	SC	Owned
300 Landrum Mills Rd	Landrum	SC	Owned
3100 Industrial Dr	Commerce	TX	Owned
100 Enterprise Dr	Flower Mound	TX	Leased
3600 Brittmoore Rd	Houston	TX	Leased
199 Planter Rd	Sunnyvale	TX	Leased
3505 W. California Ave	Salt Lake City	UT	Leased
404 Anderson St	Glasgow	VA	Owned
351 Floyd Pike	Hillsville	VA	Owned
223 Downie Rd	Chehalis	WA	Owned

Address	City	State	Owned/Leased
23210 71st Place S	Kent	WA	Leased
22 Mine Road	Holden	WV	Building Owned /Land Leased
Grantor: Mohawk Carpet Distribution, Inc.

Address	City	State	Owned/Leased
1026 Lafayette Hwy.	Roanoke	AL	Owned
9687 Transportation Way	Fontana	CA	Leased
31353 Huntwood Ave.	Hayward	CA	Leased
19672 E. 34th Drive	Denver (Aurora)	CO	Leased
180 Church Street	Torrington	CT	Owned
3375 SW 24th Street	Pembroke Park	FL	Leased
Highway 140	Armuchee	GA	Leased
447 Union Grove Rd	Calhoun	GA	Owned
196 S. Industrial Blvd	Calhoun	GA	Owned
400 Clarence King Pkwy	Calhoun	GA	Owned
248 S. Industrial Blvd #5 #8	Calhoun	GA	Owned
Edmond Street	Calhoun	GA	Owned
1093 Marine Drive	Calhoun	GA	Owned
450 Clarence King Drive	Calhoun	GA	Owned
965 North Wall Street	Calhoun	GA	Owned
311 West Line Street	Calhoun	GA	Owned
707 East Erwin St	Cartersville	GA	Leased
1149 Duvall Rd	Chatsworth	GA	Owned
200 Highland Rd (Treadwell)	Chatsworth	GA	Owned
235 Industrial Blvd	Chatsworth	GA	Owned
531 Duvall Rd	Chatsworth	GA	Owned
949 Industrial Blvd	Chatsworth	GA	Owned
99 Highland Rd	Chatsworth	GA	Owned
Hwy 225	Chatsworth	GA	Owned
121 Goodwin Drive	Dalton	GA	Owned
2001 Antioch Rd	Dalton	GA	Owned

Address	City	State	Owned/Leased
506 11th Ave.	Dalton	GA	Owned
207 Phelps Rd	Dalton	GA	Owned
2100 S. Hamilton St	Dalton	GA	Owned
405 Virgil Drive	Dalton	GA	Owned
406 Virgil Drive	Dalton	GA	Owned
431 S. Green St.	Dalton	GA	Owned
104 McFarland Rd	Dalton	GA	Owned
508 East Morris Street	Dalton	GA	Leased
2750 Hwy 411 N.	Eton	GA	Owned
4140 Highway 411 N	Eton	GA	Owned
5081 Highway 114	Lyerly	GA	Leased
Route 1, Box 32 Highway 114	Lyerly	GA	Owned
120 Barnett Dr	Milledgeville	GA	Owned
243 Huffaker Rd	Rome	GA	Owned
420 Lavender Drive-Yam Mill	Rome	GA	Owned
106 John Bankson Dr	Summerville	GA	Owned
3090 Sugar Valley Road NW	Sugar Valley	GA	Owned
7782 Magnolia Ind	Tifton	GA	Leased (Bonds)
2869 Mokumoa St	Honolulu	HI	Leased
150 E Crossroads Pkw	Bollingbrook	IL	Leased
15 Walpole Park South	Walpole	MA	Leased
1910 Park 100 Drive	Glen Burnie	MD	Leased
28435 A. Automation Blvd	Wixom	MI	Leased
2359 Waters Drive	Mendota Heights	MN	Leased
4285 Rider Trail N. Suite 100	Earth City	MO	Leased
335 Summit Road	Eden	NC	Leased
2007 Dickenson Ave.	Greenville	NC	Leased
2107 Dickenson Ave.	Greenville	NC	Owned
Fieldcrest Road	Laurel Hill	NC	Owned
100 Main St.	McAdenville	NC	Leased
550 Cloinger Dr	Thomasville	NC	Owned

Address	City	State	Owned/Leased
698 US Hwy 46	Teterboro	NJ	Leased
143 Commerce Blvd	Johnstown	OH	Owned
3801 Dal-Tile Rd	Muskogee	OK	Owned
1300 Haynes St	Arcadia	SC	Leased
2118 Marlborough Rd	Bennettsville	SC	Owned
2066/2094 Marlborough Rd	Bennettsville	SC	Owned
Hwy 81	Calhoun Falls	SC	Owned
300 Landrum Mills Rd	Landrum	SC	Owned
3100 Industrial Dr	Commerce	TX	Owned
100 Enterprise Dr	Flower Mound	TX	Leased
3600 Brittmoore Rd	Houston	TX	Leased
199 Planter Rd	Sunnyvale	TX	Leased
3505 W. California Ave	Salt Lake City	UT	Leased
404 Anderson St	Glasgow	VA	Owned
351 Floyd Pike	Hillsville	VA	Owned
223 Downie Rd	Chehalis	WA	Owned
23210 71st Place S	Kent	WA	Leased
22 Mine Road	Holden	WV	Building Owned /Land Leased
Grantor: Dal-Tile Corporation

Address	City	State	Owned/Leased
1470 County Rd. 21 S.	Fayette	AL	Leased
1439-B South 40th Ave	Phoenix	AZ	Leased
2950-1 E. Broadway Rd.	Phoenix	AZ	Leased
3511 E. Broadway Rd.	Phoenix	AZ	Leased
135 Via Trevizio	Corona	CA	Leased
2091 E. Howell Ave.	Anaheim	CA	Leased
2303 Merced St.	San Leandro	CA	Leased
2461 N. Argyle Ave.	Fresno	CA	Leased
295 N. Willow Ave.	City of Industry	CA	Leased
3625 E. Jurupa	Ontario	CA	Leased

Address	City	State	Owned/Leased
590 Martin Dr.	Santa Clara	CA	Leased
7484 Raytheon Rd. Ste B	San Diego	CA	Leased
7865 Ostrow St.	San Diego	CA	Leased
7902 Sepulveda Blvd.	Van Nuys	CA	Leased
40 Graniteridge Rd. Unit 1	Concord, Ontario Canada	CD	Leased
3593 Windsor Drive	Denver	CO	Leased
735 S. Huron	Denver	CO	Leased
852 S. Jason Suite 8	Denver	CO	Leased
1147 Gateway Blvd.	Boynton Beach	FL	Leased
1800 Cypress Lake Dr. Suite 500	Orlando	FL	Leased
3905 Center Loop Suite 400	Orlando	FL	Leased
4311 Shader Rd. Suite 400	Orlando	FL	Leased
7576 Kings Pointe Parkway	Orlando	FL	Leased
8121 25th Court E.	Sarasota	FL	Leased
8788 N.W. 27th St.	Miami	FL	Leased
8800 N.W. 13 Terrace	Miami	FL	Leased
101 Guthrie Way	Atlanta	GA	Leased
1441 Ellsworth Industrial NW	Atlanta	GA	Leased
1630 Satellite Blvd., NW Suite 570	Atlanta	GA	Leased
1200 North Nimitz Highway	Honolulu	HI	Leased
2869 Mokumoa St	Honolulu	HI	Leased
1601 Pratt Blvd.	Chicago	IL	Leased
15300 W. 101st Terrace	Lenexa	KS	Leased
15380 W. 101st Terrace	Lenexa	KS	Leased
675 Melanie Ln.	Lewisport	KY	Owned
700 Elmwood Pkwy. Suite B	New Orleans	LA	Leased
80 N. Commerce Way	Woburn	MA	Leased
1470 Progress Way	Eldersburg	MD	Leased
812-A Oregon Ave.	Linthicum	MD	Leased
2059 Westport Center Dr.	St. Louis	MO	Leased

Address	City	State	Owned/Leased
400 Innovation Ave. Ste 100	Morrisville	NC	Leased
405 Forsyth Hall Dr.	Charlotte	NC	Leased
5901-K Long Creek Park Dr	Charlotte	NC	Leased
9301 Globe Center Dr	Morrisville	NC	Leased
1250 Valley Brook Ave.	Lyndhurst	NJ	Leased
5 Corporate Dr.	Cranbury	NJ	Leased
451 Grumman Road	Bethpage	NY	Leased
3744 W. Sunset Rd., Suite D	Las Vegas	NV	Leased
3755 W. Sunset Rd, Suite G	Las Vegas	NV	Leased
103 S. Clark St.	Olean	NY	Owned
4650 Lake Forest Dr. Suite 540	Cincinnati	OH	Leased
3240 N.W. 29th Avenue	Portland	OR	Leased
104 Parkway View Dr.	Pittsburgh	PA	Leased
211 N. Fourth St.	Gettysburg	PA	Leased
790 Vista Park Drive	Pittsburg	PA	Leased
1005 Placid Avenue	Plano	TX	Leased
11185 Pellicano	El Paso	TX	Leased
1119 Arion Pkwy.	San Antonio	TX	Leased
11711 Fuqua St.	Houston	TX	Leased
11850 Hempstead Hwy. Suite 170	Houston	TX	Leased
11850 Hempstead Hwy. Suite 180	Houston	TX	Leased
12001 Railroad Dr.	El Paso	TX	Leased
1625 Crescent Cir. Suite 300	Carrollton	TX	Leased
2250 LBJ Frwy. Suite 300	Dallas	TX	Leased
2515 Brockton Dr. Suite 101	Austin	TX	Leased
325 Spring Hill Dr.	Houston	TX	Leased
3600 Brittmoore Rd	Houston	TX	Leased
4602 Perrin Creek Bldg 12	San Antonio	TX	Leased
7834 C. F. Hawn Frwy.	Dallas	TX	Owned

Address	City	State	Owned/Leased
250 W. Gregson Ave.	Salt Lake City	UT	Leased
3037 S. 300 W.	Salt Lake City	UT	Leased
3505 W. California Ave	Salt Lake City	UT	Leased
11850 Livingston Rd. Suite 100	Manassas	VA	Leased
14790 Flint Lee Rd. Suite 200	Chantilly	VA	Leased
6760 Gravel Ave.	Alexandria	VA	Leased
3808 North Sullivan Rd	Spokane	WA	Leased
4000 E. Broadway	Spokane	WA	Leased
540 S. Front St.	Seattle	WA	Leased
6020 6th Avenue S.	Seattle	WA	Leased
Grantor: Dal-Tile Distribution, Inc.

Address	City	State	Owned/Leased
1470 County Rd. 21 S.	Fayette	AL	Owned
1439-B South 40th Ave	Phoenix	AZ	Leased
2950-1 E. Broadway Rd.	Phoenix	AZ	Leased
3511 E. Broadway Rd.	Phoenix	AZ	Leased
135 Via Trevizio	Corona	CA	Leased
2091 E. Howell Ave.	Anaheim	CA	Leased
2303 Merced St.	San Leandro	CA	Leased
2461 N. Argyle Ave.	Fresno	CA	Leased
295 N. Willow Ave.	City of Industry	CA	Leased
3625 E. Jurupa	Ontario	CA	Leased
590 Martin Dr.	Santa Clara	CA	Leased
7484 Raytheon Rd. Ste B	San Diego	CA	Leased
7865 Ostrow St.	San Diego	CA	Leased
7902 Sepulveda Blvd.	Van Nuys	CA	Leased
40 Graniteridge Rd. Unit 1	Concord, Ontario Canada	CD	Leased
3593 Windsor Drive	Denver	CO	Leased
735 S. Huron	Denver	CO	Leased
852 S. Jason Suite 8	Denver	CO	Leased

Address	City	State	Owned/Leased
1147 Gateway Blvd.	Boynton Beach	FL	Leased
1800 Cypress Lake Dr. Suite 500	Orlando	FL	Leased
3905 Center Loop Suite 400	Orlando	FL	Leased
4311 Shader Rd. Suite 400	Orlando	FL	Leased
7576 Kings Pointe Parkway	Orlando	FL	Leased
8121 25th Court E.	Sarasota	FL	Leased
8788 N.W. 27th St.	Miami	FL	Leased
8800 N.W. 13 Terrace	Miami	FL	Leased
101 Guthrie Way	Atlanta	GA	Leased
1441 Ellsworth Industrial NW	Atlanta	GA	Leased
1630 Satellite Blvd., NW Suite 570	Atlanta	GA	Leased
1200 North Nimitz Highway	Honolulu	HI	Leased
2869 Mokumoa St	Honolulu	HI	Leased
1601 Pratt Blvd.	Chicago	IL	Leased
15300 W. 101st Terrace	Lenexa	KS	Leased
15380 W. 101st Terrace	Lenexa	KS	Leased
675 Melanie Ln.	Lewisport	KY	Owned
700 Elmwood Pkwy. Suite B	New Orleans	LA	Leased
80 N. Commerce Way	Woburn	MA	Leased
1470 Progress Way	Eldersburg	MD	Leased
812-A Oregon Ave.	Linthicum	MD	Leased
2059 Westport Center Dr.	St. Louis	MO	Leased
400 Innovation Ave. Ste 100	Morrisville	NC	Leased
405 Forsyth Hall Dr.	Charlotte	NC	Leased
5901-K Long Creek Park Dr	Charlotte	NC	Leased
9301 Globe Center Dr	Morrisville	NC	Leased
1250 Valley Brook Ave.	Lyndhurst	NJ	Leased
5 Corporate Dr.	Cranbury	NJ	Leased
451 Grumman Road	Bethpage	NY	Leased
3744 W. Sunset Rd., Suite D	Las Vegas	NV	Leased
3755 W. Sunset Rd, Suite G	Las Vegas	NV	Leased
103 S. Clark St.	Olean	NY	Owned

Address	City	State	Owned/Leased
4650 Lake Forest Dr. Suite 540	Cincinnati	OH	Leased
3240 N.W. 29th Avenue	Portland	OR	Leased
104 Parkway View Dr.	Pittsburgh	PA	Leased
211 N. Fourth St.	Gettysburg	PA	Leased
790 Vista Park Drive	Pittsburg	PA	Leased
1005 Placid Avenue	Plano	TX	Leased
11185 Pellicano	El Paso	TX	Leased
1119 Arion Pkwy.	San Antonio	TX	Leased
11711 Fuqua St.	Houston	TX	Leased
11850 Hempstead Hwy. Suite 170	Houston	TX	Leased
11850 Hempstead Hwy. Suite 180	Houston	TX	Leased
12001 Railroad Dr.	El Paso	TX	Owned
1625 Crescent Cir. Suite 300	Carrollton	TX	Leased
2250 LBJ Frwy. Suite 300	Dallas	TX	Leased
2515 Brockton Dr. Suite 101	Austin	TX	Leased
325 Spring Hill Dr.	Houston	TX	Leased
3600 Brittmoore Rd	Houston	TX	Leased
4602 Perrin Creek Bldg 12	San Antonio	TX	Leased
7834 C. F. Hawn Frwy.	Dallas	TX	Owned
250 W. Gregson Ave.	Salt Lake City	UT	Leased
3037 S. 300 W.	Salt Lake City	UT	Leased
3505 W. California Ave	Salt Lake City	UT	Leased
11850 Livingston Rd. Suite 100	Manassas	VA	Leased
14790 Flint Lee Rd. Suite 200	Chantilly	VA	Leased
6760 Gravel Ave.	Alexandria	VA	Leased
3808 North Sullivan Rd	Spokane	WA	Leased
4000 E. Broadway	Spokane	WA	Leased
540 S. Front St.	Seattle	WA	Leased
6020 6th Avenue S.	Seattle	WA	Leased

Grantor: Unilin Flooring NC, LLC

Address	City	State	Owned/Leased
22 Mine Road	Holden	West Virginia	Building Owned / Land Leased
575 Kentuck Rd.	Danville	Virginia	Owned
100 Maxine Rd.	Danville	Kentucky	Owned
201 Highway 9 Spur	Melbourne	Arkansas	Owned
3284 Denton Road	Thomasville	North Carolina	Owned
550 Cloniger Drive	Thomasville	North Carolina	Owned
9687 Transportation Way	Fontana	California	Owned
915 E. Sunrise Avenue	Thomasville	North Carolina	Leased

EXHIBIT G-2
FORM OF PLEDGE AGREEMENT
PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of July 8, 2011 among MOHAWK INDUSTRIES, INC., a Delaware corporation (the “Company”), the Domestic Subsidiaries of the Company identified as “Pledgors” on the signature pages hereto, each Additional Pledgor (as defined below) party hereto after the date hereof (collectively with the Company, the “Pledgors”) and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties.
PRELIMINARY STATEMENTS
     Pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, extended supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the Foreign Borrowers (as defined therein, and together with the Company, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Swing Line Lender and each L/C Issuer, the Lenders and the L/C Issuers have agreed to make Credit Extensions to the Borrowers upon the terms and subject to the conditions set forth therein.
     Pursuant to the terms of that certain Domestic Guaranty dated as of the date hereof, certain Domestic Subsidiaries of the Company have guaranteed the payment and performance of the Obligations.
     It is a condition precedent to the obligation of the Lenders and the L/C Issuers to make Credit Extensions to the Borrowers under the Credit Agreement that the Pledgors shall have executed and delivered this Agreement to the Administrative Agent, for the ratable benefit of the Secured Parties.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent, the Lenders and the L/C Issuers to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make Credit Extensions to the Borrowers thereunder, each Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
     1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms shall have the meanings set forth in the UCC: Accession; Financial Asset; Goods; Investment Company Security; Investment Property; General Intangibles; Proceeds; Security; Security Entitlements and Securities Account. In addition, the following terms shall have the meanings set forth below:
     “Additional Pledgor” means each Person that becomes a Pledgor pursuant to Section 18.
     “Issuer” means any issuer of any Investment Property or Equity Interests in any partnership or limited liability company (including, without limitation, any Issuer as defined in the UCC).
     “Permitted Liens” means Liens permitted to exist under Section 7.01 of the Credit Agreement.
     “Pledged Collateral” has the meaning provided in Section 2(a).
     “Pledged Equity” means, as to each Pledgor, (i) all of the Equity Interests of any direct or indirect Domestic Subsidiary of the Company and (ii) sixty-five percent (65%) of all issued and outstanding shares of all classes of voting Equity Interests and sixty-five percent (65%) of all issued and outstanding shares of all classes of non-voting Equity Interests of any First-Tier Foreign Subsidiary, in each case, which such Pledgor has, or at any time hereafter acquires, an interest or the power to transfer rights therein

(including, without limitation, any Investment Property or General Intangibles composing or related to such Equity Interests), together with the certificates (or other agreements or instruments), if any, evidencing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to (a) all Equity Interests, money, Securities, Security Entitlements and other Investment Property, dividends, rights, General Intangibles, Goods and other property at any time and from time to time representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof, (b) in the event of any consolidation or merger involving the Issuer thereof and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is directly owned by a Pledgor, (c) such Pledgor’s capital account, if any, and its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any applicable Issuer of such Equity Interests, and (d) all of the other economic rights, titles and interests of such Pledgor as a shareholder or owner of such Issuer, whether set forth in the articles, bylaws or other governing document of such Issuer, by separate agreement or otherwise relating to the foregoing. As of the date hereof (or such later date as the following Schedule may be supplemented or updated), and without limiting the generality of the foregoing, the Equity Interests of (i) each direct and indirect Domestic Subsidiary of the Company and (ii) each First-Tier Foreign Subsidiary owned by each Pledgor are as set forth on Schedule 1(b) hereto (including the total number of shares outstanding, number of shares owned by such Pledgor and percentage ownership).
     “Restricted Securities Collateral” has the meaning provided in Section 7(b)(ii).
     “Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.
     “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vi) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (viii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (ix) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (x) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and

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other writings, however evidenced, whether in physical or electronic form, (xi) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (xii) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document and (xiii) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof. Whenever any provision contained in this Agreement refers to the knowledge (or an analogous phrase) of any Pledgor, such words are intended to signify that such Pledgor (or any Responsible Officer of such Pledgor) has actual knowledge or awareness of a particular fact or circumstance or that such Pledgor (or any Responsible Officer of such Pledgor), if it had exercised reasonable and customary diligence, would have known or been aware of such fact or circumstance.
     2. (a) Pledge and Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations (subject to Section 2(b) below), each Pledgor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Pledgor in and to the Pledged Equity of such Pledgor and any Proceeds thereof, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”); provided that in no event shall the Pledged Collateral include or the security interest attach to any agreement with a Person other than a Pledgor or a Subsidiary or Affiliate of a Pledgor that specifically prohibits in writing the pledge of, or granting of a security interest or a Lien in (but not merely the assignment of or of any interest in), such agreement or any of the Pledgor’s rights under such agreement without the consent of such other Person (unless such prohibition is not enforceable or is otherwise ineffective under applicable Law or the consent of such other Person has been obtained).
     (b) Limitation on Amounts Secured. Notwithstanding anything herein or in any other Loan Document to the contrary, the aggregate amount of Obligations secured by the Pledged Collateral hereunder shall be expressly limited to an amount equal to the lesser of (i) the aggregate amount permitted to be secured under Section 4.9 of the 2002 Indenture without requiring the notes issued under the 2002 Indenture to be secured equally and ratably by the Pledged Collateral and (ii) the aggregate amount permitted to be secured under Section 2.8 of that certain First Supplemental Indenture dated as of January 17, 2006 supplementing the 2006 Indenture without requiring the notes issued under the 2006 Indenture to be secured equally and ratably by the Pledged Collateral; provided that for purposes of this Section, (x) the 2002 Indenture and 2006 Indenture shall refer to such agreements as in effect on the Closing Date without giving effect to any subsequent amendments, restatements, supplements or modifications thereto that would make the applicable restrictions on granting of Liens and security interests in either of such agreements more restrictive than the terms of such restrictions as in effect on the Closing Date, (y) the limitations in clause (i) above shall only apply so long as the restrictions referred to in clause (i) remain in full force and effect and binding upon the Company and its Subsidiaries and the Indebtedness under the 2002 Indenture has not been repaid and (x) the limitations in clause (ii) above shall only apply so long as the restrictions in clause (ii) remain in full force and effect and binding upon the Company and its Subsidiaries and the Indebtedness under the 2006 Indenture has not been repaid.
     Each of the Pledgors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the Obligations (subject to Section 2(b) above), whether now existing or hereafter arising.

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     3. Representations and Warranties. The Company, as to itself and each other Pledgor, and each other Pledgor solely as to itself and its Subsidiaries, hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:
     (a) Ownership. Each Pledgor is the legal and beneficial owner of its Pledged Equity free and clear of any Lien (other than Permitted Liens) and has the right to pledge, sell, assign or transfer the same. There exists no adverse claim with respect to the Pledged Equity of such Pledgor. No Pledgor has authenticated any agreement authorizing any secured party thereunder to file a financing statement purporting to cover any of the Pledged Collateral, except to perfect Permitted Liens.
     (b) Security Interest; Priority. This Agreement creates a valid security interest in the Pledged Collateral of such Pledgor in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, free and clear of all Liens (other than Permitted Liens). Upon execution and delivery of this Agreement, the taking of possession by the Administrative Agent of the certificates representing the Pledged Equity and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in the Pledged Equity consisting of certificated securities and, when properly perfected by filing or registration, in all other Pledged Collateral represented by such Pledged Equity and instruments securing the Obligations. Except as set forth in this Section 3(b), no action is necessary to perfect or otherwise protect such security interest.
     (c) Authorization of Pledged Equity. All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person.
     (d) No Other Equity Interests. As of the Closing Date, (i) no Pledgor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder except as set forth on Schedule 3(d) hereto and (ii) no Person other than the Administrative Agent has control or possession of all or any part of the Pledged Collateral, except as permitted by the Credit Agreement.
     (e) Partnership and Limited Liability Company Interests. No Equity Interest in any partnership or limited liability company that constitutes Pledged Collateral (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.
     (f) Mergers, Etc. Other than as set forth on Schedule 3(f) hereto, no Pledgor has been party to a merger, consolidation or other change in structure or used any tradename during the five years prior to the Closing Date.
     (g) Consents; Etc. There are no restrictions in any Organization Document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement. Except for (i) the filing or recording of UCC financing statements, (ii) obtaining possession or control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) and (b), (iii) such actions as may be required by applicable Laws affecting the offering and sale of securities, (iv) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries and (v) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or

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Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Pledgor), is required for (A) the grant by such Pledgor of the security interest in the Pledged Collateral granted hereby or for the execution and delivery of performance under this Agreement by such Pledgor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the taking of possession or the granting of control (to the extent required under Section 4(a) and (b)) or (C) to the knowledge of such Pledgor, the exercise by the Administrative Agent or any of the Secured Parties of the rights and remedies provided for in this Agreement.
     4. Covenants. Each Pledgor covenants that until such time as the Obligations have been paid in full (subject to Section 2(b) and other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank, as the case may be, that amounts are due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as the case may be), the Commitments have expired or been terminated, and no Letters of Credit remain outstanding (other than Extended Letters of Credit and any other Letters of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer), such Pledgor shall:
     (a) Delivery of Pledged Collateral. Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of a Pledgor, all certificates and instruments constituting Pledged Equity. Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Pledgor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) hereto.
     (b) Uncertificated Securities. Cause the Issuer of any Pledged Collateral that at any time constitutes uncertificated securities thereof to either (x) to register the Administrative Agent as the registered owner of such securities or (y) to agree in an authenticated record with such Pledgor and the Administrative Agent that such Issuer will comply with instructions with respect to such securities originated by the Administrative Agent without further consent of such Pledgor, such authenticated record to be substantially in the form of Exhibit 4(b); provided that, if reasonably requested by the Administrative Agent, such Pledgor shall cause the Issuer of such Pledged Collateral to cause such Pledged Collateral to become certificated and in the event such Pledged Collateral becomes certificated, to deliver such Pledged Collateral to the Administrative Agent in accordance with the provisions of Section 4(a) above.
     (c) Filing of Financing Statements, Notices, Etc. Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents) and do all such other things, in each case, as the Administrative Agent may reasonably deem necessary and may reasonably request (i) to assure to the Administrative Agent its security interests hereunder, including such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (ii) to consummate the transactions contemplated hereby, and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Furthermore, each Pledgor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Pledgor’s

5

attorney in fact with full power and for the limited purpose to sign in the name of such Pledgor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests in the Pledged Collateral granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Obligations have been paid in full (subject to Section 2(b) and other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank, as the case may be, that amounts are due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as the case may be), the Commitments have expired or been terminated, and no Letters of Credit remain outstanding (other than Extended Letters of Credit and any other Letters of Credit the Outstanding Amount of which has been Cash Collateralized or back-stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer). Each Pledgor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Pledgor wherever the Administrative Agent may in its sole discretion desire to file the same. After the Closing Date, upon the reasonable request of the Administrative Agent and at the sole expense of the Pledgors, each Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.
     (d) Books and Records. Mark its books and records (and shall cause the Issuer of the Pledged Equity of such Pledgor to mark its books and records, except in the case of a First-Tier Foreign Subsidiary to the extent any such recordation would subject the Pledgor or Issuer to any undue burden or expense, after notice to and agreement by the Administrative Agent) to reflect the security interest granted pursuant to this Agreement.
     (e) Amendments. Not make or consent to any amendment, termination or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.
     (f) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.
     (g) Issuance or Acquisition of Equity Interests. Not, without prior notice to the Administrative Agent and executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

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     5. Authorization to File Financing Statements. Each Pledgor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.
     6. Advances. Upon the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable Law, the Administrative Agent may, at its sole option and in its sole discretion, take such actions as it reasonably deems necessary for the protection of the security interest in the Pledged Collateral granted hereby, or which may be compelled to make by operation of Law, and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent reasonably may make therefor. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No performance of any covenant or agreement by the Administrative Agent on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any Default or Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent the Administrative Agent has knowledge that such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
     7. Remedies.
     (a) General Remedies
     (i) Upon the occurrence and during the continuance of an Event of Default, and to the extent not prohibited by applicable Law, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by applicable Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Pledged Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Pledged Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, and without demand advertisement, notice, hearing or process of law, all of which each of the Pledgor hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Pledged Collateral held by or for it at public or private sale (which in the case of a private sale, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale. Neither the

7

Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Pledged Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Pledgor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent shall not be obligated to make any sale or other disposition of the Pledged Collateral regardless of notice having been given. To the extent not prohibited by applicable Law, any Secured Party may be a purchaser at any such sale. To the extent not prohibited by applicable Law, each of the Pledgors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Pledged Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.
     (ii) Each Pledgor (A) hereby authorizes and instructs, without any other or further instructions from such Pledgor, each Issuer of any Pledged Equity to comply with all written instructions received by it from the Administrative Agent stating that an Event of Default has occurred and is continuing to the extent such instructions are otherwise in accordance with the terms of this Agreement and (B) agrees that such Issuer shall be fully protected in so complying during the period from such Issuer’s receipt of such notice to such Issuer’s subsequent receipt of notice that such Event of Default is no longer continuing.
     (iii) So long as no Event of Default shall exist, each Pledgor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Pledgor or any part thereof for any purpose not inconsistent with the terms of the Loan Documents and (B) receive and retain any and all dividends, principal or interest paid in respect of the Pledged Equity to the extent such amounts paid are permitted under the Credit Agreement; provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash, and instruments and other property received, receivable or otherwise distributed, in respect of or in exchange for any Pledged Equity shall be (x) Pledged Equity, (y) promptly delivered (with any necessary endorsement) to the Administrative Agent as Pledged Collateral, and (z) if received by such Pledgor, deemed received in trust for the benefit of the Administrative Agent and be forthwith delivered to the Administrative Agent within a reasonable period as Pledged Equity in the same form as so received (with any necessary endorsement).
     (iv) Upon the occurrence and during the continuance of an Event of Default:
     (A) All rights of a Pledgor to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise pursuant to clause (iii)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights.

8

     (B) All rights of a Pledgor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (iii)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends, principal and interest payments.
     (C) All dividends, principal and interest payments which are received by a Pledgor contrary to the provisions of clause (iii)(B) above shall be (1) received in trust for the benefit of the Administrative Agent, (2) segregated from other property or funds of such Pledgor and (3) forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligations.
     (D) The Administrative Agent shall have the right (but not the obligation) to be substituted for a Pledgor as a shareholder, member, manager or partner, as applicable, under the applicable limited liability agreement, operating agreement, membership agreement, partnership agreement or other similar agreement with respect to such Pledgor, and the Administrative Agent shall have all rights, powers and benefits of such Pledgor as a shareholder, member, manager or partner, as applicable, under such applicable agreement with respect to such Pledgor. For avoidance of doubt, such rights, powers and benefits of a substituted holder shall include all voting and other rights and not merely the rights of an economic interest holder.
     (b) Restricted Securities Collateral.
     (i) Each Pledgor acknowledges and agrees that any offer to sell any Pledged Equity which has been (A) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (B) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Administrative Agent may, in such event, bid for the purchase of such securities.
     (ii) Notwithstanding the foregoing, each Pledgor acknowledges and agrees that the Administrative Agent may be unable to effect a public sale of any or all certain of the Pledged Collateral unless and until such Pledged Collateral has been registered under the provisions of the Securities Act (any such Pledged Collateral, the “Restricted Securities Collateral”), by reason of certain prohibitions contained in the Securities Act and applicable state securities Laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. To the extent not prohibited by applicable Law, the Administrative Agent shall be under no obligation to delay a sale of any of the Restricted Securities Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

9

     (iii) Each Pledgor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other applicable Laws.
     (c) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or any Secured Party to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Obligations, or as provided by Law, or any delay by the Administrative Agent or any Secured Party in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein. To the extent permitted by applicable Law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Secured Parties may have.
     (d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Pledged Collateral in satisfaction of the Obligations (subject to Section 2(b)). Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Obligations for any reason.
     (e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel as provided in the Loan Documents. Any surplus remaining after the full payment and satisfaction of the Obligations (subject to Section 2(b)) shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
     8. The Administrative Agent.
     (a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:
     (i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;
     (ii) to commence and prosecute any actions at any court for the purposes of collecting any Pledged Collateral and enforcing any other right in respect thereof;
     (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

10

     (iv) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;
     (v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Pledged Collateral, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;
     (vi) to receive, open and dispose of mail addressed to a Pledgor and sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;
     (vii) to the fullest extent permitted by applicable Law, to institute any foreclosure proceedings that the Administrative Agent may reasonably deem appropriate;
     (viii) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;
     (ix) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7;
     (x) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;
     (xi) to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;
     (xii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral; and
     (xiii) do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral.
This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Obligations have been paid in full (subject to Section 2(b) and other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank, as the case may be, that amounts are due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as the case may be), the Commitments have expired or been terminated, and no Letters of Credit remain outstanding (other than Extended Letters of Credit and any other

11

Letters of Credit the Outstanding Amount of which has been Cash Collateralized or back stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer). The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral on behalf of the Secured Parties.
     (b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Obligations or any portion thereof to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.
     (c) The Administrative Agent’s Duty of Care. The sole duty of Administrative Agent with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the interests of the Administrative Agent and the other Secured Parties in the Pledged Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment with respect thereto. In the event of a public or private sale of Pledged Collateral pursuant to Section 7, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters.
     9. Pledgors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Pledgor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent nor any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any other Secured Party shall have any liability in contract or tort for any Pledgor’s acts or omissions.
     10. Releases of Pledged Collateral.

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     (i) If (x) any Pledged Collateral shall be sold or is to be sold as part of or in connection with any Disposition permitted under the Credit Agreement or under any other Loan Document or (y) the release of any Pledged Collateral shall approved, authorized or ratified in writing in accordance with Section 11.01 of the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Pledgor, shall release the Liens created hereby or by any other Security Instrument on such Pledged Collateral in accordance with Section 9.10 of the Credit Agreement.
     (ii) After the occurrence and during the continuance of Collateral Release Event and in accordance with Section 11.20(a) of the Credit Agreement, the Administrative Agent, at the expense of the Company, shall promptly execute and deliver to the Company all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Security Instrument on the applicable Pledged Collateral.
     (iii) The Administrative Agent may release any of the Pledged Collateral from this Agreement in accordance with Section 9.10 of the Credit Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Collateral not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted.
     11. Reinstatement of Pledged Collateral Notwithstanding Section 10(ii) above, if a Collateral Reinstatement Event shall have occurred and in accordance with Section 11.20(b) of the Credit Agreement, all Pledged Collateral and Security Instruments (including this Agreement) shall, at the Company’s sole cost and expense, be reinstated and all actions reasonably necessary, or reasonably requested by the Administrative Agent, to provide to the Administrative Agent for the benefit of the Secured Parties valid, perfected, first priority security interests (subject to Liens permitted under Section 7.01 of the Credit Agreement) in the Pledged Collateral shall be taken within 30 days of such event, which 30 day period may be extended by the Administrative Agent in its sole discretion.
     12. Application of Proceeds. Upon the acceleration of the Obligations pursuant to Section 8.02 of the Credit Agreement, any payments in respect of the Obligations and any proceeds of the Pledged Collateral, when received by the Administrative Agent or any Secured Party in money, will be applied in the manner and in the order set forth in Section 8.03 of the Credit Agreement.
     13. Continuing Agreement.
     (a) This Agreement shall remain in full force and effect until the payment in full of all Obligations (subject to Section 2(b) and other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank, as the case may be, that amounts are due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as the case may be), the Commitments have expired or been terminated, and no Letters of Credit remain outstanding (other than Extended Letters of Credit and any other Letters of Credit the Outstanding Amount of which has been Cash Collateralized or back stopped by a letter of credit or other credit support in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer), at which time this Agreement shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder and shall execute and deliver, or authorize the Pledgors to

13

prepare and file, all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination.
     (b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.
     14. Amendments; Waivers; Consents. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, nor any consent be given, except in accordance with Section 11.01 of the Credit Agreement; provided that any update or revision to any schedules hereto delivered by any Pledgor shall not constitute an amendment for purposes of this Section or Section 11.01 of the Credit Agreement.
     15. Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 11.02 of the Credit Agreement; provided that notices and communications to any Pledgor other than the Company shall be directed to such Pledgor, at the address of the Company set forth in Section 11.02 of the Credit Agreement.
     16. Expenses; Indemnification and Survival. The Pledgors shall, jointly and severally, (a) pay all reasonable out-of-pocket expenses actually incurred by the Administrative Agent and each other Secured Party and (b) indemnify each Indemnitee (which for purposes of this Agreement shall include, without limitation, all Secured Parties), in each case, to the extent any Borrower would be required to do so pursuant to Section 11.04 of the Credit Agreement. The obligations of the Pledgors under this paragraph shall survive the payment in full of the Obligations and termination of this Agreement in accordance with its terms.
     17. Right of Setoff; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL; Judgment Currency. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Sections 11.08, 11.14, 11.15 and 11.19 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” (whether express or by reference to the Borrower as a “party” thereto) therein being a reference to the Pledgors, and the parties hereto agree to such terms.
     18. Counterparts; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
     19. Additional Pledgors. At any time after the date of this Agreement, one or more additional Persons may become a party hereto by executing and delivering to the Administrative Agent a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent, pursuant to Section 6.14 of the Credit Agreement. Immediately upon such execution and delivery of such joinder agreement and without any further action, each such additional Person will become a party to this

14

Agreement as a “Pledgor” and have all of the rights and obligations of a Pledgor hereunder and this Agreement shall be deemed amended by such joinder agreement.
     20. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     21. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are provided for convenience only, and neither limit nor amplify the provisions of this Agreement.
     22. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.
     23. USA PATRIOT Act. Each Secured Party that is subject to the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Administrative Agent (for itself and not on behalf of any Secured Party) hereby notifies the Pledgors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Pledgor, which information includes the name and address of each Pledgor and other information that will allow such Secured Party or the Administrative Agent, as applicable, to identify each Pledgor in accordance with the Act. Each Pledgor shall, promptly following a request by the Administrative Agent or any Secured Party, provide all documentation and other information that the Administrative Agent or such Secured Party requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
     24. Successors and Assigns. The provisions of this Agreement shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their respective successors and permitted assigns; except that no Pledgor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the other Secured Parties (in accordance with the Credit Agreement).
     25. Conflict with Foreign Pledge Agreements. Notwithstanding anything herein to the contrary, in the event of any conflict between the terms of this Agreement and a Foreign Pledge with respect to the Pledged Equity pledged under such Foreign Pledge, the terms of the Foreign Pledge shall govern.
     26. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature Pages Follow]

15

     Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:	MOHAWK INDUSTRIES, INC.,
By:
Name:
Title:

MOHAWK CARPET, LLC,
By:
Name:
Title:

MOHAWK INTERNATIONAL HOLDINGS (DE) CORP.,
By:
Name:
Title:

UNILIN FLOORING NC, LLC,
By:
Name:
Title:

DAL-TILE INTERNATIONAL, INC.,
By:
Name:
Title:

DAL-TILE GROUP, INC.,
By:
Name:
Title:

Mohawk Industries, Inc.
Pledge Agreement
Signature Page

DAL-TILE CORPORATION,
By:
Name:
Title:

DAL-TILE DISTRIBUTION, INC.,
By:
Name:
Title:

DAL-TILE SERVICES, INC.,
By:
Name:
Title:

DAL-TILE I, LLC,
By:
Name:
Title:

DAL-TILE SHARED SERVICES, INC.,
By:
Name:
Title:

DAL-ELIT, LLC,
By:
Name:
Title:

Mohawk Industries, Inc.
Pledge Agreement
Signature Page

MOHAWK ESV, INC.,
By:
Name:
Title:

MOHAWK COMMERCIAL, INC.,
By:
Name:
Title:

ALADDIN MANUFACTURING CORPORATION,
By:
Name:
Title:

WAYN-TEX LLC,
By:
Name:
Title:

MOHAWK CARPET DISTRIBUTION, INC.,
By:
Name:
Title:

MOHAWK CARPET TRANSPORTATION OF GEORGIA, LLC,
By:
Name:
Title:

Mohawk Industries, Inc.
Pledge Agreement
Signature Page

MOHAWK RESOURCES, LLC,
By:
Name:
Title:

MOHAWK SERVICING, LLC,
By:
Name:
Title:

MOHAWK FACTORING, INC.,
By:
Name:
Title:

Mohawk Industries, Inc.
Pledge Agreement
Signature Pages

Acknowledged and accepted: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Mohawk Industries, Inc.
Pledge Agreement
Signature Page

SCHEDULE 1(b)
EQUITY INTERESTS

					Percentage of
	Subsidiary	Total Number	Number of Shares		Percentage
	owned by	of Shares	Owned by	Percentage	Ownership
Pledgor	Pledgor	Outstanding	Pledgor	Ownership	Being Pledged
Mohawk Industries, Inc.	Mohawk Carpet, LLC	N/A	N/A	100%	100%

Mohawk Industries, Inc.	Mohawk International Holdings (DE) Corporation	100	100	100%	100%

Mohawk Industries, Inc.	Unilin Flooring NC, LLC	N/A	N/A	100%	100%

Mohawk Industries, Inc.	Dal-Tile International Inc.	1,000	1,000	100%	100%

Mohawk Carpet, LLC	Mohawk Servicing, LLC	N/A	N/A	100%	100%

Mohawk Carpet, LLC	Mohawk Canada Corporation	10	10	100%	65%

Mohawk Carpet, LLC	Mohawk Resources, LLC	N/A	N/A	100%	100%

Mohawk Carpet, LLC	Aladdin Manufacturing Corporation	100	100	100%	100%

Mohawk Carpet, LLC	Lees Mohawk (UK) Limited	878,489	878,489	100%	65%

Mohawk Carpet, LLC	Mohawk Commercial, Inc.	1,000	1,000	100%	100%

Mohawk Carpet, LLC	Mohawk ESV, Inc.	100	100	100%	100%

Mohawk Carpet, LLC	World International, Inc.	261	261	100%	65%

Mohawk Carpet, LLC	Mohawk Factoring, Inc.	1,000	1,000	79.3%	100%

Mohawk International Holdings (DE) Corporation	Syarikat Malaysia Wood Industries SDN. BHD.	400,000	400,000	100%	65%

Mohawk International Holdings (DE) Corporation	Mohawk Global Investments S.à r.l.	N/A	N/A	100%	65%

					Percentage of
	Subsidiary	Total Number	Number of Shares		Percentage
	owned by	of Shares	Owned by	Percentage	Ownership
Pledgor	Pledgor	Outstanding	Pledgor	Ownership	Being Pledged
Dal-Tile International Inc.	Dal-Tile Group Inc.	1,000	1,000	100%	100%

Dal-Tile Group Inc.	Dal-Tile Corporation	1,000	1,000	100%	100%

Dal-Tile Corporation	Dal-Tile Distribution, Inc.	100	100	100%	100%

Dal-Tile Corporation	Dal-Tile Services, Inc.	100	100	100%	100%

Dal-Tile Corporation	Dal-Tile Puerto Rico, Inc.	N/A1	N/A2	100%	65%

Dal-Tile Distribution, Inc.	Dal-Tile Shared Services, Inc.	100	100	100%	100%

Dal-Tile Distribution, Inc.	Dal-Tile I, L.L.C.	N/A	N/A	100%	100%

Dal-Tile Shared Services, Inc.	Dal-Elit, LLC	N/A	N/A	100%	100%

Dal-Tile I, L.L.C.	Dal-Italia LLC	N/A	N/A	83.5%	100%

Aladdin Manufacturing Corporation	Horizon Europe, Inc.	500	500	100%	100%

Aladdin Manufacturing Corporation	Mohawk Carpet Distribution, Inc.	100	100	100%	100%

Aladdin Manufacturing Corporation	Wayn-Tex LLC	N/A	N/A	100%	100%

Mohawk Carpet Distribution, Inc.	Mohawk Carpet Transportation of Georgia, LLC	N/A	N/A	100%	100%

[1]	To be addressed post-closing.

[2]	To be addressed post-closing.

SCHEDULE 3(d)
PLEDGED EQUITY

		Number
		of Shares
Pledgor	Issuer	Pledged	Certificate Number
Mohawk Industries, Inc.	Mohawk International Holdings (DE) Corporation	100	1

Dal-Tile International Inc.	Dal-Tile Group Inc.	1,000	3

Dal-Tile Group Inc.	Dal-Tile Corporation	1,000	2

Mohawk Carpet, LLC	Aladdin Manufacturing Corporation	100	2

Aladdin Manufacturing Corporation	Mohawk Carpet Distribution, Inc.	100	1

Mohawk Carpet, LLC	Mohawk Factoring, Inc.	1,000	1

Aladdin Manufacturing Corporation	Horizon Europe, Inc.	500	1

Mohawk Carpet, LLC	Mohawk Commercial, Inc.	1,000	1

Mohawk Carpet, LLC	Mohawk ESV, Inc.	100	1

Mohawk Industries, Inc.	Dal-Tile International Inc.	1,000	1

Dal-Tile Corporation	Dal-Tile Distribution, Inc.	100	1

Dal-Tile Corporation	Dal-Tile Services, Inc.	100	1

Dal-Tile Distribution, Inc.	Dal-Tile Shared Services, Inc.	100	1

Dal-Tile Corporation	Dal-Tile Puerto Rico, Inc.	N/A	N/A3

Mohawk Carpet, LLC	Mohawk Canada Corporation	N/A	N/A4

Mohawk Carpet, LLC	Lees Mohawk (UK) Limited	N/A	N/A5

Mohawk Carpet, LLC	World International, Inc.	N/A	N/A6

Mohawk International Holdings (DE) Corporation	Syarikat Malaysia Wood Industries SDN. BHD.	N/A	N/A7

[3]	Note: To be issued and delivered post-closing.

[4]	Note: To be reissued and delivered post-closing.

[5]	Note: To be reissued and delivered post-closing.

[6]	Note: To be reissued and delivered post-closing.

[7]	Note: To be reissued and delivered post-closing.

SCHEDULE 3(f)
MERGERS, CONSOLIDATIONS, CHANGE
IN STRUCTURE OR USE OF TRADENAMES

PLEDGOR	DATE OF CHANGE	PRIOR NAME
MOHAWK CARPET DISTRIBUTION, INC.	12/31/08	Mohawk Mills, Inc.

DAL-TILE DISTRIBUTION, INC.	12/31/08	Dal-Tile SSC East, Inc.

MOHAWK CARPET, LLC	12/31/08	Mohawk Carpet Corporation

PLEDGOR	DATE OF CHANGE	MERGER/ ACQUISITION
ALADDIN MANUFACTURING CORPORATION	12/31/08	Aladdin Texas, LLC

MOHAWK CARPET DISTRIBUTION, INC.	12/31/08 12/31/08 12/31/08	Aladdin of Texas Holding, LLC; Mohawk Brands, Inc.; Mohawk Carpet Distribution, L.P.

DAL-TILE SHARED SERVICES, INC.	12/31/08	These entities merged into Dal-Tile Shared Services, Inc.: DTG Tile, LLC and DTL Tile, LLC

DAL-TILE DISTRIBUTION, INC.	12/31/08	Dal-Tile SSC, West, Inc

EXHIBIT 4(a)
[FORM OF]
IRREVOCABLE STOCK POWER8
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

the following Equity Interests of _____________________, a ____________ [corporation]:

Number of Shares	Certificate Number

and irrevocably appoints ________________________ its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

[INSERT NAME OF PLEDGOR PLEDGING CERTIFICATE]
By:
Name:
Title:

[8]	Identify transferee, number of shares and certificate number. Appointment of agent to remain blank.

EXHIBIT 4(b)
[FORM OF]
ISSUER’S ACKNOWLEDGMENT
     The undersigned hereby (a) acknowledges receipt of the Pledge Agreement (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement), dated as of July 8, 2011 made by and among Mohawk Industries, Inc., a Delaware corporation (the “Company”), the Domestic Subsidiaries of the Company party thereto from time to time (collectively with the Company, the “Pledgors”) and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties, (b) agrees promptly to note on its books the security interests granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement, (c) agrees that it will comply with instructions of the Administrative Agent with respect to the applicable Pledged Collateral without further consent by the applicable Pledgor and notwithstanding contrary instructions given by such Pledgor, (d) agrees to notify the Administrative Agent upon obtaining knowledge of any interest in favor of any Person in the applicable Pledged Collateral that is adverse to the interest of the Administrative Agent therein, (e) agrees, following its receipt of a notice from the Administrative Agent stating that the Administrative Agent is exercising exclusive control of the Pledged Collateral, not to comply with any instructions or orders regarding any or all of the Pledged Collateral originated by any Person or entity other than the Administrative Agent (and its successors and assigns) or a court of competent jurisdiction and (f) waives any right or requirement at any time hereafter to receive a copy of the Pledge Agreement in connection with the registration of any Pledged Collateral thereunder in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.

[INSERT NAME OF ISSUER]
By:
Name:
Title:

EXHIBIT H-1
FORM OF DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT
Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:
     This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;”), among MOHAWK INDUSTRIES, INC., a Delaware corporation (the “Company”), MOHAWK UNILIN INTERNATIONAL B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat (statutaire zetel) in Oisterwijk, the Netherlands and its office at Beneluxstraat 1 (5061 KD) Oisterwijk, the Netherlands, registered with the Dutch Trade Register of the Chambers of Commerce under number 17229715, MOHAWK FOREIGN HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, MOHAWK INTERNATIONAL HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, UNILIN B.V.B.A., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of Belgium, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
     Each of ______________________ (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.
     The documents required to be delivered to the Administrative Agent under Section 2.14 of the Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Agreement.
     The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

     The proposed Foreign Borrower Sublimit for the Designated Borrower is _________.
     The parties hereto hereby confirm that with effect from the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Agreement as a Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Agreement.
     The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.14 of the Agreement.
     This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Agreement.
     THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]
By:
Title:

MOHAWK INDUSTRIES, INC.
By:
Title:

EXHIBIT H-2
FORM OF DESIGNATED BORROWER NOTICE
Date: ___________, _____

To:	Mohawk Industries, Inc.

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:
     This Designated Borrower Notice is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of July 8, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;”), among MOHAWK INDUSTRIES, INC., a Delaware corporation (the “Company”), MOHAWK UNILIN INTERNATIONAL B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its official seat (statutaire zetel) in Oisterwijk, the Netherlands and its office at Beneluxstraat 1 (5061 KD) Oisterwijk, the Netherlands, registered with the Dutch Trade Register of the Chambers of Commerce under number 17229715, MOHAWK FOREIGN HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, MOHAWK INTERNATIONAL HOLDINGS, S.À R.L., a company organized and existing under the laws of Luxembourg as a société a responsibilité limitée, UNILIN B.V.B.A., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of Belgium, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
     The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof _________________________ shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Agreement.
     The Foreign Borrower Sublimit for the Designated Borrower shall be _________.

BANK OF AMERICA, N.A., as Administrative Agent
By:
Title: